As filed with the Securities and Exchange Commission on January 22, 2008	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADVANCE NANOTECH, INC.
(Name of small business issuer in its charter)

Delaware	8731	20-1614256
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue, 29th Floor
New York, New York 10022
(212) 583-0080
(Address and telephone number of principal executive offices and principal place of business)

Magnus Gittins
Chairman of the Board
600 Lexington Avenue, 29th Floor
New York, New York 10022
(212) 583-0080
(Name, address and telephone number of agent for service)

Copy to:
Richard Kronthal
Andrews Kurth LLP
450 Lexington Avenue
New York, New York 10017
(212) 850-2800

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.001 per share, upon conversion of notes	15,812,000	(2)	$0.23	(3)	$3,636,760	(3)	$143
Common Stock, par value $.001 per share, upon exercise of warrants	7,906,000	(2)	$0.23	(3)	$1,818,380	(3)	$71
Total	23,718,000	(2)			$5,455,140	(3)	$214

(1)
The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible notes and exercise of the warrants.

(2)
In addition to the shares of common stock set forth in the table above, pursuant to Rule 416 under the Securities Act of 1933, we are registering an indeterminate number of shares of common stock issuable in connection with the shares of common stock set forth on the table above in the event of a stock split, stock dividend, recapitalization or similar event.

(3)
Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the bid and asked prices for our common stock on the over-the-counter market on January 17, 2008, pursuant to Rule 457(c) of the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated January 22, 2008

Prospectus

ADVANCE NANOTECH, INC.
600 Lexington Avenue, 29th Floor
New York, New York 10022
(212) 583-0080

23,718,000 Shares of Common Stock

This prospectus relates to the resale of up to 23,718,000 shares of common stock, $.001 par value, of Advance Nanotech, Inc. by the persons identified in this prospectus who are, or will become, our stockholders and the persons to whom such selling stockholders may transfer their shares. The shares of common stock include:

•	up to 15,812,000 shares of our common stock issuable upon the conversion of our convertible notes; and

•	up to 7,906,000 shares of our common stock issuable upon the exercise of common stock purchase warrants.

The selling stockholders may offer to sell the shares of common stock from time to time directly or through one or more broker-dealers, in one or more transactions through the OTC Bulletin Board system or otherwise over-the-counter, in negotiated transactions or otherwise, or through a combination of such methods, at fixed prices, which may be changed, at market prices or at negotiated prices. We are not selling any shares of common stock in this offering, and we will not receive any of the proceeds from the sale of any shares by the selling stockholders. However, we may receive up to $2,371,800 from the exercise of the common stock purchase warrants for up to 7,906,000 shares if all such warrants are exercised in full. All expenses of registration of the shares which may be offered hereby under the Securities Act of 1933 will be paid by us (other than selling commissions and fees and expenses of advisers to the selling stockholders).

Our common stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol “AVNA.” The last quoted sales price of our common stock on January 22, 2008 was $0.22.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is         , 2008

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in this prospectus. You must not rely upon any information or representation not contained in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is correct on any date after its date, although this prospectus is delivered or securities are sold on a later date.

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PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus. This summary may not contain all of the information you should consider before investing in our securities. You should read this entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors” beginning on page 6.

Unless otherwise noted, the terms “Advance Nanotech,” the “Company,” “we,” “us,” and “our,” refer to the ongoing business operations of Advance Nanotech, Inc. and its subsidiaries, whether conducted through Advance Nanotech or a subsidiary of the company.

The Company

We are a development stage company seeking to commercialize novel chemical sensor products based on our proprietary and innovative gas sensing technology, called Owlstone, which offers an attractive combination of small size, high sensitivity, low power consumption, reprogrammability, high chemical selectivity and low cost. We operate in a $5.4 billion market in the United States alone, and we have initially targeted the industrial and homeland defense markets. In later stages, we plan to commercialize sensing products for the consumer, environmental monitoring and medical diagnostics markets. We are poised to benefit from powerful trends driving the demand for improved technologies within the chemical sensing arena, including substantial government and private sector investment in homeland security, regulatory emphasis on safety, and increasingly stringent environmental regulations.

The market for chemical sensing faces unique challenges in detecting hazardous substances in various forms and in a myriad of operating environments. In homeland defense, chemical sensors are used to detect chemical warfare agents and explosives to protect military personnel, government buildings and civilians. In industrial applications, chemical sensors monitor air quality for health and safety purposes and also provide vital information during manufacturing processes. The existing technologies for chemical sensors in these industries are outdated and are typically limited by physical size, sensitivity and/or reliability. We believe that these factors have led to unacceptable sample collections, uninspired deployment scenarios, high false positive rates and, subsequently, a call to action by the U.S. Department of Defense for better solutions.

Our chemical sensing technology was specifically designed to meet the specifications set forth by the U.S. Department of Defense. The key element of the Owlstone sensor is a silicon chip that provides a chemical-sensing mechanism using Field Asymmetric Ion Mobility Spectrometry, or FAIMS, a variant of conventional Ion Mobility Spectrometry, or IMS. Our technology enables unprecedented miniaturization of sensors with superior analytical capability at a compelling cost advantage, the ability to be programmed and reprogrammed to detect a wide range of substances, and high selectivity and sensitivity.

Recent Developments

Financing

On December 19 and 21, 2007, we entered into subscription agreements with selected institutional and accredited investors regarding the private placement of up to a maximum of $8,800,000 principal amount of 8% senior secured convertible notes. Each investor who subscribed to the notes received 50% warrant coverage at $0.30 per share as common stock warrants. The notes mature on the date that is three years from the date of issuance and are convertible into shares of our common stock at a price of $0.25 per share. The notes constitute our senior indebtedness and provide that we can not incur other indebtedness (excluding an additional $3,000,000 in debt, certain credit facility lines and trade payables incurred in the ordinary course of business) without the consent of the noteholders. The notes are secured by all of our intellectual property, books and records and proceeds of the sale of our intellectual property, as well as all of the equity interests in our subsidiaries. The warrants are exercisable into shares of our common stock for a period of five years from the date they are issued at a price of $0.30 per share.

In connection with the private placement, we received gross proceeds of an aggregate of $6,700,000. However, because we did not have a sufficient number of authorized shares of our common stock to allow for conversion of the notes and exercise of the warrants, representing the total amount of proceeds received, we issued notes and warrants for only that portion of the total proceeds that was allowed given our current capital structure. As a result, we issued notes with a principal face amount of $3,953,000 and warrants convertible into 7,906,000 shares of our common stock. The remainder of the proceeds received during the private placement is held in escrow pursuant to the terms of an escrow agreement, pending amendment of our certificate of incorporation to increase the number of our authorized shares of common stock from 75,000,000 to 200,000,000. We are required under the terms of the subscription agreements to increase our authorized shares of common stock by February 15, 2008. If the charter amendment is approved by our stockholders, we are required to issue to the investors notes and warrants representing the amount of proceeds being held in escrow. If the charter amendment is not approved by February 15, 2008, we will be required to return to the investors the proceeds that are currently held in escrow.

Exchange Offer

On December 19, 2007, we entered into an exchange agreement with our majority-owned subsidiary Owlstone Nanotech, Inc., or Owlstone, and certain stockholders of Owlstone (consisting of all of the founders and executive officers of Owlstone) to increase our ownership interest in Owlstone by issuing newly issued shares of our common stock to the Owlstone founders and executive officers in exchange for Owlstone common shares at an exchange rate of 3.33 shares of our common stock for each share of Owlstone common stock. The Owlstone founders and executive officers currently own an aggregate of 4,211,303 shares of Owlstone common stock, consisting of 22.26% of the total number of shares of common stock of Owlstone outstanding.

The exchange agreement also contemplates that we will, following consummation of the exchange with the Owlstone founders and executive officers, offer to acquire from the minority stockholders the remaining shares of Owlstone common stock then outstanding, which represent approximately 26.21% of the currently outstanding Owlstone shares, on terms and conditions identical to those offered to the Owlstone founders and executive officers. In addition, the exchange agreement contemplates the issuance to the minority stockholders of one warrant to purchase 0.33 shares of our common stock at a purchase price of $0.30 per share.

Disposition

On December 18, 2007, one of our majority-owned subsidiaries entered into an agreement with Bilcare Singapore Pte Limited pursuant to which such subsidiary agreed to sell its 8.8% share in Singapore-based Singular ID Pte Ltd., a maker of the Enxure integrated high-technology enterprise brand security system. The transaction was consummated on December 28, 2007, and we received $1.19 million in cash for our equity interest, which represents a gain of 507% on our original investment.

Business Address

The address of our principal executive office is 600 Lexington Avenue, 29th Floor, New York, New York 10022, (212) 583-0080.

The Offering

Common stock offered by selling stockholders
This prospectus relates to the resale by certain selling stockholders of Advance Nanotech of up to 23,718,000 shares of our common stock in connection with the resale of:

•  up to 15,812,000 shares of our common stock issuable upon the conversion of the convertible notes in the aggregate principal amount of $3,953,000 at a conversion price of $0.25 per share; and

•  up to 7,906,000 shares of our common stock issuable upon the exercise of warrants at an exercise price of $0.30 per share.

Common stock outstanding before the offering	36,595,686 shares
Common stock to be outstanding after the offering
Up to 60,313,686 shares. The common stock to be outstanding after the offering is based on 36,595,686 shares of common stock outstanding as of January 4, 2008 plus the estimated shares issuable upon the conversion of our convertible notes and the exercise of warrants held by the selling stockholders. Thus, the number of shares stated to be outstanding after the offering assumes that all convertible notes issued in the December 2007 private placement are converted and that all warrants issued in the December 2007 private placement are exercised.

Use of proceeds
We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we will receive the exercise price of any common stock that we issue to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Over-the-Counter Bulletin Board Symbol	AVNA

Unless otherwise indicated or the context otherwise requires, the number of shares of common stock shown to be outstanding after this offering and other share-related information in this prospectus does not include:

•
up to 6,918,173 shares of our common stock issuable as of September 30, 2007 upon the exercise of outstanding warrants not issued in connection with the December 2007 private placement, which had an average exercise price of $1.89 per share;

•	up to 1,089,527 shares of our common stock issuable as of September 30, 2007 upon exercise of outstanding stock options, which had an average exercise price of $2.78 per share;

•	up to 14,023,639 shares of our common stock and 10,000,000 shares of our restricted common stock issuable to the Owlstone founders and executive officers consummation of the Owlstone exchange offer;

•
up to 11,000,000 shares of our common stock issuable upon the exercise of stock options for shares of our common stock anticipated to be granted, upon consummation of the Owlstone exchange offer, to current holders of Owlstone stock options in exchange for their outstanding stock options exercisable for shares of Owlstone common stock;

•
up to 8,834,701 shares of our common stock anticipated to be issued to the remaining minority stockholders of Owlstone after consummation of the Owlstone exchange offer in exchange for their outstanding shares of Owlstone common stock;

•
up to 7,677,059 shares of our common stock issuable upon conversion of convertible promissory notes, at a conversion price of $1.00 per share, in the aggregate principal amount of $2,305,423 outstanding and held by noteholders of Owlstone;

•
up to 2,915,451 shares of our common stock issuable upon exercise of warrants, at an exercise price of $0.30 per share, anticipated to be issued to the Owlstone noteholders after consummation of the Owlstone exchange offer;

•
up to 2,680,000 shares of our common stock issuable upon exercise of warrants, at an exercise price of $0.03 per share, anticipated to be issued to the placement agent in connection with the December 2007 private placement;

•	up to a number of shares equal to 10% of our issued and outstanding common stock on a fully-diluted basis under a new equity incentive plan anticipated to be adopted in the future.

Summary Historical Financial Information

	For the nine months ended September 30, 2007	For the year ended December 31, 2006
	(unaudited)
Statement of Operations Data:
Total net revenue	$369,376	$506,045
Cost of sales	126,652	151,451
Operating expenses	(8,474,729)	(19,461,850)
Other income	103,942	175,184
Net loss before minority interest	(8,128,063)	(18,932,072)
Minority interest	1,447,031	2,703,233
Net loss	(6,681,032)	(16,228,839)
Foreign currency translation adjustment loss	(2,041,483)	(282,926)
Comprehensive loss	$(8,722,515)	$(16,511,765)
Net loss per share – basic and diluted	$(0.23)	$(0.56)
Net loss per share after minority interest – basic and diluted	$(0.19)	$(0.48)
Comprehensive loss per share – basic and diluted	$(0.24)	$(0.49)
Weighted average shares outstanding	35,671,318	33,728,527

	September 30, 2007	December 31, 2006
Balance Sheet Data:
Cash and cash equivalents	$279,556	$361,845
Total assets	3,654,793	4,452,067
Total liabilities	9,304,337	4,776,896
Minority interests	8,331,773	6,496,093
Stockholders’ deficit	(13,981,317)	(6,820,922)

RISK FACTORS

We are a development stage company and we have limited historical operations. We urge you to consider our likelihood of success and prospects in light of the risks, expenses and difficulties frequently encountered by entities at similar stages of development.

The following is a summary of certain risks we face. They are not the only risks we face. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the other information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

CERTAIN RISK FACTORS RELATING TO OUR BUSINESS

We may need to raise additional capital in the near future, and, if we are unable to secure adequate funds on acceptable terms, we may be unable to support our business plan and be required to suspend operations.

We may need to raise additional capital in the near term, and may seek to do so by conducting one or more private placements of equity securities, selling additional securities in a registered public offering, or through a combination of one or more of such financing alternatives. There can be no assurance that any additional capital resources will be available to us as and when required, or on terms that will be acceptable to us. If we are unable to raise the capital required on a timely basis, we may not be able to fund our research projects and the development of the businesses of our subsidiaries. In such event, we may be required to suspend our plan of operations. Moreover, even if the necessary funding is available to us, the issuance of additional securities would dilute the equity interests of our existing stockholders, perhaps substantially.

We have not generated significant revenue in the past and have not been profitable historically.

Since inception, we have generated revenue of only $875,421 as of September 30, 2007. Given our strategy of developing unproven technologies in the chemical detection business, we do not expect to realize significant revenue from operations and achieve profitability before the end of 2008, at the earliest. Any delays beyond the expected development periods for our technologies would prolong, and could increase the level of, our operating losses and negative operating cash flow. Many factors (including factors beyond our control) could result in a disparity between liquidity sources and cash needs, including those discussed below.

We are a development stage company, and our success is subject to the substantial risks inherent in the establishment of a new business venture.

As a consequence of the change in control that we experienced on October 1, 2004, we changed management, and all efforts that were previously initiated by prior management were abandoned. At that time, our new management adopted a new plan of operations based on the strategy that was only formulated in 2004. In December 2007, we further refined our strategy to focus solely on chemical detection technologies. Implementation of this strategy is still in the development stage.

Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, many of which may be beyond our control, or which cannot be predicted at this time. We may encounter unforeseen difficulties or delays in the implementation of our plan of operations, which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our common stock.

We will need to achieve commercial acceptance of the chemical detection technologies that we develop to obtain revenue and achieve profitability.

Chemical detection technologies are evolving rapidly, product life cycles are short and technologies can become obsolete. Even if our research efforts are successful, during the period before which our technology becomes commercially viable, superior competitive technologies may be introduced or customer needs may change, diminishing or extinguishing the commercial uses for our technologies.

The governmental and private sector markets into which we sell our products and the types of products sold in these markets are emerging. Our ability to grow will depend in part on the rate at which markets for our products develop and on our ability to adapt to emerging demands in these markets. Our ability to compete will depend on our ability to design, develop, manufacture, assemble, test, market, sell and support new products and enhancements quickly and cost effectively. We may lose our competitive position if we fail to innovate and develop new products quickly. In addition, geopolitical developments, terrorist attacks and government mandates may cause sharp fluctuations in the demand for our products. If, for any of these or other reasons, any of our technologies fail to gain acceptance in the market, we will not recoup our development costs, and we will have to attempt to develop new technologies and products, which could have a material adverse effect on our business, cash flows and results of operations.

We may need approval from our customers, including governmental authorities in the U.S. and other countries, to successfully realize commercial value from our activities.

In order to test, manufacture and market products for commercial use, we may need to satisfy mandatory procedures and safety and effectiveness standards established by our customers, including various regulatory bodies. Any adverse event, either before or after approval, can result in product liability claims against us, which could significantly and adversely impact our business, results of operations and the value of our common stock.

A substantial portion of our revenues depends on sales to the U.S. government and could be affected by changes in federal funding levels.

Agencies and departments of the U.S. government account for substantially all of our revenues from research and development contracts and grants. We are counting on significant revenues from U.S. government contracts for the foreseeable future. U.S. government programs are limited by budgetary constraints and are subject to uncertain future funding levels that could result in the termination of programs. A decline in security-related government spending, or a shift away from chemical detection programs that we address, could hurt our sales, put pressure on our prices and reduce our revenues and margins.

The U.S. government may terminate or modify its contracts with us.

We must comply with and are affected by laws and regulations relating to the formation, administration and performance of U.S. government contracts, which affect how we do business as a contractor and which may impose additional expenses on our business.

There are inherent risks in contracting with the U.S. government. The U.S. government can typically terminate, reduce orders under or otherwise modify any of its contracts with us for its convenience (i.e., without cause) whether or not we have failed to perform under the terms of the applicable contract. In such case, the government would not be required to pay us for the lost profits for the unperformed work. A termination arising out of our default could expose us to liability and harm our ability to compete for future contracts and orders. In addition to unfavorable termination provisions, our U.S. government contracts and related regulations contain provisions that allow the U.S. government to unilaterally suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, reduce the value of existing contracts, issue modifications to a contract and control and potentially prohibit the export of our services and associated materials.

We have limited sales and marketing capabilities and ultimately may not be successful in selling or marketing any technologies that we develop.

The creation of infrastructure to commercialize products is a difficult, expensive and time-consuming process. We currently focus our business on identifying and funding chemical detection technologies, and we have limited sales and marketing capabilities. We need to develop a stronger sales and marketing force with technical expertise and distribution capability or rely upon third parties to produce, sell and market our technologies on our behalf. To the extent that we enter into co-promotion or other licensing arrangements, any revenues to be received by us will be dependent on the efforts of third parties if we do not undertake to develop our own sales and marketing capabilities. The efforts of third parties may not be successful. We may not be able to establish direct or indirect sales and distribution capabilities or be successful in gaining market acceptance for proprietary products or for other products. Our failure to establish marketing and distribution capabilities or to enter into marketing and distribution arrangements with third parties could have a material adverse effect on our revenue and cash flows.

The lengthy sales cycles of our products may cause our revenues to fluctuate substantially.

Customers evaluating our products must often make very difficult choices about product capabilities and costs. Many of our customers buy our products to implement or enhance large projects. Our larger customers take longer to evaluate our products and place new orders. For these and other reasons, our products have long sales cycles. Sales are often delayed or cancelled for reasons that we cannot control. Delays and cancellations could significantly affect revenues reported for any given financial quarter.

We are dependent on third-party suppliers for component parts used in the assembly of our products.

We are dependent on third parties to supply many materials used by the technicians in our facilities. Because we rely on outside parties to supply certain critical components used in assembling our products, our business and financial viability are dependent on the regulatory compliance and timely and effective performance of these third parties. We depend on the quality of the products supplied to us over which we have limited control. We are also dependent on the strength, validity and terms of our various contracts with third-party suppliers.

We are dependent on third parties for the manufacture of our products and, therefore, will have limited control of the manufacturing process and related costs.

Any technologies that we successfully develop will require third-party assistance in manufacturing them. If we are unable to collaborate with outside parties capable of performing manufacturing operations, at acceptable costs, our effort to commercialize a particular technology may not prove successful. The efforts of those third parties may not be successful. We may not be able to establish relationships with third-parties to manufacture our products or the cost thereof may result in our not generating a profit from the product. Any interruption or failure by these suppliers, distributors and collaboration partners to meet their obligations pursuant to various agreements with us could have a material adverse effect on our business, profitability and cash flows.

Failure to obtain and maintain approvals and permits from governmental and regulatory agencies, including with respect to use of radioactive materials, could have a material adverse effect on us.

In order for us to operate our chemical detection business, we need to register with, and obtain licenses from, the Nuclear Regulatory Commission in order to distribute and possess radioactive materials that we utilize in our products. We have no control over the outcome of the review and approval process. We do not know whether or when any such approvals, permits or licenses can be obtained, or whether or not any existing or potential interventions or other actions by third parties will interfere with our ability to obtain and maintain such permits, licenses or approvals. Failure to obtain and maintain any of these approvals, licenses and permits could have a material adverse effect on our business, results of operations, financial condition and prospects.

We face competitive business conditions that a small business issuer may struggle with to gain a competitive position in the industry.

We face intense and ever-changing competition from other established companies in the chemical detection industry. Many of these companies are competitors who possess significantly greater financial, managerial, engineering, manufacturing and marketing resources. For example, our competitors include very large and experienced enterprises, including BAE Systems, plc, Canberra Industries, Inc., DRS Technologies, Inc., FLIR Systems Inc., General Electric Company, Goodrich Corporation, Honeywell International, Inc., ICX Technologies, Inc., L-3 Communications Holdings, Inc., RAE Systems, Inc., SAIC, Inc., Smiths Industries, Ltd. and United Technologies Corporation. Our competitors may successfully develop technologies that outperform our technologies, respond better to customer requirements, cost less or otherwise gain greater market acceptance. Our larger competitors may be able to better manage large or complex contracts, maintain a broader geographic presence, compete more effectively on price, or provide a greater level of customer support. Any of these competitors may be able to respond more quickly to new technology, market developments or pursue new sales opportunities more effectively that we can

Given our small size, changing technology and our limited resources, the intensity of competition will likely continue for the foreseeable future. This may limit our ability to introduce and market our products, limit our ability to adequately price our planned products and services and, ultimately, limit our ability to generate sufficient sales revenues that would allow us to achieve profitability and positive cash flow.

Our success depends on the attraction and retention of senior management and technicians with relevant expertise.

Our future success will depend to a significant extent on the continued services of its key employees, particularly, Magnus R. E. Gittins, who conceived of our business and overall operating strategy, has been most instrumental in assisting us in raising capital and currently serves as our Chairman of the Board. We do not maintain key man life insurance for any executive officer. Our ability to execute our strategy also will depend on our ability to attract and retain qualified technicians and sales, marketing and additional managerial personnel. If we are unable to find, hire and retain qualified individuals, we could have difficulty implementing our business plan in a timely manner, or at all.

We are subject to the attendant risks of conducting business in foreign countries.

We conduct some business with companies located outside the U.S. As a result, we are subject to the attendant risks of conducting business in foreign countries, including:

•	difficulty in managing and evaluating technical progress of projects funded at research facilities of our strategic partners and/or collaborators internationally;

•	difficulty in identifying, engaging, managing and retaining qualified local employees;

•	difficulty in identifying and in establishing and maintaining relationships with strategic partners, research collaborators and suppliers of finished and unfinished goods and services;

•	the potential burden of complying with a variety of foreign laws, trade standards and regulatory requirements, including import and export control laws, tariffs and other barriers;

•	limited protection of our intellectual property and limited ability to enforce legal rights and remedies; and

•	general geopolitical risks, such as political and economic instability and changes in diplomatic and trade relations.

Our international operations expose us to risks associated with fluctuations in foreign currencies.

As part of our international operations, from time to time in the regular course of business, we convert dollars into foreign currencies and vice versa. The value of the dollar against other currencies is subject to market fluctuations, and the exchange rate may or may not be in our favor.

Our business has inherent operational risks that cannot be adequately covered by insurance or indemnity, and our products and technologies may not qualify for protection under the SAFETY Act.

We may face unanticipated risks of legal liability for damages caused by the actual or alleged failure of technologies that we supply. Our products may be deployed in response to an emergency or terrorist attack, which may increase our exposure to third-party claims. Many of our technologies are unproven. We may face liabilities related to these products. While we have attempted to secure appropriate insurance coverage at appropriate cost, it is impossible to insure against all risks that inhere in our industry or guarantee that insurers may pay a particular claim, or that we will be able to maintain coverage at reasonable rates in the future. Substantial claims resulting from an accident in excess or not otherwise covered by indemnity or insurance could harm our financial condition and operating results. Our insurance policies also contain deductibles, limitations and exclusions which increase our costs in the event of a claim.

Under the “SAFETY Act” provisions of The Homeland Security Act of 2002, the U.S. government provides liability limitations and the “government contractor” defense applies if the Department of Homeland Security “designates” or “certifies” technologies or products as “qualified anti-terrorism technologies,” and if certain other conditions apply. We may seek to qualify some or all of our products and technologies under the SAFETY Act’s provisions in order to obtain such liability protections, but there is no guarantee that the U.S. Department of Homeland Security will designate or certify our products and technologies as a qualified anti-terrorism technology. To the extent we sell products without such qualification, we will not be entitled to the benefit of the SAFETY Act’s cap on tort liability or U.S. government indemnification. Any indemnification that the U.S. government may provide may not cover certain potential claims.

Nanotechnology-enabled products, such as those used in our chemical detection technologies, are new and may be viewed as being harmful to human health or the environment.

There is increasing public concern about the environmental and ethical implications of nanotechnology that could impede or delay market acceptance of products developed through these means. Nanotechnology-enabled products are mainly composed of materials such as carbon, silicon, silicon carbide, germanium, gallium arsenide, gallium nitride, cadmium selenide or indium phosphide. Because of the size, shape or composition of the nanostructures or because they may contain harmful elements, nanotechnology-enabled products could pose a safety risk to human health or the environment. The regulation and limitation of the kinds of materials used in or to develop nanotechnology-enabled products, or the regulation of the products themselves, could harm the commercialization of nanotechnology-enabled products and impair our ability to achieve revenue from the license of nanotechnology applications.

If export controls affecting our products are expanded, our business and operations will be adversely affected.

The U.S. government regulates the sale and shipment of numerous technologies by U.S. companies to foreign countries. We are developing products that might be useful for military and antiterrorism activities. Accordingly, U.S. government export regulations could restrict sales in other countries of any products that we develop. If the U.S. government places expanded export controls on our technology or products, our business, operations and results of operations could be materially and adversely affected. If the U.S. government determines that we have not complied with applicable export regulations with respect to products that we sell outside the U.S., we may face civil or criminal penalties in the form of fines or other punishment.

Export control laws may also inhibit the free interchange of technical discussions among our employees. Absent license authorization from the appropriate agency, technologies related to our military or dual-use products cannot be discussed with our foreign national employees who are not permanent residents, nor with our foreign subsidiaries. Licensing requirements may delay product development and other engineering or sales activities.

Our ability to protect our patents and other proprietary rights is uncertain, exposing us to the possible loss of a competitive advantage.

We have filed for patents and will continue to file patent applications. If a particular patent is not granted or we are unable to successfully prosecute a patent application, the value of the invention described in the patent would be diminished.

Furthermore, even if these patents are granted, they may be difficult to enforce. Efforts to enforce our patent rights could be expensive, distracting for management, unsuccessful, cause our patents to be invalidated and frustrate commercialization of products. In addition, even if patents are issued and are enforceable, competitors may independently develop similar, superior or parallel technologies to any technology developed by us, or our technology may prove to infringe upon patents or rights owned by others. Thus, the patents held by or licensed to us may not afford us any meaningful competitive advantage.

Our inability to maintain our licenses and our intellectual property rights could have a material adverse effect on our business, financial condition and ability to implement our business plan. If we are unable to derive value from our licensed or owned intellectual property, our operations and results of operations could be materially and adversely affected.

The U.S. government’s right to use technology developed by us limits our intellectual property rights.

We seek to protect the competitive benefits we derive from our patents, proprietary information and other intellectual property. However, we do not have the right to prohibit the U.S. government from using certain technologies developed by us or to prohibit third-party companies, including our competitors, from using those technologies in providing products and services to the U.S. government. The U.S. government has the right to royalty-free use of technologies that we have developed under U.S. government contracts. We are free to commercially exploit those government-funded technologies and may assert our intellectual property rights to seek to block other non-government users thereof, but we may not successfully do so.

Our business may increasingly depend upon obtaining and maintaining required security clearances.

We may bid for U.S. government contracts that require our employees to maintain various levels of security clearances and require us to maintain certain facility security clearances in compliance with Department of Defense and other government requirements. Obtaining and maintaining security clearances for employees involves a lengthy process, and it is difficult to identify, recruit and retain employees who already hold security clearances. If our employees are unable to obtain or retain security clearances, or if our employees who hold security clearances stop working for us, we may face delays in fulfilling contracts, or be unable to fulfill or secure new contracts, with any customer involved in classified work. Any breach of security for which we are responsible could seriously harm our business, damage our reputation and make us ineligible to work on any classified programs.

We may divest assets to reflect changes in our strategy.

We have begun divesting businesses and assets which we have determined no longer fit our strategy. For example, we sold an equity interest in a business in December 2007 to redirect our efforts away from the development of early-stage nanotechnologies. We may undertake divestiture transactions when we believe there is a financial or strategic benefit to us in doing so. Such divestitures, should they occur, may result in losses. There may also be costs and liabilities that we incur or retain in connection with these divestitures. We may be unable to successfully divest non-strategic assets and, if we incorrectly evaluate the strategic fit and valuation of divested businesses or assets, we may forego opportunities that would otherwise have benefited our business.

A number of factors may cause our consolidated operating results to fluctuate on a quarterly or annual basis, which may make it difficult to predict our future operating results.

We expect our consolidated revenues and expenses to fluctuate, making it difficult to predict our future operating results. Factors that could cause our operating results to fluctuate include:

•	demand in the markets that we serve;

•	our ability to define, design and release new products that meet customer needs, and to do so quickly and cost effectively;

•	market acceptance of new and enhanced versions of our products;

•	the forecasting, scheduling, rescheduling or cancellation of orders by our customers;

•	the timing, performance and pricing of new product introductions by our competitors;

•	variations in the performance of our businesses;

•	the timing and availability of adequate manufacturing capacity from our manufacturing suppliers;

•	our ability to forecast demand in the markets that we serve;

•	the mix of products that we sell;

•	the length of our sales cycles;

•	the lack of backlog of orders for our products;

•	general economic conditions in the countries where we operate or our products are used; and

•	changes in exchange rates, interest rates and tax rates.

Any of the above factors, many of which are beyond our control, could significantly harm our business and results of operations. The results of a prior quarter or annual period should not be relied upon as an indicator of future operating performance.

CERTAIN RISK FACTORS RELATING TO OUR COMMON STOCK

The market for common stock is limited, and you may not be able to sell the shares of our common stock that you hold.

Our common stock is currently traded on the NASD Electronic Bulletin Board, not on a national securities exchange. Therefore, our common stock is thinly traded, the market for purchases and sales of our common stock is limited and the sale of a limited number of shares could cause the price to fall significantly. Accordingly, it may be difficult to sell shares of our common stock quickly without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Stockholder interest in us may be substantially diluted as a result of the sale or issuance of additional securities pursuant to existing commitments and to fund our plan of operation.

Our certificate of incorporation currently authorizes us to issuance an aggregate of 75,000,000 shares of common stock, on such terms and at such prices as our Board of Directors may determine. As of January 4, 2008, nearly all of these shares had been issued or reserved. We have filed a proxy statement requesting that our stockholders approve an increase in our authorized common stock to 200,000,000 shares. Issuances of additional shares of common stock would result in dilution of the percentage interest in our common stock of all stockholders ratably and might result in dilution in the tangible net book value of a share of our common stock, depending upon the price and other terms on which the additional shares are issued. In addition, the issuance of additional shares of common stock upon exercise of the warrants or stock options, or even the prospect of such issuance, may have an affect on the market for our common stock and may have an adverse impact on the price at which shares of our common stock trade.

As of January 4, 2008, we had issued warrants to purchase approximately 14,800,000 shares of our common stock, notes convertible into approximately 15,800,000 shares of our common stock and stock options exercisable into approximately 1,100,000 shares of our common stock. In addition, if the Owlstone exchange offer is consummated, additional warrants and stock options to acquire up to approximately 16,500,000 shares of our common stock are anticipated to be issued, along with up to approximately 40,500,000 shares of our common stock. If all of these shares are issued and if all of our options and warrants currently outstanding and anticipated to be issued are exercised in full, the number of our outstanding shares of common stock would increase from approximately 36,600,000 as of January 4, 2008 to approximately 125,500,000, with approximately 74,500,000 authorized shares remaining available to be issued under our certificate of incorporation, assuming that the stockholders approve an increase in the number of authorized shares. None of our warrants or stock options is registered, and there is no public market for our warrants or stock options. Nonetheless, the exercise of a significant number of warrants and stock options, and the issuance of additional shares of our common stock, would be dilutive to existing stockholders.

If securities or industry analysts do not publish research reports about our business or if they make adverse recommendations regarding an investment in our common stock, our stock price and trading volume may decline.

The trading market for our common stock will be influenced by the research reports that industry or securities analysts publish about our business. We do not currently have, and may never obtain, research coverage by industry or securities analysts. If no industry or securities analysts commence coverage of us, the trading price of our common stock could be negatively impacted. In the event we obtain industry or security analyst coverage, and if one or more of the analysts downgrade our stock or comment negatively on our prospects, our stock price would likely decline. If one or more of these analysts cease to cover us or our industry or fails to publish reports about us regularly, our common stock could lose visibility in the financial markets, which could also cause our stock price or trading volume to decline.

We may be the subject of securities class action litigation due to future stock price volatility.

Our common stock price has fluctuated significantly since our inception in August 2004 and may continue to do so in the future. We expect that the market price of our common stock will likely continue to fluctuate significantly and remain highly volatile. We will not have control over the factors that cause such volatility. Historically, when the market price of a stock has been volatile, holders of that stock have often initiated securities class action litigation against the company that issued the stock. If any of our stockholders bring a similar lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management from the operation of our business.

We do not intend to declare cash dividends on our common stock.

We will not distribute any cash to our stockholders until and unless we can develop sufficient funds from operations to meet our ongoing needs and implement our business plan. As a result, your only opportunity to achieve a return on your investment in us will be if the market price of our common stock appreciates and you sell your shares at a profit. The future market price for our common stock may never exceed the price that you pay for our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains certain forward-looking statements of our intentions, hopes, beliefs, expectations, strategies, and predictions with respect to future activities or other future events or conditions within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are usually identified by the use of words such as “believe,” “will,” “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “should,” “could,” or similar expressions. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors,” and other sections of this prospectus, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels, activity, performance or achievements, express or implied by these forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements contained in this prospectus are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this prospectus will prove to be accurate. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and any prospectus supplement. We will not update these statements unless the securities laws require us to do so. Accordingly, you should not rely on forward-looking statements because they are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those contemplated by the forward-looking statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders. However, we may receive up to $2,371,800 from the exercise of the warrants if all such warrants are exercised in full. There can be no assurance that any of the warrants will be exercised by the selling stockholders, that any of the underlying shares of common stock will be sold hereunder or that we will receive any proceeds from the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the over-the-counter market and is quoted on the NASD Electronic Bulletin Board under the symbol “AVNA.” The high and low bid information for each quarter for the years ending December 31, 2006 and 2007, as quoted on the NASD Electronic Bulletin Board, are as follows:

Quarter	High Bid	Low Bid

First Quarter 2006	$2.23	$1.31
Second Quarter 2006	$2.00	$0.95
Third Quarter 2006	$1.20	$0.62
Fourth Quarter 2006	$0.89	$0.57

First Quarter 2007	$0.82	$0.41
Second Quarter 2007	$0.52	$0.25
Third Quarter 2007	$0.40	$0.20
Fourth Quarter 2007	$0.38	$0.20

The quotations above reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not reflect actual transactions.

Holders

As of January 4, 2008, an aggregate of 36,595,686 shares of our common stock were issued and outstanding and were owned by approximately 2,554 stockholders of record, based on information provided by our transfer agent.

Dividends

We have never paid dividends on our common stock and do not anticipate that we will do so in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

We have historically been a leading provider of financing and support services to drive the commercialization of nanotechnology related products for homeland security and display technologies. Our historical business model sought to identify patent-pending and proprietary nanotechnologies and fund the additional patent development of such nanotechnologies in exchange for the exclusive rights to commercialize any resulting products. Our portfolios of nanotechnologies have been grouped into two categories of products: Displays and Homeland Security. The Display product category includes the operations of our subsidiary Advance Display Technologies plc (listed on the PLUS-quoted market in London under the ticker symbol “ADTP”) and its direct and indirect subsidiaries. The Homeland Security product category includes the operations of our subsidiaries Advance Homeland Security plc, Advance Nanotech Ltd., Advance Nanotech Singapore Pte. Ltd, and Owlstone Nanotech, Inc., and their respective direct and indirect subsidiaries.

We have historically been dedicated to the identification, development and successful commercialization of new and disruptive nano-enabled products. We had intended to create value by reducing the cost of commercializing nano-enabled based products. By partnering with universities and leveraging the infrastructure and multi-disciplinary human resources of our university partners, we sought to reduce our cost base otherwise associated with nano-enabled products. After prototypes were proven within the lab and we had developed a product roadmap and business plan, we sought to incorporate the formation of majority-owned subsidiaries around the specific technology. We intended to return value to our stockholders through the sale or licensing of the technology, by securing additional financing for the subsidiary from either the venture capital community or the capital markets, or by successfully executing our business plan and consolidating our income as the majority stockholder of the subsidiary.

In December 2007, we decided to revise our strategy and to focus our efforts, principally, on the commercialization of our chemical detection technology. Henceforth, we have determined to progressively divest ourselves of our other technologies and their respective subsidiaries. We will, thereafter, become an operational business centered upon our Owlstone Nanotech, Inc. subsidiary and the ongoing commercialization of the products therein. For a more detailed explanation of our new strategy, please refer to the “Business” section of this prospectus.

Plan of Operations

For the year ended December 31, 2006 and the nine months ended December 31, 2007, our strategy had been to leverage technology which was developed at universities. We sought to benefit from work done at those universities by establishing majority-owned subsidiaries to commercialize the most promising technologies. Although likely to produce prototypes and develop manufacturing processes, it was not necessarily the intention for us to ultimately manufacture the products developed. We had two main ways to potentially generate more product sales revenue:

•	license the processes and products to a third party for a royalty or other payment. By licensing, we would not have to commit resources to build a sales or a production infrastructure.

•
Retain the rights but contract with a third party for production. The Company might then be able to sell the finished products. This approach required either the establishment of a sales and distribution network or collaboration with a supplier who has an established sales and distribution network.

The decision as to which approach to take was to have been dictated by which approach would, in the opinion of management, generate the highest return for us. It had been intended that this approach may have had to vary from product to product.

The following table summarizes our portfolio technologies as of September 30, 2007:

TECHNOLOGY	PORTFOLIO COUNT	% OWNERSHIP	R&D FUNDING as of 9/30/2007	PROJECT DESCRIPTION	DEVELOPMENT PHASE	DIVISION

Centre for Advanced Photonics & Electronics (CAPE)			$1,865,922
1 EPI CNT	1 &	100.00%		Chirality control of nanotubes by epitaxial growth on solid catalysts	Research Technologies	Displays
2 BI-MAT	2 &	100.00%		Integrated low cost and disposable sensors and sensor arrays	Research Technologies	Homeland Security

(CAPE partner projects with Dow Corning Ltd., ALPS Electric Company Ltd., and Marconi Communications Ltd.)
1 HIMO	3 * &	25.00%		High mobility oxides	Research Technologies	Displays
2 NOTICE	4 * &	25.00%		Next generation communications infrastructure for broadband	Research Technologies	Homeland Security
3 ANTS	5 * &	25.00%		Artificial nanoscale threshold switching in phase-change materials	Research Technologies	Homeland Security
4 ROMP	6 * &	25.00%		Reconfigurable optical modes in plastic fibers and waveguides	Research Technologies	Homeland Security
5 RANTED	7 * &	33.00%		Re-orientable aligned carbon nanotube devices	Research Technologies	Homeland Security

Cambridge Nanotechnology Limited (University of Cambridge)			$3,074,200
1 Cambridge Nanotechnology	8 ^	100.00%		Indium tin oxide replacement	Emerging Technology	Displays
2 Ultratubes (formerly known as NanoOptics)	9 + &	100.00%		Nanotubes for ultra-fast optical components	Emerging Technology	Displays
3 Nano Photonics	10 ^	100.00%		Liquid crystal structures over nanotube array	Emerging Technology	Displays
4 Nano Devices I	11 ^	100.00%		Silicon nanowires for optical applications	Emerging Technology	Homeland Security
5 Nano Devices II	12 ^	100.00%		Silicon nanowires for high mobility transistors	Emerging Technology	Homeland Security
6 Osputt (formerly known as Inovus Materials)	13 + &	100.00%		Carbon nanotube/liquid crystal mixtures	Emerging Technology	Displays
7 Exiguus Technologies	14 ^	100.00%		Silicon nanowires conductivity enhancers in organic conductors	Research Technologies	Displays

Singular ID Pte Limited	15*	8.8%	$202,050	Magnetic nanoparticles for security and authentication	At Market	Homeland Security

Owlstone Nanotech, Inc.	16	58.68%	$4,975,245	FAIMS chemical sensor	At Market	Homeland Security

Bio-Nano Sensium Technologies Limited	17 @	55.00%	$1,560,591	Low-power processing and wireless communication for bio-sensors	Near to Market	Homeland Security

TECHNOLOGY	PORTFOLIO COUNT	% OWNERSHIP	R&D FUNDING as of 9/30/2007	PROJECT DESCRIPTION	DEVELOPMENT PHASE	DIVISION
NanoFED Limited (University of Bristol)			$1,496,748
1 Nano FED	18 &	100.00%		Lithiated microdiamond emitter for displays	Near to Market	Displays
2 Nano Light	19 &	100.00%		Zinc oxide nanorods for enhancement of phosphors	Emerging Technology	Displays

Nano Solutions Limited (Imperial College, London)			$3,306,605
1 Advanced Proteomics	20 #	75.00%		Engineered nanoparticles for proteomics	Emerging Technology	Homeland Security
2 Intelligent Biosensors I	21 #	75.00%		Nano-powered sensors for new therapies in epilepsy	Emerging Technology	Homeland Security
3 Intelligent Biosensors II	22 #	75.00%		Implantable nerve cuff for monitoring the vagus nerve for epilepsy	Emerging Technology	Homeland Security
4 NanoVindex	23 #	75.00%		Nanoparticle-hydrogel composites for drug delivery	Emerging Technology	Homeland Security
5 Nano Diagnostics	24 #	75.00%		Detection of hemorrhagic stroke using wideband microwaves	Emerging Technology	Homeland Security
6 Visus Nanotech	25 #	75.00%		Visual restoration by nanoparticle stimulation of retinal cells	Emerging Technology	Homeland Security
7 Econanotech	26 #	75.00%		Environmentally friendly nanocomposites	Research Technologies	Homeland Security
8 Nanocomposites	27 #	75.00%		Titanium oxide nanocomposites	Research Technologies	Homeland Security

*	Represents a minority interest within the portfolio

@	Represents that the research project is suspended pending further negotiation with the collaboration partner.

&
Represents that the research project phase has completed. We are in discussion with the respective University with respect to the outstanding amount owed and intellectual property rights resulting from the original collaboration agreement. Subject to final resolution, we will negotiate to extend the programs with a view to their commercialization.

#
Represents that the research project is terminated. On February 22, 2007, we and Imperial College mutually agreed to terminate and cancel the original collaboration agreement in full. We will work together with the College to form a new collaboration agreement which will include the intellectual property rights as background intellectual property for any new project started.

^	Represents that the projects have been terminated as of May 14, 2007.

+	Represents that the projects have been transferred to the CAPE collaboration agreement.

Note:	We have incurred research and development costs to date that are in addition to the above projects.

During December 2007, we reassessed our strategy and concluded that the interests of our stockholders were best served through focusing our efforts principally on our most commercialized technology, namely those products developed by Owlstone. Owlstone has developed a chemical detector that has been incorporated into its lead product named Lonestar, which is currently being used in the marketplace. This product was launched in July 2007 and has a growing customer base. Our revised plan of operations includes a strategic mixture of selling completely integrated products and supplying component parts to original equipment manufacturers.

We intend to both partner with market leaders to integrate our technologies into existing commercial applications and partner with contract manufacturers to bring our products direct to market, as is the case with our Lonestar product. We believe that this dual strategy positions us to best achieve the potential for our technologies in the most effective and time-sensitive manner.

Initial Market Penetration

We intend to focus our immediate resources on penetrating the industrial and homeland defense markets.

Industrial Market

The industrial market consists of those companies that engage in manufacturing products and who have a need to either detect chemicals to ensure the integrity of their manufacturing process or to protect their employees in the workplace. We believe that the industrial market is more readily penetrable due to existing commercial acceptance of the use of chemical sensors and the relatively simple technological challenges in detecting the presence of chemicals. Our technology has already proven to be effective in the detection of specific analytes required by industrial partners. The initial opportunity for our chemical sensors exists in two specific sub-markets of the industrial market: process control and health and safety.

For the process control market, our products provide detection-based process control sensors providing continuous information on chemical presence and composition. Our Lonestar product was principally designed to serve this particular need. The sales channels for the Lonestar product include direct end users and suppliers of process control devices and systems. We are actively targeting customers in pharmaceutical, food/beverage, health and beauty, and petrochemical markets initially, based on current partnerships and interest from companies within these markets.

Health and safety detection systems are intended to protect personnel occupying industrial facilities from hazardous chemicals. Our technology has been shown to be able to simultaneously detect multiple gases, as well as detect and identify the presence of specific chemical substances. We intend to provide our sensor as a component of the finished product using our current industrial partners, along with new partnerships that we cultivate after considering the potential partner’s size, distribution capabilities and projected sales volume.

Homeland Defense

Our sensor technology was specifically designed to meet the needs of homeland defense applications. To date, the homeland defense market has been limited to aging technologies that are not well-suited for their current applications. In many cases, laboratory-based platforms have been deployed as solutions in the battlefield. The market dynamics for homeland defense include large amounts of capital for funding, a relatively low bar set by existing systems, and a strong desire for new solutions to combat existing and future problems. While we are projecting a longer timeframe for initial product roll-out in the homeland defense market compared to the industrial market, the milestones achieved in both industrial sensor and product development will be applicable to the development of homeland defense solutions and may result in a faster time to market. Our development roadmap for the homeland defense market includes both product development through contract manufacturers and supplying components with established homeland defense suppliers.

This strategy supports two primary objectives. First, it allows us to rapidly gain commercial acceptance and application of our technologies in the shortest timeframe possible through fast penetration of the industrial segment. Second, it provides the ability for Owlstone to demonstrate the innovative nature of its technologies through product applications that will be designed for the homeland defense markets, thereby enhancing its ability to obtain government funding.

Partnerships

We evaluate potential partnerships on a continuous basis. We undertake a vigorous due diligence process before signing on with a partner to develop or integrate our technologies, including the evaluation of criteria such as partner size, distribution capabilities, volume of products sold and manufactured, probability of successful detection, and reputation. Once a partnership is established, we staff a senior member of our team to lead the partnership, including management of the testing process and resultant product development.

We track the development of our partnerships through three key phases:

Phase A – Identification/Engagement. In Phase A, the purpose is to identify and engage high-value opportunities and partnerships. This is achieved through intense internal and external market research, preparation of a proprietary company intelligence report, creation of an opportunity matrix and initial engagement of a partner specific to a chemical sensing need.

Phase B – Opportunity Evaluation Agreement. In Phase B, we, and the partner, enter into an opportunity evaluation agreement. Under this agreement, basic feasibility trials are conducted whereby the technology is tested for initial proof-of-concept in detection of the required chemical substance.

Phase C – Field Trials. In Phase C, the technology moves out of the lab and into advanced feasibility trials in real world deployment scenarios.

Upon completion of the above phases, we establish a further relationship with the partner. The nature and structure of that relationship is determined at the time it is established and may include exclusive or non-exclusive licenses, distribution rights, or component-based supply agreements.

Sales and Marketing Strategy

Our marketing strategy will be driven by two initial objectives: brand awareness and opportunity generation. We anticipate that our sales and marketing effort will be tiered to be consistent with our business strategy. Initially, this will include two distinct efforts to support the industrial and homeland defense markets.

The industrial market is broken into two major opportunities: health and safety and process control. Health and safety is based on a component supply partnership model pursuant to which we instead intend to partner with organizations to provide end-product and sales distribution into the health and safety markets. This model will not require the development of a direct sales and marketing staff. We are currently pursuing process control opportunities directly with the Lonestar product line that we are actively marketing.

Homeland defense will primarily utilize a direct sales channel to end-customers. Fundamental to this approach is the fact that many of the opportunities within homeland defense are large centralized procurements where access and management can be achieved through a lean direct sales channel. A contract sales network consisting of distributors and resellers is anticipated to be established for distribution into geographically-based territories. In addition, we anticipate selling into markets for specific applications of our products, which are more difficult to access and have more challenging staffing requirements.

Cash Flows

Our operations have not historically generated positive cash flow. We do not expect that our business activities will begin to generate significant positive cash flows before the fourth quarter of 2008. We currently expect that our capital requirements for the next twelve months will be financed in part through the following:

•
cash on hand, which was $275,940 as of September 30, 2007, plus the gross proceeds of $3,953,000 received in connection with the December 2007 private placement and the remaining $2,747,000 anticipated to be released from escrow in February 2007 if stockholder approval is obtained authorizing an increase in the number of shares of our authorized common stock;

•	issuances of up to $3,000,000 of additional debt and/or equity; and

•	once they are generated, cash flows from our operations.

Results of Operations

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

We generated revenues of $506,045 in the year ended December 31, 2006. Revenues generated were a direct result of our subsidiary, Owlstone, shipping their Tourist Products and Vapor Generators along with instructional and set-up services provided to customers as of December 31, 2006. We did not generate any revenue in 2005.

Research and development costs for the year ended December 31, 2006, compared to the year ended December 31, 2005, were $6,105,311 and $6,898,247, respectively, representing a decrease of $792,936, or 11.5%. Research and development costs include costs associated with the projects are shown in the table below.

Project	2006	2005	Change From Prior Year
Owlstone Nanotech, Inc. (1)	$1,626,886	$897,204	$729,682
NanoFED Ltd (2)	737,180	639,138	98,042
Bio-Nano Sensium Technologies Ltd (1)	—	1,560,591	(1,560,591)
Cambridge Nanotechnology Ltd (3)	952,476	1,860,582	(908,106)
Nano Solutions Ltd (4)	1,746,367	1,483,688	262,679
Centre of Advanced Photonics & Electronics (5)	914,091	457,044	457,047
Advance Nanotech Ltd (6)	128,311	—	128,311
Total	$6,105,311	$6,898,247	$792,936

(1)	Developing one nanotechnology

(2)	Developing two nanotechnologies

(3)	Developing seven nanotechnologies

(4)	Developing five nanotechnologies

(5)
Developing six nanotechnologies, one of which was exclusively funded by us and five of which were funded by us in partnerships with Dow Corning Limited, Alps Electric Company and Ericsson Marconi Corporation.

(6)	Management expenses related to projects

Our Singular ID technology was not included in the table above because our minority interest in the entity owning the technology was accounted for using the cost method.

Research and development costs have decreased as a result of our entering the straight-line quarterly payment phase of the collaboration agreements with the universities, compared to the initial one-time project start-up costs and miscellaneous overhead costs expensed in 2005. Other decreases are due to renegotiations currently taking place on the Bio-Nano Sensium Technologies and Imperial College projects. As of December 31, 2006, we were discussing revisions to these agreements with our partners and, therefore, had halted some funding in 2006.

General and administrative expenses for the year ended December 31, 2006 and for the year ended December 31, 2005 were $13,356,539 and $8,105,496, respectively, representing an increase of $5,251,043, or 64.8%. The increase in general and administrative expenses for the year was a result of:

•	increases in consulting, marketing and legal expenses;

•	an increase in non-cash expenses related to our 2005 Equity Incentive Plan;

•	an increase in payroll and employee related expenses due to the growth in employee headcount;

•	an increase in travel expenses related to ongoing project reviews and assessments and financing activities; and

•	an increase in office rents and administrative expenses.

Interest income for the year ended December 31, 2006 and for the year ended December 31, 2005 was $151,412 and $222,661, respectively, representing a decrease of $71,249 from 2005. The reduction in interest income was a result of our decreasing cash and cash equivalents maintained in our short-term money market account, which was invested as a result of the net proceeds raised in the 2005 private placements. Cash was decreasing as a result of needing to continue funding operations. All of our cash reserves had been invested in liquid securities at large financial institutions.

Year Ended December 31, 2005 Compared to Inception Period (August 17, 2004) Ended December 31, 2004

We did not generate revenues for the year ended December 31, 2005, or the period ended December 31, 2004.

Our research and development costs for the years ended December 31, 2005 and 2004 were approximately $6,898,247 and $735,407, respectively, representing an increase of $6,162,840. Our research and development costs included costs associated with the projects shown in the table below.

Project	2005	2004	Change From Prior Year
Owlstone Nanotech, Inc. (1)	$897,204	$735,407	$161,797
NanoFED Limited (2)	639,138	—	639,138
Bio-Nano Sensium Technologies Limited (3)	1,560,591	—	1,560,591
Cambridge Nanotechnology Limited (4)	1,860,582	—	1,860,582
Nano Solutions Limited (5)	1,483,688	—	1,483,688
Centre of Advanced Photonics & Electronics(6)	457,044	—	457,044
Total	$6,898,247	$735,407	$6,162,840

(1)	Developing one nanotechnology

(2)	Developing two nanotechnologies

(3)	Developing seven nanotechnologies

(4)	Developing five nanotechnologies

(5)
Developing six nanotechnologies, one of which was exclusively funded by us and five of which were funded by us in partnerships with Dow Corning Limited, Alps Electric Company and Ericsson Marconi Corporation.

(6)	Management expenses related to projects.

Our Singular ID technology was not included in the table above because our minority interest in the entity owning the technology was accounted for using the cost method.

General and administrative expenses for the periods ended December 31, 2005 and 2004 were approximately $8,105,496 and $851,931, respectively, representing an increase of $7,253,565. This increase was primarily due to an additional eight months of operating activity in 2005; however, the general and administrative expenses were impacted by:

•	an increase in payroll and employee related expenses due to the significant growth in employee headcount;

•	an increase in consulting and legal fees due to our expansion of regulatory and investor relations initiatives;

•	an increase in legal fees due to our expanding intellectual property portfolio; and

•	an increase in travel expenses related to ongoing project reviews and assessments.

Interest income, net of interest expense, for 2005 was $241,431, representing an increase of $239,951 from 2004. The increase for 2005 was principally due to short-term money market investment of the net proceeds raised in the first and second quarters of fiscal year ended 2005.

Three and Nine Months Ended September 30, 2007 Compared to Three and Nine Months Ended September 30, 2006

We generated revenues of $100,589 in the three months ended September 30, 2007 compared to $30,459 in the three months ended September 30, 2006. We generated revenues of $369,376 in the nine months ended September 30, 2007 compared to $30,459 in the nine months ended September 30, 2006. Revenues generated were a direct result of our majority-owned subsidiary, Owlstone, shipping its Tourist Products and Vapor Generators beginning in the third quarter of 2006. As a result of the pending launch of Lonestar, Owlstone made efforts over the second and third quarters of 2007 to phase out the sale of the Tourist, which was superseded by the launch of Lonestar in July 2007. We previously announced on May 1, 2007 that we expected consolidated revenues of $4,000,000 for 2007. As a result of the delay in completing a financing which would have provided necessary funds to build out infrastructure in order to meet that target, management anticipated as of September 30, 2007, that consolidated revenue and grant income for 2007 would approximate $585,000.

Research and development costs for the three months ended September 30, 2007, compared to the same three months ended September 30, 2006, were $671,279 and $1,476,454, respectively, representing a decrease of $805,175, or 54.5%. Research and development costs for the nine months ended September 30, 2007, compared to the same nine months ended September 30, 2006, were $2,668,860 and $4,653,500, respectively, representing a decrease of $1,984,640, or 42.6%. Research and development costs decreased as a result of our NanoFED and Nanolight projects reaching conclusion in the laboratory per the contractual agreement and re-negotiating the Bio-Nano Sensium Technologies and Imperial College projects. These reductions were offset by the increase in research spending at Owlstone. At September 30, 2007, we were in negotiations with certain partners to refocus portfolio technologies toward the homeland security and display sectors. As a result, some technologies were not funded in 2007 and may be terminated depending upon the results of this refocus. Research and development costs include costs associated with the projects shown in the table below.

	Nine Months Ended September 30,		Change from prior year
Project	2007	2006
Owlstone Nanotech, Inc. (1)	$1,715,749	$1,163,997	$551,752
NanoFED Limited (2)	—	606,140	(606,140)
Bio-Nano Sensium Technologies Limited (1)	—	—	—
Cambridge Nanotechnology Limited (3)	261,143	704,847	(443,704)
Nano Solutions Limited (4)	76,550	1,405,252	(1,328,702)
Centre for Advanced Photonics & Electronics (5)	494,788	679,702	(184,914)
General	120,630	93,562	27,068
Total	$2,668,860	$4,653,500	$(1,984,640)

(1)	Developing one nanotechnology

(2)	Developing two nanotechnologies

(3)	Developing seven nanotechnologies

(4)	Developing five nanotechnologies

(5)
Developing six nanotechnologies, one of which was exclusively funded by us and five of which were funded by us in partnerships with Dow Corning Corporation, Alps Electric Company and Ericsson Marconi Corporation.

Our Singular ID technology was not included in the table above because our minority interest in the entity owning the technology was accounted for using the cost method.

General and administrative expenses for the three months ended September 30, 2007 and for the three months ended September 30, 2006 were $1,808,376 and $1,618,167, respectively, representing an increase of $190,209, or 11.8%. The increase in general and administrative expenses for the three month periods resulted from increased payroll and additional operational expenses within Owlstone as it prepared for the launch of the Lonestar product.

General and administrative expenses for the nine months ended September 30, 2007 and for the nine months ended September 30, 2006 were $5,805,869 and $5,892,128, respectively, representing a decrease of $86,259, or 1.5%. The decrease in general and administrative expenses for the nine month periods resulted from a decrease in parent-level payroll and employee related expenses, including headcount, benefits and equity compensation as well as a decrease in facilities cost, including rent due to a sublet of a portion of our office space. The decrease was partially offset by increases in payroll and employee-related expenses at Owlstone .

Interest and other income for the three months ended September 30, 2007 and for the three months ended September 30, 2006 was $19,253 and $33,283, respectively, representing a decrease of $14,030 from 2006. Interest and other income for the nine months ended September 30, 2007 and for the nine months ended September 30, 2006 was $81,737 and $148,592, respectively, representing a decrease of $66,855 from 2006. The reduction in interest income resulted from our decreasing cash and cash equivalents maintained in our short-term money market account, which was invested as a result of the net proceeds raised in the 2005 private placements. Cash was decreasing as a result of a continuing need to fund operations. All of our cash reserves had been invested in liquid securities at large financial institutions. This decrease was offset by sublease income at our New York corporate headquarters to an affiliate of one of our director. Under the terms of the one-year sublease ending in January 2008, we receive monthly rent payments of $8,000.

Interest and other expenses for the three months ended September 30, 2007 and for the three months ended September 30, 2006 was $42,378 and $0, respectively, representing an increase of $42,378 from 2006. Interest and other expenses for the nine months ended September 30, 2007 and for the nine months ended September 30, 2006 was $91,113 and $0, respectively, representing an increase of $91,113 from 2006. The increase resulted from borrowing funds through the NAB credit facility at an interest rate of 9.0%. We accrued interest monthly.

We had a net loss of $1,889,194 in the three months ended September 30, 2007 compared to $2,793,308 for the comparable period in 2006. We lost $0.05 per share for the three months ended September 30, 2007, compared with a loss of $0.08 per share for the comparable three-month period in 2006.

We had a net loss of $6,681,032 in the nine months ended September 30, 2007 compared to a net loss of $10,129,006 for the comparable period in 2006. We lost $0.19 per share in the nine months ended September 30, 2007, compared with a loss of $0.30 per share for the comparable nine month period in 2006. Revenue increased by $338,917 while operating expenses decreased $2,070,899, and we had a gain of $1,221,157 from minority interest related to subsidiaries’ losses for the nine months ended September 30, 2007 compared to the comparable period in 2006.

Financial Resources

On March 31, 2006, Merrill Lynch extended a line of credit with loans to be secured by collateral. Amounts withdrawn under this facility shall bear interest at a variable rate of 2.0% over the effective LIBOR rate. This loan management account allows us to pledge a broad range of eligible assets and accounts in various combinations to maximize our borrowing capacity. Collateral may include cash and cash equivalents, debts, claims, securities, entitlements, financial assets, investment property and other property. The amount of borrowings available to us under this facility increases proportionally to the assets pledged as security for the loan. Accordingly, a decline in the value of collateral pledged to secure the loan under this facility could force the sale of the underlying collateral. As of December 31, 2007, we had not used this facility. As of December 31, 2007, we maintained a cash balance of $47 and a security balance of $0 in Merrill Lynch investment accounts. We may cancel this agreement at any time subject to being supported by a collateral account sufficient to support an outstanding loan balance, if any. At December 31, 2007, we had $47 of credit available under this agreement.

On November 6, 2006, our subsidiary, Advance Display Technologies, plc, or ADT, entered into a conditional Facility Agreement with NAB Ventures Limited, or NAB. We entered into the credit facility in part in order to allow the shares of ADT to be listed on the PLUS-quoted in London. NAB has agreed to provide us one or more loans, each called a drawdown, in the aggregate principal amount of up to approximately $7.1 million (GBP £3.5 million) subject to the terms and conditions set forth in the agreement. As of December 31, 2007, we had $450,000 outstanding under the agreement. Any outstanding principal amount bears interest per annum at an interest rate of 9.0%. In the event the agreement is not repaid on the maturity date of December 31, 2009, the unpaid principal amount and accrued interest thereon will also bear additional interest at a default rate of 1.5% per month, or 18.0% annum. We may cancel this agreement at any time subject to having no outstanding loan balance. Before each drawdown, there must be a mutual written agreement between us and NAB upon a budget. There are no financial covenants under this agreement. As an inducement to provide the facility under the agreement, NAB received 1,875,000 of ordinary shares of ADT and a warrant to purchase an additional 1,875,000 ordinary shares of ADT at an exercise price per share equal to the share price that ADT’s ordinary shares commenced trading on the PLUS-quoted market, or approximately $1.02 (GBP £0.50). The warrants have a cashless exercise provision. In addition to being the lender under the agreement, NAB also owns 950,000 shares, or 2.7%, of our outstanding common stock. The NAB credit facility has resulted in our recording deferred financing costs, of which $1,603,238 were unamortized as of December 31, 2007. The financing costs resulted from the issuance of 1,875,000 ordinary shares of ADT and a warrant to purchase 1,875,000 additional ordinary shares of ADT. These financings costs are amortized over the 37-month life of the NAB credit facility and will be fully expensed on December 31, 2009.

On March 30, 2007, our subsidiary, Advance Homeland Security, plc, or AHS, entered into a conditional Facility Agreement with Conquistador Investments Limited, or CIL. CIL has agreed to provide us with one or more loans, each called a drawdown, in the aggregate principal amount of up to approximately $12.3 million (GBP £6.0M), subject to the terms and conditions. Any outstanding principal amount bears interest per annum at a rate of 9.0%. In the event the agreement is not repaid on the maturity date of December 31, 2010, the unpaid principal amount and accrued interest thereon also bears additional interest at a default rate of 1.5% per month, or 18% annum. Before each drawdown, there must be a mutual written agreement between us and CIL upon a budget. There are no financial covenants under this agreement. As an inducement to provide the facility under the agreement, CIL will receive 8,000,000 ordinary shares of AHS, representing approximately 16% of AHS outstanding shares. As of December 31, 2007, we had no borrowings outstanding under the agreement, no shares had been issued to CIL and no portfolio assets had been transferred to AHS.

Off-Balance Sheet Arrangements

As of December 31, 2007, we had no off-balance sheet arrangements.

BUSINESS

Description of Business

We are a development stage company seeking to commercialize novel chemical sensor products based on our proprietary and innovative gas sensing technology, called Owlstone, which offers an attractive combination of small size, high sensitivity, low power consumption, reprogrammability, high chemical selectivity and low cost. We operate in a $5.4 billion market in the United States alone, and we have initially targeted the industrial and homeland defense markets. In later stages, we plan to commercialize sensing products for the consumer, environmental monitoring and medical diagnostics markets. We are poised to benefit from powerful trends driving the demand for improved technologies within the chemical sensing arena, including substantial government and private sector investment in homeland security, regulatory emphasis on safety, and increasingly stringent environmental regulations.

The market for chemical sensing faces unique challenges in detecting hazardous substances in various forms and in a myriad of operating environments. In homeland defense, chemical sensors are used to detect chemical warfare agents and explosives to protect military personnel, government buildings and civilians. In industrial applications, chemical sensors monitor air quality for health and safety purposes and also provide vital information during manufacturing processes. The existing technologies for chemical sensors in these industries are outdated and are typically limited by physical size, sensitivity and/or reliability. We believe that these factors have led to unacceptable sample collections, uninspired deployment scenarios, high false positive rates and, subsequently, a call to action by the U.S. Department of Defense for better solutions.

Our Solution

Our sensing technology, Owlstone, was specifically designed to meet the specifications set forth by the U.S. Department of Defense. The key element of the Owlstone sensor is a silicon chip that provides a chemical-sensing mechanism using Field Asymmetric Ion Mobility Spectrometry, or FAIMS, a variant of conventional Ion Mobility Spectrometry, or IMS. Our technology enables unprecedented miniaturization of sensors with superior analytical capability at a compelling cost advantage, the ability to be programmed and reprogrammed to detect a wide range of substances, and high selectivity and sensitivity. The Owlstone detector was conceived by Andrew Koehl who began the development of Owlstone’s fundamental technology in 2001. Mr. Koehl was later joined by Paul Boyle and David Ruiz-Alonso and, together, they developed the core technology.

Miniaturization and Standardization of Manufacturing

The sheer size of current chemical sensing units limits their deployment and provides a specific challenge in sample collection. The small size of our detector enables flexible deployment and allows for the sensor to be moved into contact with the sample, a novel approach in many existing chemical sensing applications. In homeland defense, this means more comprehensive sensing through the use of distributed networks of sensors. In industrial applications, this means a sensor or a sensor network can be integrated directly into process control providing real-time monitoring of chemical composition, which saves companies both time and money. Our technology enables miniaturized and cost effective detectors with low power consumption through its proprietary chip. Despite the innovative and proprietary design of the chip, it is manufactured via standard silicon-based microchip fabrication, which reduces its manufacturing cost. This increases the number potential applications such as weaving the chip into the lapel of every military uniform, which provides local chemical sensing at the individual troop level.

Software Reprogrammable Sensor

Most competing sensors are designed to detect a narrow set of substances and cannot be reprogrammed once deployed, thereby limiting their scope of use. To update a deployed sensor, additional costs are incurred due to the need to physically replace sensor modules that detect substances different than the ones they were originally intended to detect. The Owlstone sensor solves this problem through the modularity of the components that comprise its sensing system. The separation of the detector hardware from the software application containing the “intelligence” to distinguish chemical signatures allows the Owlstone sensor system to be reprogrammed without having to replace hardware. Whether the sensor is programmed to detect benzene or sarin, the underlying hardware remains the same; when coupled with a wireless device, the sensor can be updated remotely at the direction of the end user. This enables an installed base of Owlstone sensors to be remotely reprogrammed to detect additional substances or even new substances not yet developed. Given today’s dynamic terrorist threats, the ability to quickly and cost-effectively adapt to new hazards will be invaluable for applications in airports and subway systems. In comparison to competing technologies, the Owlstone sensor allows for the specialization and mass production of a single set of hardware devices for use across the spectrum of application. Owlstone’s approach creates a significant time-to-market advantage for new product creation: as new products or applications are desired, the fundamental hardware remains the same, thereby eliminating the need for customization of manufacturing.

Vast Reduction in False Positives

A major problem with most existing detection systems is their cross-sensitivity to background interferants, which leads to false positives. False positives resulting from seemingly normal background interferants, such as perfumes, result in unnecessary and costly responses. The Owlstone sensor offers significant selectivity advantages over other micro-sensors currently being utilized by providing a more detailed chemical fingerprint, thereby resulting in a higher degree of confidence in the chemical identification process and a lower false positive rate. In addition, a distributed network provides more points of analysis and further reduces spurious responses. Current development partnerships are focused on bringing to market chemical sensing devices for gases like benzene and formaldehyde, known as volatile organic compounds, or VOCs, at detection levels many times more sensitive than other technologies with much lower corresponding false positive rates. These features of the Owlstone sensor enable applications where false positive rates must be minimized. For example, it allows the deployment of sensors to mass transit systems or government buildings where common interferants are difficult to predict and control and currently result in disruptions in operations.

Our Products

We are currently marketing two chemical sensing products: Tourist and Lonestar. Tourist is an evaluation platform currently being sold by Owlstone to select partners and customers. Our recently launched Lonestar product is a fully functional unit for certain applications in industrial markets as well as a test platform for partners providing a fully integrated and deployable chemical detection system. Lonestar was launched in July 2007, and we have commenced shipping units to end-users. In addition, we have also developed and shipped a third product called the Owlstone OVG-4, which is a system for generating trace concentration levels of chemicals and calibration gas standards.

We intend to keep our sales organization lean and are pursuing product-based strategies within markets that are characterized by high-volume, centralized procurements. In applications where procurement is fragmented, we intend to partner with existing market leaders that already possess distribution networks and infrastructure using either “component” supply or contract sales strategies.

Industry Overview

The market for chemical sensors in the United States for existing technologies is forecast to reach approximately $4.2 billion in 2008, according to the Freedonia Group. This market forecast excludes military applications. Chemical sensing for military applications using existing technologies is forecast at $1.2 billion in 2008, according to Frost & Sullivan. This does not include markets formed by the introduction of new innovative technologies that enable expanded deployment scenarios. There are significant trends driving the demand for improved technologies within the chemical sensing market, including substantial government and private sector investment in homeland security, regulatory emphasis on safety, and increasingly stringent environmental regulations.

Unlike a product specifically tailored for a single vertical industry, chemical sensor technology spans many industries and applications. Chemical sensors can be found in the heating and air conditioning systems of buildings, production lines of many manufacturing facilities, server rooms of computer hosting facilities, on battlefields, in airports, in hospitals, in residential homes and in laboratories. They can be stand alone devices whose sole purpose it is to detect a specific chemical or gas, or they can be integrated as a component into other products where chemical sensing is only one part of its mission.

Our initial focus is in the homeland defense and industrial markets for chemical sensing. Additional markets for potential growth include environmental, consumer and medical industries, all of which we intend to pursue as our Owlstone sensor technology gains momentum in its initial markets.

Homeland Defense Market

The homeland defense market has an obvious need for comprehensive integrated chemical sensing devices. Sensor technologies in the homeland defense market are commonly categorized by their end use application, falling within either the detection of chemicals, biologicals, radiation, nuclear or explosives, which are referred to as CBRNE. We are principally focused on the explosive and chemical sensor technologies.

The most mature market within CBRNE is the explosives market, which has wide acceptance and deployment across government and civilian entities. Ion Mobility Spectrometry, or IMS, is the technology of choice for explosives because of its significant sensitivity to defined explosive threats. However, IMS-based technologies are bulky, costly and unreliable.

Chemical sensing, while showing the greatest potential and garnering much of the attention in homeland defense, has primarily been the domain of the military and first responders, leaving the general public and most government facilities unprotected. The chemical sensing market consists of three major segments: worn, handheld and 24/7 monitoring.

•
Worn Sensors: The worn sensor market has been redefined by U.S. military programs such as JCAD (Joint Chemical Agent Detector) and includes requirements that aggressively combine performance, size, weight and cost characteristics. The objective of JCAD is to develop and provide military services with a lightweight portable monitoring and chemical agent detector for ships, aircraft and individual war-fighting applications.

•
Handheld Sensors: The handheld sensor market is predominately driven by the use of chemical detection systems within first responders and the military. A mature marketplace with tens of thousands of systems currently deployed, opportunities are currently driven by the naturally occurring replacement cycle and the introduction of improved systems for use in mobile applications. The push for improved solutions will be increasingly driven by the integration of multiple technologies (e.g., photoionization detector and chemical detection) rather than the individual improvement of one detection technique. By combining chemical detection with an existing, established and standard first response instrument, we have the opportunity to redefine the handheld systems currently in this market and create an immediate replacement cycle opportunity.

•
24/7 Monitoring: 24/7 monitoring includes sensing systems with the purpose of protecting critical infrastructure on a continuous basis. The creation of governmental programs for the purpose of protecting critical infrastructure within mass transit systems and select government facilities has exposed the deficiencies of existing chemical sensing solutions. These deficiencies include ineffective sample collection, nuisance alarms and significant cost. For example, the introduction of chemical sensing into building protection has created scenarios where the requirement for proper sampling includes the addition of complex mechanical systems and the modification of building infrastructure. The result of these scenarios is a cost-prohibitive investment that leaves the market relegated to only the most high-profile facilities. Another challenge facing chemical sensing solutions is the presence of nuisance alarms as a result of common cleaning agents, such as bleach- or ammonia- based products. Current chemical sensing solutions offer little to no quantitative capabilities for the validation and management of nuisance alarms.

Industrial Market

The industrial market is divided into process control and health and safety applications.

•
Process Control: Process control involves the monitoring of manufacturing processes to ensure quality control and consistency in manufacturing operations. For example, chemical sensors can be used by pharmaceutical, food processing and petrochemical companies to monitor manufacturing processes and react when inconsistencies are identified. In certain markets, there is an absence of detection-based process control sensors providing continuous information on chemical presence and composition. As a result of sample collection limitations, existing technologies do not offer real time, continuous monitoring of process control and instead offering only a single “point-in-time” analysis. In-line monitoring provides companies with continuous quality control, thereby allowing users to immediately identify and rectify deviations from the intended process and saving companies time and money. Our sensor is uniquely positioned to capitalize on these challenges through its flexible deployment and selectivity characteristics.

•
Health and Safety: Health and safety detection systems are intended to protect personnel occupying industrial facilities from hazardous chemicals. There is a known deficiency with existing sensors in industrial environments with respect to the simultaneous detection of multiple gases and the detection and concurrent identification of specific substances (e.g., benzene). Our sensor has been demonstrated to detect a range of volatile organic compounds, including benzene, and has done so in the presence of complex mixtures and common interferants.

Market Opportunity

While there are an array of chemical detection technologies to support a variety of markets and needs, available technologies often fall short of what is desired by end users. These technologies include IMS and sorbent materials technology.

Miniature sensors do exist in the market today, but they are limited based on their underlying technology. For example, current miniature chemical sensors, such as sorbent materials sensors, provide low performance and have several limitations such as:

•	they typically proving a simple “yes/no” response to the identification of individual gases;

•	measurements can be adversely affected by slight changes in environmental variables, like fluctuations in temperature;

•	the presence of chemicals unrelated to the target chemicals of interest, called interferants, can cause an erroneous response;

•	they are typically pre-functionalized, meaning they are built to detect a certain chemical and cannot be reprogrammed to detect other chemicals if needed after deployment in the field; and

•	most miniature sensors on the market today target simple gases with a low molecular weight, leaving few solutions to sense more complex substances like benzene or formaldehyde.

Higher performance instruments, such as those using IMS, also have their limitations:

•	they are large, costly and power hungry;

•	they typically require high voltages and are difficult to assemble, leading to power, weight and cost deficiencies; and

•
the sheer size and cost of such instruments precludes their use in many scenarios. IMS is commonly used in security applications for the detection of explosives and dangerous chemical agents but is too big and expensive to be used in mass battlefield deployment scenarios.

The increasing emphasis on indoor air quality from government regulators and other organizations is leading to a need for innovative air quality monitoring equipment. There are a numbers of chemicals that can be present in domestic and office air which are damaging to health, including volatile organic compounds. While existing chemical sensors are capable of detecting volatile organic compounds, they are generally unable to differentiate between different chemicals and, therefore, cannot discriminate between harmful and harmless volatile organic compounds. Legislation to enforce air quality standards is already in place in Hong Kong, Japan, Korea and Malaysia, with Europe and the U.S. anticipated to follow suit. Current technology has yet to keep up with the legislation, as there is not an effective deployable solution to monitor air quality to ensure compliance.

As a result of limitations of existing technology solutions, there are several current market needs that cannot be met and demand a new approach to chemical sensing.

Benefits of Our Sensor

While the market for chemical sensing has been defined by existing technologies, we believe that the overall chemical sensing market will grow due to the availability of novel sensing products such as those that we are developing. Our proprietary design and use of Field Asymmetric Ion Mobility Spectrometry, or FAIMS, enables our chemical sensor to be brought to the sample, an approach that existing technologies do not permit due to size limitations. Our flexibility in deployment enhances the ability to utilize networked sensor systems within environments where it is difficult to obtain a proper sample for analysis.

The following outlines the combination of features that distinguish our technologies from our competition:

•
Small and Lightweight: Cutting-edge, micro-electromechanical systems and micro-fabrication techniques are used to integrate the spectrometer (or sensor) onto a silicon microchip, thereby enabling a new class of detection solutions with unprecedented analytical unit miniaturization capability.

•
Cost Effective: Use of standard, micro-fabrication techniques makes it possible to manufacture in volume accurately and repeatable at an extremely low cost. This affordability opens up the prospect of new applications and deployment scenarios, including disposable use for selective volatile chemical detection.

•
Customizable and Reprogrammable: Because our technology relies on programmable intelligence rather than pre-functionalization, it is easily customized through software updates and can be dynamically reprogrammed remotely for new target applications even after commissioning.

•
Rapid Analysis and Continuous Monitoring: Analysis and results are obtained in a fraction of a second, with the ability to measure the presence, absence or concentration of chemicals accurately, rapidly and continuously in real time.

•
Sensitive: Ion-based detection offers the highest level of sensitivity, thereby enabling the detection of minute traces of targeted substances down to parts-per-billion levels so that compounds can be identified before they reach significant levels. This is especially important in prognostics and health management systems.

•
Low Power: Integration onto a chip leads to low power consumption, which allows for battery operation. The “instant on” capability of our sensor means that it can be quickly cycled on and off to maximize battery lifetime.

•	Reduced False-Positive Rate: By creating a complete “fingerprint” of a chemical and by operating in a distributed network environment, it is possible to dramatically reduce anomalous false positives.

•
Networkable: The addition of a drop-in wireless capability provides a networked sensor solution. This eases installation and facilitates deployment in an ad-hoc manner for remote monitoring applications. Networked sensors also provide greater coverage in obtaining samples from various locations within a desired environment.

•	Durable: A semi-permeable membrane on the sensor excludes dust and dirt and allows continued operation in environments with high traffic, humidity or contamination.

•	Long Life: There are no degradable materials used in manufacturing our sensor that would otherwise limit the lifetime of the sensor, thereby reducing overall maintenance costs.

Our chemical sensing technology can be used wherever there is the need for a small, low power, low cost, yet highly sensitive and selective method of detection. The following outlines potential applications of our sensors in various markets. While our initial focus is on homeland defense and industrial markets, we believe that there is significant growth potential within these markets for novel deployments of chemical sensors.

In the homeland defense market, we believe that the following are some of the uses of our chemical sensors:

•
“temporary” battlefield detection network – air-dropping hundreds of disposable, small devices across a battlefield which would provide an intelligent, wireless network of chemical sensors that could alert central command about a chemical threat to protect troops;

•
chemical sensor “button” – a small, button-sized sensor sewn in the uniforms of troops to create an immediate sensing device for soldiers to save time in seeking shelter or dawning chemical protection gear if needed; and

•
border security through shipping container security – embedding small, inexpensive detectors in the approximately 250 million shipping containers moving through major seaports every year to detect narcotics, dangerous chemicals and/or explosives, all linked via a wireless network that alerts the port of dangers before a ship arrives in port.

In the industrial market, we believe that the following are some of the uses of our chemical sensors:

•	industrial process control monitor – ensuring quality control in the manufacture of products;

•	hydrocarbon monitor – analysis of hydrocarbons in engine exhaust for better control of engine functions to maximize performance and minimize emissions through small, inexpensive sensing components;

•	nitrogen oxides monitor – monitoring of nitrogen oxides (NOx) concentrations in exhaust gas to ensure values do not exceed permissible limits; and

•	cabin air quality sensor – detection of volatile organic compounds and other pollutants inside a car for cabin air quality management.

In the consumer market, we believe that the following are some of the uses of our chemical sensors:

•
next generation smoke detectors for the home – smoke detectors that detect pre-combustion chemical signatures (i.e., “the smoke before the smoke before the fire”) to help alert occupants about fire dangers, thereby possibly preventing a fire before it occurs; and

•	integrated gas monitors – the detection of smoke, carbon monoxide, radon, volatile organic compounds and other gases could all be integrated into a home network of sensors protecting families.

In the environmental applications market, we believe that the following are some of the uses of our chemical sensors:

•	emissions monitor – monitor the emission of harmful industrial gases into the atmosphere that may damage the environment;

•	detection of toxic industrial compounds – test for the release of toxic compounds, monitor decontamination efforts and confirm effective remediation of the chemical agent; and

•	water quality monitor – monitor for contamination and toxicity to ensure the safety of drinking water supplies.

In the medical applications market, we believe that the following are some of the uses of our chemical sensors:

•	diagnostic instrument – analysis of breath or bodily fluids for non-invasive diagnosis or monitoring of disease;

•	treatment monitor – analysis of breath or bodily fluids for non-invasive monitoring of treatment efficacy and progress; and

•	anaesthesia and respiratory monitor – detect exhaled anaesthesia agents and other relevant indicators in the breath to minimize the response time of clinicians to vital signs.

Our Technology

Hardware Component

The microchip sensor sits at the center of each of our products. It enables quicker and more accurate chemical detection and analysis. The sensor has the ability to measure the presence, absence or concentration of chemicals accurately, rapidly and continuously for real-time analysis at the point of need. The silicon sensor can be tuned to detect a wide range of airborne or dissolved chemical agents in extremely small quantities. It works by using a proprietary form of Field Asymmetric Ion Mobility Spectrometry, or FAIMS, which is a sensitive and proven method of trace detection in which a chemical fingerprint is generated for each threat and is identified and classified using software. FAIMS is the evolution of IMS, which is the current method of choice for the detection of chemical warfare agents and explosives in the field.

In addition to our proprietary use of FAIMS, the Owlstone microchip chemical detection technology differs from previous generations of instrumentation in that micro- and nano-fabrication methods are used to integrate the spectrometer onto a silicon microchip. This leads to the following advantages: reduced size, lower cost, lower power consumption, and unprecedented performance-to-size ratio. Because standard semiconductor fabrication methods are used, parts can be mass produced at low cost, opening up opportunities for many exciting new applications for chemical detection such as mass deployment of sensors in “distributed network” configurations for military and industrial applications.

Unlike other miniature chemical sensor technologies that use pre-functionalization, our technology does not rely on exotic materials that must be custom-engineered for each application and degrade over time. Our sensor is easily customized to each application through software updates and can be dynamically reprogrammed for new signatures even after deployment. In addition, the use of chemically inert materials ensures a long shelf life.

Software Component

Our technology relies on software intelligence to analyze the chemical fingerprint detected by the spectrometer on the microchip. The technology does not require pre-functionalization, a common requirement of other sensor technologies where the actual sensor is built only to detect a single substance. The sensor is a platform technology that can be used for many applications in many markets. It is adapted to each use through software rather than hardware changes. Thus, the core of the system remains the same between applications, but the software programmed into the device is different, thereby making it easy and quick to redevelop for new products in new markets. Our products can be updated for new chemical targets even after deployment in the field through software updates.

Because our technology uses multiple parameters to generate a spectrum, the resultant spectra, or fingerprints, are rich in information and allow a more accurate readout. Our technology can generate multidimensional spectroscopic images for analysis by using powerful image processing algorithms.

Competition

The market for chemical sensors is highly competitive, complex and fragmented, with many applications and many different competing technologies. Some companies are focused around specific industry niches, while others are focused around specific sensor types. Owlstone’s competitors can be segmented in two categories. First, chemical sensors relating to the technical methodology of detection; and second, direct corporate competitors in the FAIMS sensing space, which is the chosen technology deployment of Owlstone.

Intellectual Property

Our ability to successfully commercialize our products and technologies is significantly enhanced by our ability to secure strong intellectual property rights–generally patents–covering these products and technologies. The development and protection of intellectual property and proprietary technology is a key priority in our current and ongoing activities. As of December 31, 2007, we had been issued one U.S. patent. In addition, we currently have eleven patent applications pending with the United States Patent and Trademark Office and seven patent applications pending with European patent offices covering the key functional and operational features of our chemical detection technologies.

Corporate History

We were originally formed as Colorado Gold & Silver, Inc., a Colorado corporation, on March 3, 1980, and subsequently changed our name to Dynamic I-T, Inc. and then in January 2004, changed our name to Artwork & Beyond, Inc., or Artwork. On October 1, 2004, Artwork entered into a share exchange agreement to acquire all of the issued and outstanding common stock of Advance Nanotech Holdings, Inc. pursuant to the terms and conditions set forth in the share exchange agreement. The acquisition transaction closed simultaneously with the execution of the share exchange agreement. Artwork and its affiliates were unrelated to the stockholders of us or Advance Nanotech Holdings, Inc. prior to the execution, delivery and performance of the share exchange agreement. As a result of this transaction (and certain capital transactions, including a reverse 100-to-1 stock split on October 5, 2005), control of Artwork was changed, with the former stockholders of Advance Nanotech Holdings, Inc. acquired approximately 99% of Artwork’s outstanding common stock. In addition, all of the officers and directors of Artwork prior to the transaction were replaced by designees of the former shareholders of Advance Nanotech Holdings, Inc., and Artwork’s corporate name was changed to “Advance Nanotech, Inc.” As a consequence of the change in control of Artwork resulting from these transactions, all prior business activities of Artwork were completely terminated, and Artwork adopted the business plan developed by Advance Nanotech Holdings, Inc. prior to the transaction. On October 5, 2004, the new Board of Directors approved the change of the issuer’s name to “Advance Nanotech, Inc. (a Colorado corporation),” or Advance Nanotech Colorado.

On June 19, 2006, Advance Nanotech Colorado merged with and into its newly-formed, wholly-owned subsidiary, Advance Nanotech, Inc., a Delaware corporation, or Advance Nanotech Delaware, in order to reincorporate in the State of Delaware. The reincorporation was approved by Advance Nanotech Colorado's shareholders on May 11, 2006. As a result of the reincorporation, our legal domicile is now Delaware. Each outstanding Advance Nanotech Colorado common share was automatically converted into one Advance Nanotech Delaware common share. As a result of the reincorporation, each outstanding option, right or warrant to acquire shares of Advance Nanotech Colorado common stock converted into an option, right or warrant to acquire an equal number of shares of Advance Nanotech Delaware common stock, with no further action required by any party, under the same terms and conditions as the original option, right or warrant.

Legal Proceedings

We are not aware of any pending or threatened litigation against us that we expect will have a material adverse effect on our business, financial condition, liquidity, or operating results. However, legal claims are inherently uncertain, and we cannot assure you that we will not be adversely affected in the future by legal proceedings.

PROPERTIES

As of the date of this prospectus, we do not own any interest in real property.

We currently lease 3,569 square feet of general office space at our principal executive offices at 600 Lexington Avenue, 29th Floor, New York, New York 10022 for base rent of approximately $14,917 per month. These facilities are the center for all of our administrative functions in the United States. The lease expires on September 13, 2010. Management believes that the office space is adequate for our current needs. On February 1, 2007, we subleased some of this office space to an affiliate of a Director of the Company, Lee Cole. Under the terms of the sublease, the sublease will run from February 1, 2007 through January 2008 and require monthly rent payments of $8,000. It is expected that this sublease will be renewed for another one-year term.

Our directly owned subsidiary, Owlstone, leases office facilities at Park 80 West Plaza 2, Saddle Brook, New Jersey, for monthly rent of approximately $2,000. The lease is on a month-to-month basis, and either party can terminate at any time with a 30-day notification. The office is utilized as an executive office for Owlstone.

Owlstone also leases office facilities at Cambridge Innovation Center, Jacksonville Room, One Broadway, 14th Floor, Cambridge, Massachusetts for monthly rent of $1,300. The lease is on a month-to-month basis, and either party can terminate at any time with a 30-day notification. The office is utilized as Owlstone’s laboratory for research and development activities.

Our indirectly owned subsidiary, Owlstone Limited, has three leased offices in Cambridge (UK). The Cambridge (UK) offices are located at St. John’s Innovation Centre, Cowley Road, Cambridge, CB4 0WS. All three leases are on a month-to-month basis, and either party can terminate at any time with a 30-day notification. The following is a breakdown of the three leases and their other terms:

•	Unit 17 – 1,280 square feet and monthly rent payments of approximately $8,800 (GBP £4,500), which commenced on October 13, 2006;

•	Unit 33 – 1,280 square feet and monthly rent payments of approximately $7,700 (GBP £3,950), which commenced on February 14, 2005; and

•	Unit 47 – 205 square feet and monthly rent payments of approximately $1,500 (GBP £786), which commenced on January 13, 2006.

MANAGEMENT

Our directors and executive officers as of January 4, 2008, are as follows:

Name	Age	Principal Occupation
Magnus R. E. Gittins	28	Executive Chairman and Chairman of the Board
Antonio Goncalves	33	Chief Executive Officer
Thomas Finn	41	Chief Financial Officer and Secretary
Lee J. Cole	47	Director
Peter Rugg	59	Director
Virgil E. Wenger	77	Director
John Robertson	57	Director
Douglas Zorn	57	Director

Magnus R. E. Gittins, Executive Chairman and Chairman of the Board

Mr. Gittins began serving as our President and Executive Chairman of the Board in May 2006. Mr. Gittins had been our Chief Executive Officer from October 2004 until November 2006, having co-founded us in 2004. Mr. Gittins serves as Chief Executive Officer of Advance Display Technologies Plc, a UK public company, since August 2006 and Chief Executive Officer of Advance Nanotech Limited, a UK corporation, since its inception in 2003. Mr. Gittins was the President and CEO of our predecessor Delaware corporation from its inception in August 2004. Prior to our founding, Mr. Gittins was the Chief Technology Officer of a European-focused, technology venture-capital fund from 1998 to 2000. From 2000 to 2002, Mr. Gittins was a partner with Sterling FCS, a technology consultancy. Mr. Gittins holds a BA (Honours) from the University of Cambridge, UK.

Antonio Goncalves, Jr., Chief Executive Officer

Mr. Goncalves joined us as Chief Operating Officer in August 2006. Mr. Goncalves was appointed interim Chief Executive Officer in November 2006. Prior to joining us, Mr. Goncalves held several leadership positions with Purdue Pharmaceutical L.P., a privately held pharmaceutical company, and its independent associated companies from March 2001 to August 2006. Most recently, he served as associate director of finance where he directed the risk management and insurance functions for the company, acted as the financial lead for several segments of the company, and had responsibilities in the cash management and treasury functions. Mr. Goncalves also previously held the position of associate director of corporate audit where he directed internal audit functions, provided business consulting services and identified risk, exposures and opportunities for improvement within the company. Prior to Purdue Pharmaceutical L.P., Mr. Goncalves was the senior manager of worldwide corporate audit for DaimlerChrylser AG from 1998 to 2001. He previously held several positions with People’s Bank from 1992 to 1998 including controller of People’s Capital and leasing and internal audit leadership roles. Mr. Goncalves received a Bachelor of Science degree in accounting from Sacred Heart University and is a Certified Business Manager (CBM).

Thomas P. Finn, Chief Financial Officer

Thomas Finn has served as our Chief Financial Officer since October 2005, having joined us in February 2005 as our Financial Controller. Prior to joining us, Mr. Finn worked for Purdue Pharmaceutical L.P. and its independent associated companies in various capacities but most recently as an internal auditor from 2004 to February 2005. Mr. Finn worked as an independent consultant, from May 2000 to January 2004, as interim CFO and controller and auditor for various start-up companies where he has always focused on improving controls and procedures. Mr. Finn also worked for over six years with IBM Corporation until May 2000. Mr. Finn holds a Bachelor of Business Administration in Finance from the University of Massachusetts at Amherst and a Masters of Business Administration in International Business from the Helsinki School of Economics in Helsinki, Finland.

Lee J. Cole, Director

Mr. Cole has served as a director since October 2005 and formerly served as Chairman of the Board from October 2004 to April 2006. Mr. Cole is the Chairman of Gardant Pharmaceuticals, Inc., a OTC-traded pharmaceutical development organization, and has served in that position since September 2004. Since 1998, Mr. Cole has been a principal with Tech Capital Group, a technology consulting and investment firm that has investments in private and public information and healthcare technology companies. Mr. Cole is also a director since June 2004 of Enhance Biotech, Inc., an OTC-traded developer of lifestyle drug pharmaceuticals, a director since November 2002 of Neuro Bioscience, Inc., an OTC-traded biopharmaceutical developer focusing on diseases and disorders affecting the central nervous system, and a director since December 2002 of Electronic Game Card, Inc., an OTC-traded developer and designer of gaming devices, and is currently the interim Chief Executive Officer of Electronic Game Card, Inc.

Peter Rugg, Director

Mr. Rugg has served as our director since October 2005. Mr. Rugg, a Senior Partner of Tatum, LLC, an executive services firm, has been employed as a partner of that firm for the last three years and has been with Tatum, LLC for over five years. Mr. Rugg has more than 30 years of diversified business experience with special competence in capital structure and creative financing alternatives. At Tatum, Mr. Rugg managed public company financial reporting, investor relations, tax compliance and audit, budget and planning, and information technology systems including relational database, desktop, and multi-currency accounting.

Virgil E. Wenger, Director

Mr. Wenger has served as our director since October 2005. Mr. Wenger, a CPA and former partner in Ernst & Young, retired in 1990 after a 37-year career with Ernst & Young LLP and Arthur Young & Company. Since 1990, Mr. Wenger has continued his business activities as an independent consultant and financial advisor. Since 1992, Mr. Wenger has served as a Trustee of the Pittsburgh & West Virginia Railroad, an American Stock Exchange listed company. Since 2003, Mr. Wenger has served as a director of Enhanced Technology Financial Services, Inc., a provider of information about loans, and as Chief Financial Officer of Shareholder Intelligence Services, LLC, a provider to companies of consolidated information about their shareholders. Mr. Wenger is the father-in-law of the our CFO and Secretary, Thomas P. Finn.

John Robertson, Director

Dr. Robertson has served as our director since April 2006. Dr. Robertson has been employed by the Engineering Department at the University of Cambridge since 1994. He has served as a Professor of Electrical Engineering at the University of Cambridge since 2002 and his a wide range of research interests, including amorphous silicon, diamond-like carbon and ferroelectric oxides.

Douglas Zorn, Director

Mr. Zorn has served as our director since March 2007. Mr. Zorn is the founder of three start-up companies. Mr. Zorn is the founder and a director of US Wireless Data, Inc. (d/b/a StarVox Communications), a Voice-Over-Internet-Protocol (VoIP) communication company, where he has also served as the Chairman and President since June 2004 to the present. Mr. Zorn also founded and served as President, CEO and Chairman of Appiant Technologies, Inc., a communications software company from April 1994 to February 2003, and as COO of Monterey Telecommunications Corporation, an OEM wireless switch manufacturer from March 1992 to March 1994. Mr. Zorn also served as Vice President and CFO of Centigram Communications Corporation, a designer, manufacturer and marketer of integrated systems, from April 1985 to February 1992. Mr. Zorn is a certified public accountant who holds a Masters in Business Administration from Santa Clara University.

CORPORATE GOVERNANCE

Our Board of Directors and management are committed to responsible corporate governance to ensure that we are managed for the long-term benefit of our stockholders. To that end, our Board of Directors and management periodically review and update, as appropriate, our corporate governance policies and practices. In doing so, our Board and management review published guidelines and recommendations of institutional stockholder organizations and current best practices of similarly situated public companies. Our Board and management also regularly evaluate and, when appropriate, revise our corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the SEC and The Nasdaq Stock Market, Inc., or NASDAQ.

Corporate Governance Policies and Practices

The following is a summary of our corporate governance policies and practices:

•
A majority of the members of our Board are independent directors, as defined by NASDAQ. Our Board has determined that all of our directors are independent, other than Virgil Wenger and Magnus Gittins. Independent directors do not receive consulting, legal or other fees from us other than Board compensation.

•
All of our employees, officers and directors are subject to our Code of Business Conduct and Ethics Policy, which is available on our website at www.advancenanotech.com. The ethics policy meets the code of ethics requirements of the SEC. If any material provisions of our Code of Business Conduct and Ethics Policy are waived for our Chief Executive Officer or senior financial officers, or if any substantive changes are made to our policy as they relate to any director or executive officer, we will disclose that fact on our website within five (5) business days. In addition, any other material amendment of our Code of Business Conduct and Ethics Policy will be so disclosed.

•	Our Board’s current policy is to separate the roles of Chairman of the Board and Chief Executive Officer.

•	The Audit Committee and Governance Committee each consist entirely of independent directors.

•
The Compensation Committee consists of two non-employee directors, one of which does not meet the definition of “independent” under the rules of NASDAQ. Virgil Wenger is the father-in-law of our Chief Financial Officer, Thomas P. Finn.

•	Our Board reviews at least annually our business initiatives, capital projects and budget matters.

•	The Audit Committee reviews and approves all related-party transactions.

•
As part of our Code of Business Conduct and Ethics Policy, we have made a “whistleblower” hotline available to all employees for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.

Stockholder Communications with Directors

Stockholders who want to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at Advance Nanotech, Inc., 600 Lexington Avenue, 29th Floor, New York, New York 10022. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

Board Meetings and Committees

Our Board consists of a majority of independent directors, consisting of Messrs. Cole, Robertson, Rugg and Zorn. Each director attended at least 75% of the meetings of the Board of Directors and Board committees on which such director served during 2007. The Board has four standing committees: an Audit Committee, a Compensation Committee, a Governance Committee and an Executive Committee. Current committee members are listed below. Each committee has a charter which is available on our website at www.advancenanotech.com.

The committee memberships of our directors as of January 4, 2008 are as follows:

		Committee Membership
Name	Director Since	Audit	Compensation	Governance	Executive
Magnus R. E. Gittins	2004				Chair
Lee J. Cole	2005	X	Chair		X
Peter Rugg	2005	Chair		Chair
Virgil E. Wenger	2005		X		X
John Robertson	2006
Douglas Zorn	2007	X		X

Audit Committee: The functions of the Audit Committee are to recommend selection of independent public accountants to our Board, to review the scope and results of the year-end audit with management and the independent auditors, to review our accounting principles and our system of internal accounting controls and to review our annual and quarterly reports before filing with the SEC. Our Board has determined that all members of the Audit Committee are independent directors under the rules of NASDAQ. Our Board has determined that all members of the Audit Committee are financially literate, as that term is defined by NASDAQ and by applicable SEC rules, and that Doug Zorn, CPA, is a “Audit Committee Financial Expert” who is independent of management in accordance with applicable regulations. The Audit Committee currently consists of Messrs. Rugg (Chairman), Cole and Zorn. The Audit Committee met four times during 2007 and all members of the Audit Committee attended those meetings.

Compensation Committee: The Compensation Committee reviews and approves salaries, bonuses and other benefits payable to the executive officers and administers the 2005 Equity Incentive Plan as amended. All members of the Compensation Committee are (1) “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), and (2) “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended). None of the members of the Compensation Committee have interlocking relationships as defined by the SEC. One member of the Compensation Committee does not meet the definition of “independent” under the rules of NASDAQ. Virgil Wenger is the father-in-law of our Chief Financial Officer, Thomas P. Finn. As such, Mr. Wenger abstains from any vote or resolution specifically related to the compensation for his son-in-law. The Compensation Committee is specifically responsible for determining the compensation of the Chief Executive Officer. The Compensation Committee currently consists of Messrs. Cole (Chairman) and Wenger. The Compensation Committee met three times in 2007.

Executive Committee: The Executive Committee is to meet and take action on behalf of the full Board between regularly scheduled meetings in the event that it is not practical or timely to convene a full meeting of the Board. The Executive Committee currently consists of Messrs. Gittins (Chairman), Cole and Wenger. The Executive Committee met three times during 2007.

Governance Committee: The Governance Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies. The Governance Committee currently consists of Messrs. Rugg (Chairman) and Zorn. The Governance Committee met one time in 2007.

The Governance Committee manages the process for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills and characteristics required on the Board, the current makeup of the Board, the results of the evaluations, and the wishes of the Board members to be re-nominated, the Governance Committee recommends to the Board whether those individuals should be re-nominated.

The Governance Committee meets at least on an annual basis and will review with the Board whether it believes the Board would benefit from adding any new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If the Board determines that a new member would be beneficial, the Governance Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Governance Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the Governance Committee may recommend to the Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with the Company. Stockholders may also recommend candidates by sending the candidate’s name and resume to the Governance Committee under the provisions set forth above for communication with the Board. The deadline to submit recommendations for nominees for election to the Board at our 2008 Annual Meeting of Stockholders was October 31, 2007.

The Governance Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities such as independence; experience at the corporate, rather than divisional level, in multi-national organizations larger than us; relevant non-competitive experience; and strong communication and analytical skills. In any given search, the Governance Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board and the perceived needs of the Company. For example, we have previously sought a nominee with significant financial expertise and a nominee with significant relevant operating experience. The Governance Committee believes that it is necessary for at least one independent Board member to possess each of these skills. However, during any search the Governance Committee reserves the right to modify its stated search criteria for exceptional candidates.

Non-Employee Director Compensation

Members of the Board of Directors who are not employees of the Company receive a retainer of $5,000 per quarter and a fee of $1,000 for attending each Board or stockholder meeting held in person. Directors who are employees, such as Mr. Gittins, do not receive compensation for serving as directors or for attending Board of Directors, committee or stockholder meetings. In addition, Mr. Cole does not receive any compensation for serving as a director or for attending Board of Directors, committee or stockholder meetings because he received a special grant of stock options in 2006 to acknowledge his role as a founder of the Company. We maintain a written compensation policy for our non-employee directors. We do not provide additional compensation for service on any of our Board committees. There is one family relationship between a director and an executive officer of the Company, which was disclosed on the day the director was elected: Virgil Wenger, a director of the Company, is the father-in-law of Thomas Finn, Chief Financial Officer.

The following table provides information on compensation awarded or paid to our non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Lee J. Cole	$-	$-	$-
Peter Rugg	$27,500	$-	$27,500
Virgil E. Wenger	$28,500	$-	$28,500
John Robertson	$27,500	$-	$27,500
Douglas Zorn	$17,500	$-	$17,500

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid for the fiscal years ended December 31, 2006 and 2007 to our Chief Executive Officer and each of the next two most highly compensated executive officers (as defined in Rule 3b-7 under the Exchange Act) serving at the end of 2007 (referred to as the named executive officers):

Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Magnus R. E. Gittins	2007	$158,144	$-	$37,779	$38,723	$-	$2,250	$198,173
Executive Chairman and	2006	$183,333	$-	$114,178	$255,613	$-	$71,320	$624,444
Chairman of the Board

Antonio Goncalves	2007	$252,083	$-	$22,433	$38,723	$-	$10,700	$285,216
Chief Executive Officer	2006	$109,145	$-	$167,127	$-	$-	$3,864	$280,136

Thomas P. Finn	2007	$240,833	$-	$52,134	$38,723	$-	$10,700	$303,667
Chief Financial Officer and	2006	$195,000	$-	$137,537	$76,684	$-	$10,700	$419,921
Secretary

(1)	Per SEC rules, the salary column represents the amount of actual gross wages paid in 2006 and 2007 to the named executive officer.

(2)
The Company did not pay discretionary cash bonuses during 2006 and 2007. Any bonuses paid were performance-based and paid through our 2005 Equity Incentive Plan and included in the “Stock Awards” column.

(3)
For 2007, reflects awards of our common stock on May 17, 2007 to Messrs. Gittins, Goncalves and Finn who received 104,941, 62,313 and 144,817 stock awards, respectively. Each stock award is reflected as the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment.” Under the terms of the 2005 Equity Incentive Plan, which was implemented on December 30, 2005, 3,000,000 shares of common stock were reserved for issuance upon stock awards and stock options to be granted. The 2005 Equity Incentive Plan is a non-qualified plan and will expire on December 22, 2010, but options may remain outstanding past this date. The Board authorizes the grant of options to purchase stock as well as the grant of shares of stock under this plan. Grants cancelled or forfeited are available for future grants. The amounts shown above reflect the value of the stock award based on the grant date fair value of the stock expensed at the time of the appropriate service period during the year. In addition, Messrs. Gittins, Goncalves and Finn were each awarded 650,000 shares of restricted common stock to be vested quarterly, pro rata, over two years commencing on August 13, 2007. These shares have not yet been issued because a sufficient number of authorized shares are not available under the 2005 Equity Incentive Plan.

For 2006, each executive officer received stock awards as follows as accounted for in the financial statements for fiscal year end December 31, 2007:

Name	Grant Date April 13, 2006		Grant Date July 31, 2006			Grant Date November 28, 2006			Grant Date January 23, 2007		Totals for 2006
	Grant Date Fair Value Per Share	Shares Received	Grant Date Fair Value Per Share	Shares Received		Grant Date Fair Value Per Share	Shares Received		Grant Date Fair Value Per Share	Shares Received	Total Fair Value of Stock Awards	Total Shares Received
Magnus R. E. Gittins	$1.84	16,652	$0.84	20,021		$0.84	45,375	(b)	$0.71	40,290	$114,178	122,238
Antonio Goncalves	-	-	-	-		$0.84	20,173		$0.71	211,523	$167,127	231,696
Thomas P. Finn	$1.84	12,489	$0.84	39,422	(a)	$0.84	71,419	(c)	$0.71	30,218	$137,537	153,548

(a)	Of the total shares received, 24,406 shares represented a performance based bonus.

(b)	Of the total shares received, 9,064 shares represented a performance based bonus.

(c)	Of the total shares received, 44,186 shares represented a performance based bonus.

(4)
 The values shown reflect the dollar amounts relating to option awards recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, as applicable, in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment.” Assumptions used in the calculation of these amounts for fiscal year ended December 31, 2006 are included in Note I to our audited financial statements for the fiscal year ended December 31, 2006, included in our Annual Report on Form 10-KSB filed with the SEC on March 30, 2007.

For 2007, these values include amounts from options awarded on August 13, 2007; however, these options have not yet been issued because a sufficient number of authorized shares are not available under the 2005 Equity Incentive Plan. The following assumptions were used to calculate the values shown in the table: The values shown in the table were calculated using a Black Scholes valuation model which include a vesting period of one year, ten year expiration, exercise price of $0.25, risk factor of 4.84%, price volatility of 70% and a 0% annual dividend yield. A total expense of $304,500 will be recorded over the service period.

In December 2004, the FASB issued FAS 123R (revised 2004), (SFAS No. 123(R)) "Share-Based Payment." This statement revises SFAS No. 123, “Accounting for Stock-Based Compensation," which provided alternative methods of disclosure for stock-based employee compensation. It also supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees," ("APB 25") and its related implementation guidance. SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS 123(R) eliminates the alternative to use APB 25's intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. The effective date for SFAS 123(R) was modified by the SEC in April 2005 and now is effective for public entities that file as small business issuers as of the beginning of the next fiscal year that begins after December 15, 2005 and applies to all awards granted after the required effective date and to awards modified, repurchased or cancelled after that date. Compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123(R) for either recognition or pro forma disclosures. The Company has determined the impact of the adoption of SFAS 123R on its financial statements and disclosed the results in Footnote I. The future amounts may change because it will depend on levels of share based payments granted in the future.

(5)	The Company did not pay any cash bonuses in 2006 or 2007.

(6)	All Other Compensation consists of commuting allowance, gross-up for payment of taxes and housing allowance as follows:

Name	Commuting Allowance ($)	Housing Allowance ($)	Gross-up for taxes ($)	Total Other Compensation ($)
Magnus R. E. Gittins
2007	$2,250	$-	$-	$2,250
2006	$-	$44,400	$26,920	$71,320
Antonio Goncalves
2007	$6,000	$-	$4,700	$10,700
2006	$2,167	$-	$1,697	$3,864
Thomas P. Finn
2007	$6,000	$-	$4,700	$10,700
2006	$6,000	$-	$4,700	$10,700

Outstanding Equity Awards at Year End

The following table provides certain information as of December 31, 2007, concerning unexercised options and stock awards including those that had been granted but not yet vested as of such date for each of the named executive officers.

	Option Awards(2)					Stock Awards(2)
			Equity Incentive Plan Awards					Equity Incentive Plan Awards	Equity Incentive Plan Awards
	Number of Securities Underlying Un-exercised Options (#) (1)	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Unearned	Option Exercise Price	Option Expiration	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Un-exercisable	Options (#)	($)	Date	(#)	($)	(#)	($)
Magnus R. E. Gittins	400,000	-	-	$2.03	1/5/2011	-	-	-	$-
Antonio Goncalves	-	-	-	$-	-	-	-	-	$-
Thomas P. Finn	120,000	-	-	$2.03	1/5/2011	-	-	-	$-

(1)
Represents the number of options to purchase shares of our common stock. The options were issued on January 5, 2006 and have a five-year life. The options were immediately vested 100% on the date of grant. The options were issued at fair market value determined by the closing stock price on the day preceding the grant date. We record the straight-line expense of the options over a three-year service period.

(2)
These numbers do not include stock options and stock awards that were awarded on August 13, 2007, which have not been issued because we do not have sufficient shares available under our 2005 Equity Incentive Plan.

Equity Incentive Plan Information

We presently have a single plan for the granting of equity incentives to directors, employees and consultants – the 2005 Equity Incentive Plan, or the Plan. Stock grants and options to purchase common stock may be issued under the Plan. The Plan is intended to be a broad-based, long-term retention program that is intended to attract and retain talented employees, directors and consultants and align their interests with stockholder interests. The purpose of the Plan is to promote the success, and enhance the value, of the Company by aligning the interests of participants with those of our stockholders. Our Board adopted the Plan on December 22, 2005.

We have reserved 3,000,000 shares of our common stock for issuance pursuant to grants under the Plan. Under the Plan, participants may be granted shares of our common stock or options to purchase common stock. The Plan contains provisions allowing net exercise, cashless exercise and a holdback election for taxes payable upon grant of these awards. The Board delegated administration of the Plan to the Compensation Committee consisting of directors Lee Cole and Virgil Wenger. The Compensation Committee will be responsible for approving all grants made under the Plan.

Information about our 2005 Equity Incentive Plan information as of December 31, 2007 is as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	-	-	-

Equity compensation plans not approved by security holders	820,000	$2.14	240

Total	820,000	$2.14	240

Employment, Termination and Change-in-Control Arrangements

Each of Messrs. Gittins, Goncalves and Finn have two-year employment agreements with us dated August 13, 2007, which provide for payments by us under various circumstances after termination of their employment as described below.

Termination by Executive Without Good Reason. An executive may terminate his employment with us for any reason or no reason by giving us at least 180 days prior written notice. We, at our election, may either require the executive to continue to perform his duties for the full 180-day notice period or terminate his employment at any time during such 180-day notice period. An election by us to terminate an executive’s employment at any time during such 180-day notice period will not be deemed to be a termination of the executive’s employment by us without cause or a termination of the executive’s employment by us for cause, but will be treated as a termination of employment by the executive without good reason. If an executive’s employment is terminated by us before the 180-day notice period has expired without cause, the executive shall continue to receive his base salary and bonus, and we will continue to provide medical and dental benefits for the executive and the executive’s family, by paying the premium for health insurance continuation coverage under COBRA to the extent he elects COBRA coverage (or continue to contribute the employer portion of the premium normally paid by us for our current employees), for the unexpired balance of the 180-day notice period.

Termination by Executive for Good Reason. Upon 180 days’ written notice to us of an executive’s intent to terminate his employment agreement, the executive has the right to terminate his employment for “good reason,” which is one the following reasons: either our material breach of his employment agreement or relocation of our headquarters and/or the executive’s regular work address to a location which is more than 40 miles from the current principal address at which he is required to perform his duties without his prior written consent. If an executive terminates his employment for good reason, he will continue to receive his base salary and bonus, and we will continue to provide medical and dental benefits for him and his family, by paying the premium for health insurance continuation coverage under COBRA to the extent he elects COBRA coverage (or continue to contribute the employer portion of the premium normally paid by us for our current employees), for period of the lesser of 180 days from the earlier to occur of the date notice of termination is given or the date on which employment actually terminates.

Termination by Us for Cause. If the executive’s employment is terminated for “cause,” the executive will not be entitled to and shall not receive any compensation or benefits of any type following the effective date of termination, except such benefits as may be required to be extended under applicable state or federal law. The term “cause” includes, but is not limited to, (i) conviction of a felony or a crime involving moral turpitude; (ii) engagement in conduct which has the effect, or might reasonably be expected to have the effect of bringing disrepute to our reputation or hold us or the executive up to public ridicule; (iii) fraud on or misappropriation of any funds or property of us, any affiliate, customer or vendor; (iv) wilful violation of any securities law, rule or regulation (other than minor traffic violations or similar offenses); (v) personal dishonesty, or breach of fiduciary duty which involves personal profit; (vi) gross incompetence in the performance of the executive’s duties; (vii) wilful misconduct in connection with the executive’s duties; (viii) habitual absenteeism or inattention to the executive’s duties; (ix) chronic use of alcohol, drugs or other similar substances (other than pursuant to medical prescriptions and under doctors’ supervision for treatment of legitimate illnesses or conditions) which affects the executive’s work performance; (x) wilful violation of any of our rules, regulations, procedures or policies which has, or may reasonably be expected to have, a material adverse effect on us; (xi) engaging in behavior that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other egregious conduct that violates laws governing the workplace; or (xii) material breach of any material provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the executive for our benefit or of any of our material policies, all as determined by the Board, which determination will be conclusive. Notwithstanding anything to the contrary, employment may not be terminated for “cause” in the event that the executive becomes permanently disabled.

Termination by Us Without Cause. We retain the right to terminate an executive without cause or prior written notice, in which case he will continue to receive his base salary and bonus, and we will continue to provide medical and dental benefits for him and his family, by paying the premium for health insurance continuation coverage under COBRA to the extent he elects COBRA coverage (or continue to contribute the employer portion of the premium normally paid by us for our current employees), for period of the lesser of 180 days from the earlier to occur of the date notice of termination is given or the date on which employment actually terminates.

Termination by Virtue of a Change in Control. An executive may elect in writing to declare that he has been terminated as a result of a “change in control” (as hereafter defined), at which time he shall be entitled to a lump sum severance payment equal to his base salary earned over the preceding twelve-month period and a sum sufficient to pay for the continuation of his medical and dental insurance with all of his then-current benefits for a like twelve-month period. The term “change in control” includes: (i) a buy-out of us whereby more than 50% in the aggregate of our ownership interests becomes beneficially owned by persons not now holding an ownership interest; (ii) our liquidation or dissolution; or (iii) the sale or other disposition of all or substantially all of our assets.

Termination for Executive’s Permanent Disability. To the extent permissible under applicable law, in the event an executive becomes permanently disabled during employment, we may terminate his employment agreement by giving 30 days notice to the executive of our intent to terminate, and unless the executive resumes performance of his duties within five days of the date of the notice and continues performance for the remainder of the notice period, his employment agreement will terminate at the end of the 30- day period. “Permanently disabled” means the inability, due to physical or mental ill health, to perform the essential functions of the executive’s job, with a reasonable accommodation, for 90 days during any one employment year irrespective of whether such days are consecutive. If an executive’s employment is terminated by us because of his permanent disability, the executive shall continue to receive his base salary and bonus, and we will continue to provide medical and dental benefits for him and his family, by paying the premium for health insurance continuation coverage under COBRA to the extent the executive elects COBRA coverage (or continue to contribute the employer portion of the premium normally paid by us for our current employees), for 180 days from the date on which employment actually terminates.

Termination Due to Executive’s Death. An executive’s employment agreement will terminate immediately upon his death, and we shall not have any further liability or obligation to him, his executors, heirs, assigns or any other person claiming under or through his estate, except as set forth in this paragraph. We will pay any accrued but unpaid salary or bonuses through the date of termination to the executive’s estate. If the executive’s employment is terminated by us because of the executive’s death, his estate will continue to receive the executive’s base salary and bonus, and we will continue to provide medical and dental benefits for the executive’s family, by paying the premium for health insurance continuation coverage under COBRA to the extent the executive’s estate elects COBRA coverage (or continue to contribute the employer portion of the premium normally paid by us for our current employees), for 180 days from the date on which employment actually terminates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 6, 2006, our subsidiary, Advance Display Technologies, plc, or ADT, entered into a conditional Facility Agreement with NAB Ventures Limited, or NAB. NAB will provide us one or more loans, each called a drawdown, in the aggregate principal amount of up to approximately $6.6 million (GBP £3.5M) subject to the terms and conditions. In addition to being the lender under the Facility Agreement, NAB also owned 950,000 shares, or 2.6%, of our common stock outstanding as of January 4, 2008. As of December 31, 2007, we had approximately $450,000 outstanding under the Facility Agreement. Any outstanding principal amount bears interest per annum at an interest rate of 9.0%. In the event the Facility Agreement is not repaid on the maturity date of December 31, 2009, the unpaid principal amount and accrued interest thereon also bears additional interest at a default rate of 1.5% per month or 18% annum. We may cancel this agreement at any time subject to having no outstanding loan balance. Before each drawdown, there must be a mutual written agreement between us and NAB upon a budget. There are no financial covenants under this agreement. As an inducement to provide the Facility Agreement, NAB will receive 1,875,000 of ordinary shares and a warrant to purchase an additional 1,875,000 ordinary shares of ADT at an exercise price per share equal to the share price that ADT’s ordinary shares commence trading on the Plus-quoted or other similar public exchange. The warrants have a cashless exercise provision.

Beginning February 1, 2007, we have subleased certain office space at the New York Corporate office located at 600 Lexington Avenue. The sublease tenant is an affiliate of Mr. Cole, a director of the Company. Under the terms of the sublease, the sublease will run from February 1, 2007 through January 2008 and require monthly rent payments of $8,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of January 4, 2008 by each person known by us to be the beneficial owner of more than five percent (5%) of our common stock, by each director, by each named executive officer, and by all directors and executive officers as a group.

Except as otherwise indicated in the footnotes to the table, we believe that each of the persons or entities named in the table exercises sole voting and investment power over the shares of common stock that each of them beneficially owns, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of the measurement date upon the exercise of stock options. Each person’s percentage ownership is determined by assuming that stock options beneficially owned by such person (but not those owned by any other person) have been exercised.

	Shares of Common Stock Beneficially Owned			Percentage of Total Shares Outstanding
Name and Address of Owner (1)	Shares	Options/ Warrants	Total
5% or Greater Stockholders:
LC Capital Master Fund, Ltd. (2)	—	3,540,000	3,540,000	8.82%
Ingalls & Snyder LLC (3)	—	3,540,000	3,540,000	8.82%
Michael E. Hildesley (4)	—	2,124,000	2,124,000	5.49%
BEME Capital Limited (5)	—	2,124,000	2,124,000	5.49%

Directors:
Magnus Gittins (6)	340,470	575,000	915,470	2.46%
Lee Cole (7)	—	120,000	120,000	*
Virgil Wenger (8)	38,379	20,000	58,379	*
Peter Rugg (9)	19,190	20,000	39,190	*
John Robertson (10)	—	20,000	20,000	*
Douglas Zorn (11)	—	—	—	*

Named Executive Officers:
Magnus Gittins (See above)
Antonio Goncalves, Jr. (12)	246,325	175,000	421,325	1.15%
Thomas Finn (13)	232,613	295,000	527,613	1.43%
All Directors and Named Executive Officers as a Group (8 persons)	876,977	1,225,000	2,101,977	5.56%

* Less than 1%

(1)	Unless otherwise indicated in the footnotes below, the address of each stockholder is c/o Advance Nanotech, Inc., 600 Lexington Avenue, 29th Floor, New York, New York 10022.

(2)
Represents (1) 2,360,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $590,000 and (2) 1,180,000 shares of common stock issuable upon exercise of warrants. Richard F. Conway exercises voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 680 Fifth Avenue, 12th Floor, New York, New York 10019.

(3)
Represents (1) 1,770,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $442,500 and (2) 885,000 shares of common stock issuable upon exercise of warrants. H. Shepard Boone exercises voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 61 Broadway, 31st Floor, New York, New York 10006.

(4)
Represents (1) 1,416,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $354,000 and (2) 708,000 shares of common stock issuable upon exercise of warrants. The address of the selling stockholder is 23 Woodlands Rd., London SW13 0JZ, UK.

(5)
Represents (1) 1,416,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $354,000 and (2) 708,000 shares of common stock issuable upon exercise of warrants. Andrew Turner exercises voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is Suite 834, P.O. Box 1419, Europort, Gibraltar.

(6)
Includes 575,000 shares of common stock options, 400,000 of which are issuable upon exercise of stock options that are immediately exercisable at an exercise price of $2.03 per share and 175,000 shares of common stock that are immediately exercisable at an exercise price of $0.25 per share. The 400,000 stock options were granted to Mr. Gittins in his role as a founder of the Company and the 175,000 stock options were granted to Mr. Gittins as part of his employment agreement.

(7)
Includes 120,000 shares of common stock issuable upon exercise of stock options that are immediately exercisable at an exercise price of $2.03 per share. These stock options were granted to Mr. Cole in his role as a founder of the Company.

(8)
Includes 12,500 shares of common stock issuable upon exercise of warrants that are immediately exercisable at $1.25. The Company issued these warrants to Mr. Wenger in connection with his participation in a private placement by us in 2005. Also includes an option to purchase 20,000 shares of common stock at $3.50 for participation on the Board of Directors.

(9)
Includes 6,450 shares of common stock issuable upon exercise of warrants that are immediately exercisable at an exercise price of $1.25 per share. The Company issued these warrants to Mr. Rugg in connection with his participation in a private placement by us in 2005. Also includes an option to purchase 20,000 shares of common stock at $3.50 for participation on the Board of Directors.

(10)	Includes an option to purchase 20,000 shares of common stock at $3.50 for Mr. Robertson’s participation on the Board of Directors.

(11)	Douglas Zorn joined the Board of Directors on March 6, 2007 and did not beneficially own common stock as of the date of the table.

(12)
Includes 175,000 shares of common stock issuable upon exercise of stock options that are immediately exercisable at an exercise price of $0.25 per share. These stock options were granted to Mr. Goncalves as part of his employment agreement.

(13)
Includes 295,000 shares of common stock options, 120,000 of which are issuable upon exercise of stock options that are immediately exercisable at an exercise price of $2.03 per share and 175,000 shares of common stock that are immediately exercisable at an exercise price of $0.25 per share. The 120,000 stock options were granted to Mr. Finn in his role as an early employee of the Company and the 175,000 stock options were granted to Mr. Finn as part of his employment agreement.

Changes of Control

We have not entered into any arrangements which we reasonably believe may result in a change in control of our business.

SELLING STOCKHOLDERS

The following table sets forth the name of each selling stockholder, the number of shares of common stock beneficially owned by the selling stockholders as of January 4, 2008, the number of shares of common stock to be offered for such selling stockholder’s account and the amount and (if one percent or more) the percentage of the class owned by such selling stockholder after the offering is complete. Except as set forth in the footnotes below, none of the selling stockholders has or had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates, other than as a result of the ownership of our securities.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. This includes shares which a person or entity has a right to acquire in the next 60 days upon conversion of the convertible notes and upon exercise of the warrants. Pursuant to the terms of the notes and warrants, none of a holder's notes or warrants may be converted or exercised, as applicable, to the extent that, after such conversion or exercise, the holder and its affiliates would beneficially own (other than through the right to convert the notes or exercise the warrants) more than 4.99% of our outstanding shares of common stock, unless there is a tender offer outstanding for all of our shares of common stock or the holder provides at least 65 days advance written notice to us.

	Shares of common stock owned prior to the offering 123		Number of Shares of common stock to be	Shares of common stock to be owned after offering [4]
Name	Number	Percentage	offered 123	Number	Percentage
Chestnut Ridge Capital, LP	1,062,000[5]	2.82	1,062,000	-	-
David W. Raisbeck	546,013[6]	1.47	442,500	103,513	*
MHJ Holdings Co	483,013[7]	1.30	354,000	129,391	*
Ingalls & Snyder LLC	3,540,000[8]	8.82	3,540,000	-	-
Provco Ventures I, LP	1,770,000[9]	4.61	1,770,000	-	-
Richard Molinsky	254,635[10]	*	177,000	77,635	*
Michael H. Weiss	886,757[11]	2.37	885,000	1,757	*
Michael E. Hildesley	2,124,000[12]	5.49	2,124,000	-	-
Iroquois MasterFund Ltd.	354,000[13]	*	354,000	-	-
Harborview Master Fund L.P.	1,239,000[14]	3.27	1,239,000	-	-
LC Capital Master Fund, Ltd.	3,540,000[15]	8.82	3,540,000	-	-
The Black Diamond Fund, LLLP	1,770,000[16]	4.61	1,770,000	-	-
Scot Cohen	354,000[17]	*	354,000	-	-
Alpha Capital Anstaldt	1,770,000[18]	4.61	1,770,000	-	-
Mariner Tricadia Credit Strategies Master Fund Ltd.	708,000[19]	1.90	708,000	-	-
Mariner LDC	708,000[20]	1.90	708,000	-	-
BEME Capital Limited	2,124,000[21]	5.49	2,124,000	-	-
Paragon Capital LP	885,000[22]	2.36	885,000	-	-
Alla Pasternack	306,391[23]	*	177,000	129,391	*
Leon Frenkel	306,391[24]	*	177,000	129,391	*
Robert & Rosalyn Brody	88,500[25]	*	88,500	-	-

* Indicates less than one percent

1Includes a good faith estimate of the shares issuable upon conversion of the convertible notes and a good faith estimate of the shares issuable upon exercise of the warrants.

2As indicated in the footnotes below, certain of the shares offered by this prospectus are shares underlying convertible notes issued, and issuable, by us. Convertible notes in the aggregate principal amount of $3,953,000 may be converted at any time until December 2010 at a conversion price of $0.25 per share (subject to adjustment in accordance with customary anti-dilution protection).

3As indicated in the footnotes below, certain of the shares of common stock offered by this prospectus are shares underlying common stock purchase warrants. Such common stock purchase warrants may be exercised with respect to all or any portion of the underlying shares of common stock at any time until December 2012, at an exercise price of $0.30 per share.

4Assumes that all shares of common stock registered will be sold.

5Represents (1) 708,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $177,000 and (2) 354,000 shares of common stock issuable upon exercise of warrants. Kenneth Holz exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 50 Tice Boulevard, Woodcliff Lake, New Jersey 07677.

6Represents (1) 295,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $73,750, (2) 442,500 shares of common stock issuable upon exercise of warrants and (3) 103,513 shares of common stock owned prior to the offering. The address of the selling stockholder is 26640 Edgewood Road, Shorewood, Minnesota 55331.

7Represents (1) 236,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $118,000, (2) 354,000 shares of common stock issuable upon exercise of warrants and (3) 129,391 shares of common stock owner prior to the offering. Michael H. Jordan exercises voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 1357 Prospect Road, Pittsburgh, Pennsylvania 15227.

8Represents (1) 2,360,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $590,000 and (2) 1,180,000 shares of common stock issuable upon exercise of warrants. H. Shepard Boone exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 61 Broadway, 31st Floor, New York, New York 10006.

9Represents (1) 1,180,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $295,000 and (2) 590,000 shares of common stock issuable upon exercise of warrants. Gary R Dilella exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 79 E. Lancaster Ave., Suite 200, Villanova, Pennsylvania 19085.

10Represents (1) 118,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $29,500, (2) 59,000 shares of common stock issuable upon exercise of warrants and (3) 77,635 shares of common stock owned prior to the offering. The address of the selling stockholder is 51 Lords Hwy E., Weston, Connecticut 06883.

11Represents (1) 590,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $147,500, (2) 295,000 shares of common stock issuable upon exercise of warrants and (3) 1,757 shares of common stock owned prior to the offering. The address of the selling stockholder is 11 White Drive, Cedarhurst, New York 11516.

12Represents (1) 1,416,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $354,000 and (2) 708,000 shares of common stock issuable upon exercise of warrants. The address of the selling stockholder is 23 Woodlands Rd., London SW13 0JZ, UK.

13Represents (1) 236,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $59,000 and (2) 118,000 shares of common stock issuable upon exercise of warrants. Joshua Silverman exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 641 Lexington Ave., 26th Fl., New York, New York 10022.

14Represents (1) 826,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $206,500 and (2) 413,000 shares of common stock issuable upon exercise of warrants. Harborview Master Fund L.P. is a master fund in a master-feeder structure whose general partner is Harborview Advisors LLC. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have ultimate responsibility for trading with respect to shares held by the selling stockholder. Messrs. Rosenblum and Stefansky disclaim beneficial ownership of the shares being registered hereunder. The address of the selling stockholder is 850 Third Avenue, Suite 1801, New York, New York 10022.

15Represents (1) 2,360,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $590,000 and (2) 1,180,000 shares of common stock issuable upon exercise of warrants. Richard F. Conway exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 680 Fifth Avenue, 12th Floor, New York, New York 10019.

16Represents (1) 1,180,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $295,000 and (2) 590,000 shares of common stock issuable upon exercise of warrants. Brandon S. Goulding exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 155 Revere Drive, Suite 10, Northbrook, Illinois 60062.

17Represents (1) 236,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $59,000 and (2) 118,000 shares of common stock issuable upon exercise of warrants. The address of the selling stockholder is 641 Lexington Ave., 26th Fl., New York, New York 10022.

18Represents (1) 1,180,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $295,000 and (2) 590,000 shares of common stock issuable upon exercise of warrants. Konrad Ackerman exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 160 Central Park South, Suite 2701, New York, New York 10019.

19Represents (1) 472,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $118,000 and (2) 236,000 shares of common stock issuable upon exercise of warrants. Charles Howe exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 767 Third Avenue, 11th Floor, New York, New York 10017.

20Represents (1) 118,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $29,500 and (2) 59,000 shares of common stock issuable upon exercise of warrants. Charles Howe exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 500 Mamaroneck Avenue, Suite 101, Harrison, New York 10528.

21Represents (1) 1,416,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $354,000 and (2) 708,000 shares of common stock issuable upon exercise of warrants. Andrew Turner exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is Suite 834, P.O. Box 1419, Europort, Gibraltar.

22Represents (1) 590,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $147,500 and (2) 295,000 shares of common stock issuable upon exercise of warrants. Alan P. Donenfeld exercises on behalf of the selling stockholder voting and dispositive power with respect to the shares of common stock registered hereby for the account of the selling stockholder. The address of the selling stockholder is 110 East 59th Street, 29th Floor, New York, New York 10022.

23Represents (1) 118,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $29,500, (2) 59,000 shares of common stock issuable upon exercise of warrants and (3) 129,393 shares of common stock owned prior to the offering. The address of the selling stockholder is 1028 Spring Mill Road, Villanova, Pennsylvania 19085.

24Represents (1) 118,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $29,500, (2) 59,000 shares of common stock issuable upon exercise of warrants and (3) 129,391 shares of common stock owned prior to the offering. The address of the selling stockholder is 1600 Flat Rock Road, Penn Valley, Pennsylvania 19072.

25Represents (1) 59,000 shares of common stock issuable upon conversion of convertible notes in the aggregate principal amount of $14,750 and (2) 29,500 shares of common stock issuable upon exercise of warrants. The address of the selling stockholder is 10040 E. Happy Valley Rd, #779, Scottsdale, Arizona 89255.

DESCRIPTION OF SECURITIES

The following description of the material terms of our capital stock includes a summary of specified provisions of our certificate of incorporation, as amended, and our bylaws. This description is subject to the relevant provisions of Delaware General Corporation Law and is qualified by reference to our certificate of incorporation and bylaws, copies of which are filed with the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Our Certificate of Incorporation authorizes the issuance of 75,000,000 shares of common stock, $0.001 par value per share, of which 36,595,686 shares were outstanding on January 4, 2008. All of the outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of our directors and to approve or disapprove any other matter submitted to a vote of all stockholders.

Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to our common stock.

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless we are satisfied that such transfer will not result in a violation of any applicable federal or state securities laws.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol “AVNA.”

Preferred Stock

Our authorized preferred stock currently consists of 25,000,000 shares of preferred stock, $0.001 par value. No shares of our preferred stock are outstanding.

Transfer Agent

Our transfer agent is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that our directors and officers will be indemnified to the fullest extent permitted under the laws of the State of Delaware. Pursuant to the Delaware General Corporation law, a Delaware corporation may, under specified circumstances, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of us, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, that such provision shall not eliminate or limit the liability of an individual applying for indemnification if, unless otherwise ordered by a court, a final adjudication establishes that (i) his acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law, and (ii) the act or omission was material to the cause of action.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (1) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (2) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

EXPERTS

The financial statements of Advance Nanotech, Inc. as of December 31, 2006 and for the year ended December 31, 2006 included in this prospectus have been included herein in reliance on the report of Mendoza Berger & Company, LLP, independent registered public accounting firm, appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The validity of the shares offered has been passed upon by Andrews Kurth LLP, New York, New York.

Neither Mendoza Berger & Company, LLP nor Andrews Kurth LLP were hired on a contingent basis, nor will either receive a direct or indirect interest in the business of the issuer. Furthermore, neither was nor will be a promoter, underwriter, voting trustee, director, officer, or employee of the issuer.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and us, please review the registration statement, including exhibits, schedules and reports filed as part of the registration statement. Statements in this prospectus about the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms and contracts or other documents but are not necessarily complete, and in each instance reference is made to the copy of that document filed or incorporated as an exhibit to the registration statement, and each of these statements are qualified in all respects by such reference.

We are a reporting company under the Exchange Act. We file an annual report on Form 10-KSB and quarterly statements on Form 10-QSB with the SEC. We must also file other reports, such as Form 8-K, as applicable. In addition, we submit a proxy statement for our annual stockholders meeting (and, if applicable, any special meetings).

Investors may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

Annual Consolidated Financial Statements of Advance Nanotech, Inc.:
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2006 and 2005	F-3
Consolidated Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2006 and 2005 and for the period from August 17, 2004 (Date of Inception) through December 31, 2006	F-4
Consolidated Statement of Stockholders’ Equity/(Deficit) from Inception (August 17, 2004) to December 31, 2006	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005 and the period from August 17, 2004 (Date of Inception) through December 31, 2006	F-6
Notes to Consolidated Financial Statements	F-7

Interim Consolidated Financial Statements of Advance Nanotech, Inc.:
Consolidated Balance Sheets as of September 30, 2007 (unaudited) and December 31, 2006	F-24
Unaudited Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended September 30, 2007 and 2006, the Nine Months Ended September 30, 2007 and 2006 and from Inception (August 17, 2004) to September 30, 2007
F-25
Unaudited Consolidated Statements of Stockholders’ Equity/(Deficit) from Inception (August 17, 2004) to September 30, 2007	F-26
Unaudited Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2007 and 2006 and from Inception (August 17, 2004) to September 30, 2007	F-27
Notes to Consolidated Financial Statements	F-28

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Advance Nanotech, Inc.

We have audited the accompanying consolidated balance sheets of Advance Nanotech, Inc., as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for the years then ended and for the period from inception (April 17, 2004) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advance Nanotech, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended and for the period from inception (August 17, 2004) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has suffered recurring losses from operations that raise doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Mendoza Berger & Company, LLP

/S/ MENDOZA BERGER & COMPANY, LLP

Irvine, California
March 15, 2007

ADVANCE NANOTECH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
ASSETS	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$361,845	$7,911,078
Restricted cash	77,523	76,744
Prepaid licensing fees	-	489,988
Prepaid expenses and other current assets	25,173	14,992
Accounts Receivable	237,658	-
Grants Receivable	146,373	-
Inventory	75,485	-
VAT tax refund receivable	147,761	758,170
Deferred financing costs, current portion	786,287	-
Loans receivable	-	177,421
TOTAL CURRENT ASSETS	1,858,105	9,428,393

Property plant and equipment, net	350,723	275,493
Patents	475,034	178,855
Deferred financing costs, net of current portion	1,572,575
Investment	195,630	183,632

TOTAL ASSETS	$4,452,067	$10,066,373

LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$2,011,244	$1,696,695
Accrued expenses	1,463,471	254,309
Deferred equity compensation	495,658	538,554
Deferred grant income	146,373	-
Capital lease obligation, current portion	22,365	20,572
TOTAL CURRENT LIABILITIES	4,139,111	2,510,130

Loan payable	602,423	-
Capital lease obligation, net of current portion	35,362	57,727
TOTAL LIABILITIES	4,776,896	2,567,857

Minority interests in subsidiaries	6,496,093	-

STOCKHOLDERS' EQUITY / (DEFICIT)
Preferred stock; $0.001 par value; 25,000,000 shares authorized; 0 shares issued and outstanding in 2006 and 2005, respectively	-	-
Common stock; $0.001 par value; 75,000,000 shares authorized; 34,371,462 and 33,552,893 shares issued and outstanding in 2006 and 2005, respectively	34,372	33,554
Additional paid in capital	14,064,249	5,549,389
Warrant valuation	5,743,116	12,066,467
Accumulated other comprehensive income (loss)	(480,780)	(197,854)
Deficit accumulated during development stage	(26,181,879)	(9,953,040)
TOTAL STOCKHOLDERS' EQUITY / (DEFICIT)	(6,820,922)	7,498,516

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY / (DEFICIT)	$4,452,067	$10,066,373

The accompanying notes are an integral part of these financial statements.

ADVANCE NANOTECH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31, 2006	Year ended December 31, 2005	Period from August 17, 2004 (Date of inception) to December 31, 2006
Revenue- product	$260,385	$-	$260,385
Revenue- service	245,660	-	245,660
Total net revenue	506,045	-	506,045

Cost of sales	(151,451)	-	(151,451)
Gross margin	354,594	-	354,594

Research and development	(6,105,311)	(6,898,247)	(13,738,965)
Selling, general and administrative	(13,356,539)	(8,105,496)	(22,313,967)
Total operating expenses	(19,461,850)	(15,003,743)	(36,052,932)

Loss from operations	(19,107,256)	(15,003,743)	(35,698,338)

Other income/ (expense)
Interest income	151,412	241,431	394,323
Grant income	52,500	-	52,500
Interest expense	(28,728)	(18,770)	(47,547)
Fair value of warrants gain / (loss)	-	8,739,143	8,739,143
Accrued late registration costs	-	(2,325,193)	(2,325,193)

Net income/ (loss)	$(18,932,072)	$(8,367,132)	$(28,885,112)

Minority interest in net loss of subsidiary	2,703,233	-	2,703,233

Net income/ (loss)	$(16,228,839)	$(8,367,132)	$(26,181,879)

Foreign currency translation adjustment gain / (loss)	(282,926)	(217,682)	(480,780)

Comprehensive income/ (loss)	$(16,511,765)	$(8,584,814)	$(26,662,659)

Net income / (loss) per share- basic and diluted	$(0.56)	$(0.25)	$(0.95)

Net income/(loss) per share after minority interest- basic and diluted	$(0.48)	$(0.25)	$(0.86)

Comprehensive income/(loss) per share- basic and diluted	$(0.49)	$(0.26)	$(0.88)

Weighted average shares outstanding- basic and diluted	33,728,527	33,306,257	30,428,876

The accompanying notes are an integral part of these financial statements.

ADVANCE NANOTECH, INC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY/ (DEFICIT)
FROM INCEPTION (AUGUST 17, 2004) TO DECEMBER 31, 2006

						Deficit	Accumulated
	Common			Additional		Accumulated	Other	Total
	Stock		Preferred	Paid In	Warrant	During	Comprehensive	Stockholders'
	Shares	Amount	Stock	Capital	Valuation	Development	Income/Loss	Equity
Initial capitalization	200,000	$200		$(200)	$-	$-	$-	$-
Acquisition shares, net of financing costs	19,352,778	19,353		(444,353)				(425,000)
Shares issued at $1/share	1,500,000	1,500		1,498,500				1,500,000
Shares issued for cash	112,500	112		224,888				225,000
Net loss to December 31, 2004						(1,585,858)		(1,585,858)
Foreign currency translation							19,828	19,828
Balance as of Dec 31, 2004	21,165,278	21,165	-	1,278,835		(1,585,858)	19,828	(266,030)

Shares issued in connection with private placement, net of financing costs	11,666,123	11,667		20,569,193				20,580,860
Shares issued as late registration penalty	384,943	386		2,324,807				2,325,193
Shares issued from cashless warrant conversions	71,549	71		(71)				-
Shares issued for services	265,000	265		2,182,235				2,182,500
Common stock warrants				(10,140,471)	10,140,471			-
Placement agent warrants				(1,925,996)	1,925,996			-
Fair value of warrant gain / (loss)				(8,739,143)				(8,739,143)
Net loss to December 31, 2005						(8,367,182)		(8,367,182)
Foreign currency translation							(217,682)	(217,682)
Balance as of Dec 31, 2005	33,552,893	33,554	-	5,549,389	12,066,467	(9,953,040)	(197,854)	7,498,516

Warrants issued for services				157,708				157,708
Shares issued for services	95,000	95		88,905				89,000
Shares issued to employees	723,569	723		982,354				983,077
Stock options issued (FAS 123R)				962,542				962,542
Common stock warrants				5,203,445	(5,203,445)			-
Placement agent warrants				1,119,906	(1,119,906)			-
Net loss to December 31, 2006						(16,228,839)		(16,228,839)
Foreign currency translation							(282,926)	(282,926)
Balance as of December 31, 2006	34,371,462	$34,372	-	$14,064,249	$5,743,116	$(26,181,879)	$(480,780)	$(6,820,922)

The accompanying notes are an integral part of these financial statements.

ADVANCE NANOTECH, INC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period from
			August 17, 2004
	Year ended	Year ended	(Date of inception)
	December 31, 2006	December 31, 2005	December 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,228,839)	$(8,367,132)	$(26,181,879)
Adjustments to reconcile net loss to cash flows
used in operating activities
Depreciation	102,827	55,316	164,634
Fair value of warrant liability	-	(8,739,143)	(8,739,143)
Common stock issued for services	89,000	2,182,500	2,271,500
Common stock issued to employees	983,077	-	983,077
Stock options issued to employees	962,542	-	962,542
Warrants issued for services	157,708	-	157,708
Accrued late registration costs	-	2,325,193	2,325,193

Changes in operating assets and liabilities
Decrease (increase) in restricted cash	(779)	(76,744)	(77,523)
Decrease (increase) in prepaid licensing fees	489,988	365,559	-
Decrease (increase) in prepayments and other	(10,181)	51,296	(25,173)
Decrease (increase) in accounts receivable	(237,658)	-	(237,658)
Decrease (increase) in grants receivable	(146,373)	-	(146,373)
Decrease (increase) in inventory	(75,485)	-	(75,485)
Decrease (increase) in VAT receivable	610,409	(758,170)	(147,761)
Decrease (increase) in loan receivable	177,421	(177,421)	-
Increase (decrease) in accounts payable	314,549	1,511,798	2,011,244
Increase (decrease) in accrued expenses	1,209,162	(144,943)	1,463,471
Increase (decrease) in deferred revenue	146,373	-	146,373
Increase (decrease) in deferred equity compensation	(42,896)	538,554	495,658
NET CASH USED IN OPERATING ACTIVITIES	(11,499,155)	(11,233,337)	(24,649,595)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property plant and equipment	(178,057)	(280,013)	(515,357)
Development of patent technology	(296,179)	(178,855)	(475,034)
Investment	(11,998)	(183,632)	(195,630)
Minority investment in subsidiary	6,496,093	-	6,496,093
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	6,009,859	(642,500)	5,310,072

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital lease obligations, net	(20,572)	78,299	57,727
Proceeds to/from credit facility (NAB Ventures Ltd.)	602,423	-	602,423
Proceeds to/from credit facility (Jano Holdings Ltd.)	-	(1,653,395)	-
Deferral of financing costs	(2,358,862)		(2,358,862)
Proceeds from issuance of common stock ($1 round)	-	-	1,500,000
Proceeds from issuance of common stock	-	20,580,860	20,805,860
Financing fees on merger shares issued	-	-	(425,000)
Advances to/from related party	-	(10,597)	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(1,777,011)	18,995,167	20,182,148

Effect of exchange rates on cash and equivalents	(282,926)	(217,682)	(480,780)

NET INCREASE (DECREASE) IN CASH	(7,549,233)	6,901,648	361,845
CASH AT BEGINNING OF PERIOD	7,911,078	1,009,430	-
CASH AT END OF PERIOD	$361,845	$7,911,078	$361,845

Supplemental disclosure of cash flow information:
Cash paid for interest	$14,018	$18,770	$32,788
Conversion of amounts due on related party credit facility to common stock	$-	$-	$1,500,000

The accompanying notes are an integral part of these financial statements.

ADVANCE NANOTECH, INC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006

NOTE A - ORGANIZATION, NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

On June 19, 2006, Advance Nanotech, Inc., a Colorado corporation ("Advance Nanotech Colorado"), merged with and into its newly-formed, wholly owned subsidiary, Advance Nanotech, Inc., a Delaware corporation ("Advance Nanotech Delaware") in order to reincorporate in the State of Delaware (the "Reincorporation Merger"). The Reincorporation Merger was approved by Advance Nanotech Colorado's shareholders at its Annual Meeting held on May 11, 2006. As a result of the Reincorporation Merger, the legal domicile of Advance Nanotech, Inc. (the “Company”) is now Delaware.

Each outstanding Advance Nanotech Colorado common share ("Colorado Common Stock") was automatically converted into one Advance Nanotech Delaware common share ("Delaware Common Stock"). As a result of the Reincorporation Merger, each outstanding option, right or warrant to acquire shares of Colorado Common Stock converted into an option, right or warrant to acquire an equal number of shares of Delaware Common Stock, with no further action required by any party, under the same terms and conditions as the original option, right or warrant.

The directors and officers of Advance Nanotech Colorado in office immediately prior to the Reincorporation Merger continue to serve as the directors and officers of the Company. None of the Company's subsidiaries changed their respective state or jurisdiction of incorporation in connection with the Reincorporation Merger, although the Company’s previously existing Delaware subsidiary with the name Advance Nanotech, Inc. changed its name to “Advance Nanotech Holdings, Inc.”

As a result of the consummation of the Reincorporation Merger, the Certificate of Incorporation and the Bylaws of Advance Nanotech Delaware in effect immediately prior to the consummation of the Reincorporation Merger (the "Delaware Charter and Bylaws") became the Certificate of Incorporation and Bylaws of the surviving Delaware Corporation, Advance Nanotech Delaware. Delaware corporate law will generally be applicable in the determination of the rights of stockholders of the Company under state corporate laws.

Prior to the Reincorporation Merger, on October 1, 2005, a Colorado corporation then known as Artwork and Beyond, Inc. (“Artwork and Beyond”) acquired all of the issued and outstanding securities of Advance Nanotech Holdings, Inc. ("Advance Nanotech Holdings"), a Delaware corporation, pursuant to the terms and conditions set forth in a “Share Exchange Agreement” originally entered into on October 1, 2005 (the “Share Exchange”). As a result of this transaction (and certain capital transactions including a reverse 100-to-1 stock split on October 5, 2005), control of Artwork and Beyond was changed, with the former stockholders of Advance Nanotech Holdings acquiring approximately 99% of Artwork and Beyond’s outstanding common stock. In addition, all of the officers and directors of Artwork and Beyond prior to the transaction were replaced by designees of the former shareholders of Advance Nanotech Holdings, and Artwork and Beyond’s corporate name was changed to “Advance Nanotech, Inc.”

As a consequence of the change in control of Artwork and Beyond resulting from these transactions, all prior business activities of Artwork and Beyond were completely terminated, and Artwork and Beyond adopted the business and plan of operations that had been developed and was in the process of implementation by Advance Nanotech Holdings prior to the transaction. On October 5, 2004, the new Board of Directors approved the change of the issuer’s name to “Advance Nanotech, Inc.”

As of December 31, 2006, Advance Nanotech owns all the issued and outstanding shares of Advance Homeland Security plc and Advance Nanotech Limited ("ANL"), both UK companies. Advance Nanotech owns 92.9% of Advance Display Technologies plc. ANL owns 55% of Bio-Nano Sensium Technologies, Ltd (formerly Imperial Nanotech Ltd), 75% of Nano Solutions Limited and all the outstanding shares of the following UK companies: Nano Devices Limited, Nano Solutions Limited, Intelligent Materials Limited, Biostorage Limited, Nanolabs Limited, Nano Biosystems Limited, Cambridge Nanotechnology Limited, Nano Photonics Limited, NanoFED Limited, Inovus Materials Limited, Advance Proteomics Limited, Nano Diagnostics Limited, Exiguus Technologies Limited, Visus Nanotech Limited, Intelligent Biosensors Limited, Econanotech Limited, Nanocomposites Limited, Nanovindex Limited, Nano Optics Limited. Advance Nanotech also owns 55.4% of the outstanding shares of Owlstone Nanotech, Inc., a Delaware corporation. Advance Nanotech also owns 90% of Advance Nanotech (Singapore) Pte. Ltd., which in turn owns 11.45% of Singular ID Pte. Limited, a company incorporated in Singapore.

NATURE OF BUSINESS

Advance Nanotech is a leading provider of financing and support services to drive the commercialization of nanotechnology related products for homeland security and display technologies.

Advance Nanotech is a development stage nanotechnology company specializing in the acquisition and commercialization of new technologies focused in the areas of homeland security and displays. Nanotechnology is a science that involves the investigation and design of materials and devices at the atomic and molecular levels that is expected to make most products lighter, stronger, less expensive and more precise. The Company works closely with universities to source early stage deals and to generate exclusive rights to intellectual property. The Company's development network strives to create economic and time efficiencies which can advance the development of university research-programs to marketable product lines in high-value markets. Advance Nanotech provides investment funding to bridge patented innovation with the capital markets. The Company's business strategy is to develop its interests in more than 20 existing nanotechnology products, acquire additional early and mid stage product candidates in the display and homeland security sectors, selectively license its technology and establish strategic collaborations to advance its product pipeline.

In August 2006, the Company completed a strategic realignment of its portfolio to more aptly leverage the strengths of the portfolio to provide the greatest value to shareholders. The Company currently possesses a critical mass of technologies in two core areas of activity; Homeland Security and Displays.

Advance Nanotech's Homeland Security Division includes nanotechnologies providing solutions across two application areas: CBRNE Detection (Chemical, Biological, Radiation, Nuclear, and Explosive), and Wireless Monitoring for cognitive awareness, triage and first response therapy. According to Fredonia, the market opportunity for chemical sensing in the United States alone is worth $5.4 billion. Technologies within this division include the Owlstone Nanotech chemical sensor and wireless technologies for simultaneous event detection and low-power transmission. This division launched its first product earlier this year and has a customer base across the defense and industrial process control industries.

Advance Nanotech's Display Division includes nanotechnologies providing nano-enabled materials and devices across three display applications areas: flat panel and projection displays, plastic electronics and flexible displays. According to iSuppli, the plasma, liquid crystal and flat panel television display market in 2005 was worth $37 billion with a Compound Annual Growth Rate (CAGR) of 46%. The combined portfolio of technologies will aim to serve current unmet technology needs while at the same time unlocking new display market opportunities in areas such as non-consumer large area projection displays, a $10 billion market in 2005 with a CAGR of 27 percent. Plastic electronics, including flexible display applications, has the potential to create a true disruption in the semiconductor industry as well as the consumer electronics market in the next five to ten years. According to IDTechEx, Advance Nanotech's technologies stand to address a very large market projected to be worth $30 billion in 2015 and $250 billion in 2025. Technologies within the display division include NanoFED, a field emission display technology.

Each nanotechnology interest is further categorized into one of the following four distinct development phases:

•	At Market:	Nano-enabled products are now being sold to end customers.
•	Near-to-Market:	Technologies with market entrance expected within 18 months.
•	Emerging:	Technologies with market entrance expected within 18 to 36 months.
•	Research:	Early-stage, pre-proof of concept technologies with market entrance expected to be greater than 36 months.
After prototypes are proven within the lab and we develop a product roadmap and business plan, we form majority owned subsidiaries around the specific technology, in which we own a majority share. Through our strong network in academia and industry, we seek to return value to our shareholders by reducing the cost of commercializing nano-enabled products whilst providing an expedited path to market; connecting advanced, innovative technology with potential customers in order to rapidly build qualified business opportunities.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION and USE OF ESTIMATES
The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of Advance Nanotech, Inc. and all of its subsidiaries (the "Company"). Minority stockholders of Owlstone (36.4%), Nano Solutions (25%) and Bio-Nano Sensium (45%) are not required to fund losses; accordingly no losses have been allocated to them.

All inter-company accounts and transactions have been eliminated in consolidation and minority interests were accounted for in the consolidated statements of operations and the balance sheets.

GOING CONCERN
The accompanying consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America, contemplates the continuation of the Company as a going concern. The Company has been in the development stage since its inception (August 17, 2004), sustained losses and has used capital raised through the issuance of stock and debt to fund activities. Continuation of the Company as a going concern is dependent upon establishing and achieving profitable operations. Such operations will require management to secure additional financing for the Company in the form of debt or equity. Management believes that actions currently being taken to address the Company’s funding requirements will allow the Company to continue its development stage operations. There is no assurance that the necessary funds will be realized by securing equity through stock offerings or through additional debt. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Notwithstanding this uncertainty, the Company has conditional lines of credit with Jano Holdings Ltd. (“Jano”) and NAB Ventures Ltd (“NAB”) totaling $26.6 million which may be drawn down in accordance with the agreement discussed in Note G.

Management is actively exploring various debt and equity financing transactions. Plans to generate additional revenue from operations could include co-development and co-funding of our products, licensing products for upfront and milestone payments, and applying for more government grants. We have initiated cost reduction programs and will continue to control and reduce expenses until sufficient funding is in place. While the Company is exploring all opportunities to improve its financial condition within the next several months, there is no assurance that these programs will be successful.

CONCENTRATION OF CREDIT RISK
The Company's future results of operations involve a number of risks and uncertainties. Factors that could affect the Company's future operating results and cause actual results to vary materially from expectations include, but are not limited to, the Company's ability to obtain acceptable financing in the future, ability to successfully acquire new technologies, rising insurance costs, the Company's ability to realize the value of intangible assets and deferred tax assets, dependence on key personnel, government regulation, competition, reliance on certain research agreements, and credit risk.

The Company is potentially subject to concentrations of credit risk, which consist principally of cash and cash equivalents. The cash and cash equivalent balances at December 31, 2006 are principally held by two institutions in the US and one bank in the UK Each US financial institution insures our aggregated accounts with the Federal Deposit Insurance Corporation ("FDIC"), up to $100,000. At December 31, 2006, the Company had uninsured cash deposits in excess of the Federal Deposit Insurance Corporation insurance limit of $307,059.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include investments in liquid instruments having maturity of three months or less at the time of purchase.

The Company has restricted cash as a result of placing the security deposit related to our principal executive offices in New York in a standby letter of credit account. The Company is entitled to all of the interest earned on the account and will have unrestricted access to both the cash and interest at the end of the lease term.

RESEARCH AND DEVELOPMENT
Research and development costs are clearly identified and are expensed as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."

FOREIGN CURRENCY TRANSLATION
The Company's primary functional currencies are the United States Dollar (USD$) and the Great Britain Pound (GBP£). Assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Expenses are translated at the average exchange rates in effect during the period. Translation gains and losses not reflected in earnings are reported in accumulated other comprehensive income/loss in stockholders' equity.

EARNINGS / LOSS PER SHARE
The Company computes basic earnings (loss) per share using the weighted average number of common shares outstanding during the period in accordance with Statement of Financial Standards No. 128, Earnings Per Share ("SFAS 128") which specifies the compilation, presentation, and disclosure requirements for income per share for entities with publicly held common stock or instruments which are potentially common stock. Under SFAS No. 128, diluted earnings (loss) per share are computed using the weighted average number of common shares outstanding and the dilutive potential common shares outstanding during the period. Dilutive potential common shares primarily consist of stock options and warrants issued by the Company. For the years ended December 31, 2006 and 2005, the effect of the options and warrants were anti-dilutive.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company's financial instruments include cash equivalents and accounts payable. Because of the short- term nature of these instruments, their fair value approximates their recorded value. The Company does not have material financial instruments with off-balance sheet risk.

RECENT ACCOUNTING PRONOUNCEMENTS
In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company is evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

In February 2006, the FASB issued FAS 155 (SFAS No. 155), “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140.” This statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that would otherwise have to be accounted for separately. The new statement also requires companies to identify interests in securitized financial assets that are freestanding derivatives or contain embedded derivatives that would have to be accounted for separately, clarifies which interest-and principal-only strips are subject to Statement 133, and amended Statement 140 to revise the conditions of a qualifying special purpose entity due to the new requirement to identify whether interests in securitized financial assets are freestanding derivatives or contain embedded derivates. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, but can be adopted early as long as financial statements for the fiscal year in which early adoption is elected, including interim statements, have not yet been issued. The adoption of this accounting pronouncement is not expected to have a material effect on our consolidated financial statements.

In March 2006, the FASB issued FAS 156 (SFAS No. 156), “Accounting for Servicing of Financial Assets— an amendment of FASB Statement No. 140.” This standard clarifies when to separately account for servicing rights, requires servicing rights to be separately recognized initially at fair value, and provides the option of subsequently accounting for servicing rights at either fair value or under the amortization method. The standard is effective for fiscal years beginning after September 15, 2006 but can be adopted early as long as financial statements for the fiscal year in which early adoption is elected, including interim statements, have not yet been issued. The adoption of this accounting pronouncement is not expected to have a material effect on our consolidated financial statements.

In September 2006, the FASB issued FAS 157 (SFAS No. 157), “Fair Value Measurements.” This standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of this accounting pronouncement is not expected to have a material effect on our consolidated financial statements.

In September 2006, the FASB issued FAS 158, (SFAS No. 158), “Employers, Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R).” SFAS 158 improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit pension and a postretirement plan as an asset or liability in its statement of financial position. The changes in funded status in that year are required to go through other comprehensive income. Additional disclosure will also be required on certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. SFAS 158 is effective for fiscal years ending after December 15, 2006 for recognition, as related to disclosure provisions, and it is effective for fiscal years ending after December 15, 2008 for measurement date provisions. The adoption of this accounting pronouncement is not expected to have a material effect on our consolidated financial statements.

In February 2007, the FASB issued FAS 159, (SFAS No. 159), “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, “Fair Value Measurements.” The adoption of this accounting pronouncement is not expected to have a material effect on our consolidated financial statements.

In December 2004, the FASB issued FAS 123R (revised 2004), (SFAS No. 123(R)) "Share-Based Payment." This statement revises SFAS No. 123, "Accounting for Stock-Based Compensation," which provided alternative methods of disclosure for stock-based employee compensation. It also supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees," ("APB 25") and its related implementation guidance. SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS 123(R) eliminates the alternative to use APB 25's intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. The effective date for SFAS 123(R) was modified by the SEC in April 2005 and now is effective for public entities that file as small business issuers as of the beginning of the next fiscal year that begins after December 15, 2005 and applies to all awards granted after the required effective date and to awards modified, repurchased or cancelled after that date. Compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123(R) for either recognition or pro forma disclosures. The Company has determined the impact of the adoption of SFAS 123R on its financial statements and disclosed the results in Footnote I. The future amounts may change because it will depend on levels of share based payments granted in the future.

In December 2003, the FASB issued FASB Interpretation No. 46(R), "Consolidation of Variable Interest Entities" (FIN 46(R)). FIN 46(R) clarifies the application of Accounting Research Bulletin 51, "Consolidated Financial Statements," for certain entities that do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities within the scope of FIN 46(R) will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entity's expected losses, receives a majority of its expected returns, or both. FIN 46(R) applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. Adoption of FIN 46(R) did not have a material effect on our financial position or results of operations.

In March 2005, FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations - an Interpretation of FASB Statement No. 143" (FIN 47). This Interpretation clarifies that the term CONDITIONAL ASSET RETIREMENT OBLIGATION as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. This Interpretation also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005 (December 31, 2005, for calendar-year enterprises). We adopted FIN 47 during the first quarter of 2005 and the adoption did not have a material effect on our financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (FIN 48). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial statements.

RECLASSIFICATIONS
Certain reclassifications have been made to the 2004 financial statements in order to conform to the current presentation.

NOTE B- PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, net of accumulated depreciation. Property and equipment are depreciated on a straight-line basis over their estimated useful lives, which range from 3 to 5 years.

	Estimated	December 31,	December 31,
Asset Description	Useful Life	2006	2005

Furniture and Fixtures	3-5years	$60,986	$45,015
Office Equipment	3-5years	54,760	48,534
Computers	3years	99,327	47,888
Software	3years	76,719	33,393
Plant and Machinery	5years	224,930	159,943
		516,722	334,773

Less: accumulated depreciation		(166,001)	(59,280)

Net Property and equipment		$350,721	$275,493

The Company recorded depreciation of $102,827 and $55,316 for the years ended December 31, 2006 and 2005, respectively.

Maintenance and repairs are expensed as incurred and were $2,004 and $14,859 for the years ended December 31, 2006 and 2005, respectively.

NOTE C- INTANGIBLE ASSETS

The Company capitalizes internally developed assets related to certain costs associated with patents. These costs include legal and registration fees needed to apply for and secure patents. As of December 31, 2006 and 2005, the Company has capitalized internally developed patents of $475,034 and $178,855, respectively. The Company has not yet recorded amortization expense related to the patents because the patents are not subject to amortization until issued and placed in use. Intangible assets will be amortized in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” ("SFAS 142") using the straight-line method over the shorter of their estimated useful lives or remaining legal life. The Company expenses any administrative costs related to the legal work on these patents. Intangible assets acquired from other enterprises or individuals in an “arms length” transaction are recorded at cost.

The Company has filed 30 of its own US and foreign patent applications, which are all pending. As of December 31, 2006, the Company had zero patents issued in their own name or the name of a majority owned subsidiary. The Company intends to obtain and defend patents which will give us an exclusive right to commercially exploit our nanotechnology inventions for a certain period of time from the filing date of the patent application.

NOTE D - INVESTMENT IN SUBSIDIARY

On July 28, 2005, Advance Nanotech Singapore, Pte. Ltd., a subsidiary of Advance Nanotech, Inc., acquired a 12.08% equity stake in Singular ID for an investment of SGD$300,000 or approximately $195,630. As a result of subsequent equity financings, Advance Nanotech Singapore, Pte. Ltd.’s equity stake in Singular ID dropped to 11.45% as of December 31, 2006. Singular ID is a high technology spin-off company from the Institute of Materials Research and Engineering (IMRE) in Singapore. Singular ID provides individually tailored tagging solutions designed to combat counterfeiting and forgeries. The technology offers unique, irreproducible tags with nanoscale magnetic regions that act like fingerprints to identify each tagged item. Under terms of the agreement, Advance Nanotech assumed a seat on Singular ID’s Board of Directors and owns 15,625 shares of preferred stock. The total equity capitalization of Singular ID is comprised of 36,449 shares of preferred stock and 100,000 shares of common stock.

The Company does not exercise significant influence over the entity and carries the investment at cost. The Company recorded its investment in Singular ID in accordance with FASB No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, using the cost method.  The original investment under the cost method is accounted for in the same manner as marketable equity securities and recorded on the parent company’s balance sheet at original cost measured by the fair market value of the consideration given. There have been no adjustments or impairment charges to the fair market value from acquisition and the period ending December 31, 2006.

NOTE E - MINORITY INTERESTS IN SUBSIDIARIES

Minority interest in subsidiary represents the minority stockholders’ proportionate share of the equity of:

•	Owlstone Nanotech, Inc. - At December 31, 2006, the Company owned 55.4% of Owlstone’s outstanding shares, which also represented its percentage of voting control.
•	Advance Display Technologies Plc- At December 31, 2006, the Company owned 92.9% of Advance Display Technologies’ outstanding shares, which also represented its percentage of voting control.
•
Advance Nanotech Singapore Pte. Ltd.- At December 31, 2006, the Company owned 90.0% of Advance Nanotech Singapore Pte. Ltd.’s outstanding shares, which also represented its percentage of voting control.

•	Bio-Nano Sensium Technologies Ltd.- At December 31, 2006, the Company owned 55.0% of Bio-Nano Sensium Technologies Ltd.’s outstanding shares, which also represented its percentage of voting control.
•	Nano Solutions Ltd.- At December 31, 2006, the Company owned 75.0% of Nano Solutions Ltd.’s outstanding shares, which also represented its percentage of voting control.

The Company’s percentage of controlling interest requires that operations be included in the consolidated financial statements. The percentage of equity interest that is not owned by the Company is shown as “Minority interest in subsidiary” in the consolidated balance sheets and consolidated statements of operations.

NOTE F- REVENUE RECOGNITION

Revenue from product sales, net of estimated provisions, will be recognized when the merchandise is shipped to an unrelated third party, as provided in Staff Accounting: Bulletin No. 104, “Revenue Recognition in Financial Statements” (SAB104”). Accordingly, revenue is recognized when all four of the following criteria are met:

•	persuasive evidence that an arrangement exists;

•	delivery of the products has occurred;

•	the selling price is both fixed and determinable;

•	collectibility is reasonably probable.

As of December 31, 2006, the Company has recognized revenue of $506,045.

Revenues generated were a direct result of our subsidiary, Owlstone Nanotech, Inc., shipping their Tourist products and Odor Vapor Generators (“OVG”) along with instructional and set-up services provided to customers as of December 31, 2006. The Owlstone Tourist is the first production model sensor offered by Owlstone and reflects the company's rapid progress in developing leading-edge micro and nano fabrication techniques. The Tourist represents chemical detection technology that is significantly smaller and less expensive than existing technology currently available. In addition to offering its own products, Owlstone plans to partner with market leaders to integrate its technology into a wide range of commercial applications to allow the efficient and accurate detection of various chemical agents including contaminants, chemical warfare agents and potentially harmful gases.

Owlstone Nanotech, Inc. has obtained other purchase orders for its products. As of December 31, 2006, Owlstone had a total backlog of product sales of approximately $61,000.

Our customers consist primarily of governmental agencies and large manufacturers and wholesalers who sell directly into retail channels. Provisions for sales discounts and estimates for damaged product returns and exchanges will be established as a reduction of product sales revenues at the time revenues are recognized.

NOTE G - REVOLVING CREDIT FACILITIES

The Company has a conditional revolving line of credit up to $20.0 million with Jano Holdings Ltd. (“Jano”) which can be drawn down in multiple traunches. The Company may draw on the facility within two business days following receipt by the payee of a funding date request letter, a certification signed by an authorized officer, approval of a budget and other deliveries of the Company that all conditions to funding have been satisfied and that the Company is not in breach of any representation, warranty, or covenant provided in the agreement. Jano owns warrants to purchase 6,666,666 shares of our common stock, or approximately 16.2%, of Advance Nanotech’s outstanding common stock. Jano wholly-owns JMSCL Limited, which holds 1,250,000 shares of Advance Nanotech’s common stock, or approximately 3.0% of the outstanding common stock as of December 31, 2006. Accordingly, collectively, Jano and JMSCL have the ability to own approximately 19.2% of our outstanding common stock if the warrants are exercised. No amounts have been drawn on the Jano credit facility as of December 31, 2006. The facility bears interest at an Annual Rate equal to the Applicable Federal Base Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986) and amounts outstanding under the facility must be repaid in full, with all accrued and unpaid interest at such time that the Company raises $25.0 million dollars or more through an equity funding. Jano has provided the Company with two waiver letters dated May 9, 2006 and July 26, 2006 that acknowledge and permit the Company and management to perform certain operational transactions in the ordinary course of business without violating the Jano Credit Facility. In conjunction with securing the waiver letters, the Company had re-priced the warrant to purchase 6,666,666 shares of common stock from $2.00 per share to $1.25 per share. Jano’s warrant to purchase 6,666,666 shares of common stock currently have an exercise price equal to $1.25 per share. These warrants expire on May 27, 2009.

On March 31, 2006, Merrill Lynch extended a line of credit with loans to be secured by collateral. Amounts withdrawn under this facility shall bear interest at a variable rate of 2.0% over the effective LIBOR rate. This loan management account allows the Company to pledge a broad range of eligible assets and accounts in various combinations to maximize the Company’s borrowing capacity. Collateral may include cash and cash equivalents, debts, claims, securities, entitlements, financial assets, investment property and other property. The amount of borrowings available to the Company under this facility increases proportionally to the assets pledged as security for the loan. Accordingly, a decline in the value of collateral pledged to secure the loan under this facility could force the sale of the underlying collateral. As of December 31, 2006, the Company had not used this facility. As of December 31, 2006, the Company maintained a cash balance of $11,225 and a security balance of $0 in Merrill Lynch investment accounts. The Company may cancel this agreement at any time subject to being supported by a collateral account sufficient to support an outstanding loan balance, if any. At December 31, 2006, the Company had $11,225 of credit available under this agreement.

On November 6, 2006, the Company’s subsidiary, Advance Display Technologies, plc (“ADT”), entered into a conditional Facility Agreement (the “Agreement”) with NAB Ventures Limited (“NAB”). NAB shall provide the Company one or more loans, each called a drawdown, in the aggregate principal amount of up to approximately USD $6.6M (GBP £3.5M) dollars subject to the terms and conditions. As of December 31, 2006, the Company had $602,423 outstanding under the Agreement. Any outstanding principal amount shall bear interest per annum at an interest rate of 9.0%. In the event the Agreement is not repaid on the maturity date, December 31, 2009, the unpaid principal amount and accrued interest thereon also shall bear additional interest at a default rate of 1.5% per month or 18% annum. The Company may cancel this agreement at any time subject to having no outstanding loan balance. Before each drawdown, there must be a mutual written agreement between the Company and NAB upon a budget. There are no financial covenants under this Agreement. As an inducement to provide the Facility Agreement, NAB will receive 1,875,000 of ordinary shares and a warrant to purchase an additional 1,875,000 ordinary shares of ADT at an exercise price per share equal to the share price that ADT’s ordinary shares commence trading on the Plus-quoted or other similar public exchange. The warrants have a cashless exercise provision. As of the date hereof, the Company had $0 outstanding under the Facility Agreement. In addition to being the lender under the Facility Agreement, NAB also owns 950,000 shares, or 2.8%, of the Registrant’s Common Stock.

The NAB credit facility has resulted in the Company recording deferred financing costs of $2,358,862 as of December 31, 2006. The financing costs resulted from the issuance of 1,875,000 ordinary shares of ADT and a warrant to purchase 1,875,000 additional ordinary shares of ADT. These financings costs will be amortized over the life of the NAB credit facility of 37 months and will be fully expensed on December 31, 2009.

NOTE H - STOCKHOLDERS' EQUITY

1. Common and Preferred Stock

On June 19, 2006, the new Delaware Charter created a new class of "blank check" preferred stock (discussed below at 2) which converted 25,000,000 shares of authorized common stock into preferred stock. As a result, the 100,000,000 shares of previously authorized common stock were reduced to 75,000,000 million shares of authorized common stock, par value $0.001. At December 31, 2006, 34,371,462 shares of common stock were outstanding.

2. Preferred Stock

On June 19, 2006, the new Delaware Charter of the Company created a class of "blank check" preferred stock, par value $0.001 per share, consisting of 25,000,000 shares. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the Board of Directors (“Board”). As such, the Board will be entitled to authorize the creation and issuance of 25,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board, with no further authorization by stockholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock. As of December 31, 2006, there were no shares of preferred stock issued or outstanding.

3. Fiscal Year 2006 Stockholders’ Equity Transactions (See NOTE I for stock-based compensation equity transaction disclosure)

Restricted stock, stock options and warrants issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123, “Share-Based Payment” and Emerging Issues Task Force (EITF) No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods or Services”, and recognized over the related service period.

Shares issued to consultants for services
On February 3, 2006, the Company issued 10,000 shares of common stock at the closing price on the date of grant in connection with software license rights for use of an online share intelligence service for the period of one year. These shares were issued pursuant to the license agreement dated October 1, 2005. During the first quarter, the Company recognized a non-cash expense of $18,500 related to the contract.

On April 21, 2006, the Company issued a second and final installment of 15,000 shares of restricted common stock to a consultant per a consulting agreement dated February 28, 2005. The Company recorded consulting expense of $26,400 at the time of the issuance of shares at the market closing price of $1.76 per share on April 21, 2006.

On August 17, 2006, the Company issued 70,000 shares of common stock to a consultant from our 2005 Equity Incentive Plan. The Company recorded consulting expense of $44,100 at the time of the issuance of shares at the market closing price of $0.63 per share on August 17, 2006.

Warrants issued to consultants for services
On June 24, 2006, the Company hired an investor relations agency for investor services according to a work order of deliverables. The agency received warrants to purchase up to 60,000 shares of common stock. The agency was issued four warrant agreements on July 24, 2006, and each warrant agreement entitled the holder to purchase up to 15,000 shares, with strike prices of $1.25, $1.50, $2.00 and $3.00. The Company recorded a non-cash expense of $45,400 related to the fair value of the warrants. Should either Party terminate the agreement prior to the exercise of these warrants or the one-year anniversary date of the agreement, the aggregate number of shares will be reduced and adjusted on a pro-rata basis.

The Company hired a recruitment agency for placement services for our Senior Vice Presidents. The agency was awarded both cash consideration and warrants to purchase 36,232 shares of common stock. The agency was issued the warrants on January 2, 2006, with a strike price of $2.07. During the first quarter, the Company recorded a non-cash expense of $74,638 related to the fair value of the warrants. The Company calculated the expense by using the Black-Scholes option pricing model and the warrants were valued at $2.06 each.

4. Private Placements

The Company conducted two private equity placements during the fiscal year ended December 31, 2005. The first placement comprised of three rounds and the second placement included two rounds of stock sales. Each placement is discussed below:

On February 2, 2005 the Company completed a final closing of the sale of, in aggregate, 9,960,250 shares of its common stock to investors in a private placement of securities. The Company sold the shares at a gross price of $2.00 per share, or $19,920,500 in the aggregate. The Company also issued one warrant to purchase one share of the common stock to each investor for every two shares of common stock purchased in the private placement resulting in an aggregate of 4,980,125 warrants being issued to investors at an exercise price of $3.00 per share. The February 2, 2005 private placement closed in three steps: the first step on January 20, 2005, at which closing 4,698,750 shares were sold, the second step on January 26, 2005, at which closing 2,390,000 shares were sold and finally on February 2, 2005 when the remaining 2,871,500 were sold. The shares and the warrants were sold by the Company to the investors on the terms and conditions set forth in the Securities Purchase Agreement filed as Exhibit 10.5 in a Current Report on Form 8-K filed on January 26, 2005, which is specifically incorporated herein by reference. In connection with the closing of the sale of shares, the Company paid a cash fee to placement agents in the amount of $2,232,835, and the Company issued to placement agents warrants to purchase, in aggregate, 895,775 shares of common stock at $2.00 per share.

On March 24, 2005 the Company completed a final closing of the sale of, in aggregate, 1,818,400 shares of its common stock to investors in a private placement of securities. The Company sold the shares at a gross price of $2.00 per share, or $3,636,800 in the aggregate. The Company also issued one warrant to purchase one share of the common stock to each investor for every two shares of common stock purchased in the private placement resulting in an aggregate of 909,200 warrants being issued to investors at an exercise price of $3.00 per share. The March 24, 2005 private placement closed in two steps: the first step on February 28, 2005, at which closing 1,768,400 shares were sold and finally on March 24, 2005, at which closing the remaining 50,000 shares were sold. The shares and the warrants were sold by the Company to the investors on the terms and conditions set forth in the Securities Purchase Agreement filed as Exhibit 10.10 in a Current Report on Form 8-K filed on March 4, 2005, which is specifically incorporated herein by reference. In connection with the closing of the sale of shares, the Company paid a cash fee to placement agents in the amount of $417,134, and the Company issued to placement agents warrants to purchase, in aggregate, 89,090 shares of common stock at $2.00 per share.

In summary, in March 2005, the Company completed its two private placements resulting in the issuance of an aggregate of 11,778,650 shares of its common stock for aggregate gross proceeds of $23,557,300. Net proceeds from the transactions, after issuance costs and placement fees, were $20,805,610. In connection with these transactions, the Company also issued one warrant to purchase one share of common stock to each investor for every two shares of common stock purchased in the private placement resulting in an aggregate of 5,889,325 warrants ("Investor Warrants") being issued to investors at an exercise price of $3.00 per share. The Company also issued warrants to the placement agent ("Agent Warrants") to purchase 984,866 shares of its common stock at $2.00 per share. The shares and the warrants were sold by the Company to the investors on the terms and conditions set forth in the Securities Purchase Agreement filed as Exhibit 10.5 in a Current Report on Form 8-K filed on January 26, 2005, and as Exhibit 10.10 in a Current Report on Form 8-K filed on March 4, 2005 which is specifically incorporated herein by reference.

Pursuant to the terms of the Registration Rights Agreement entered into in connection with the transaction, the failure of the Company to file a required registration statement prior to the required filing date, or to cause either of the effectiveness actions to occur prior to the required effectiveness date, shall be deemed to be a "Non-Registration Event". The Company failed to file their registration statement on time per the required filing date, and a Non-Registration Event occurred. For each thirty (30) day period during the period of such Non-Registration Event, the Company was required to deliver to each purchaser, as liquidated damages, an amount equal to one and one-half percent (1.5%) of the aggregate purchase price (as such term is defined in the Securities Purchase Agreement) paid by such purchaser for securities (as such term is defined in the Securities Purchase Agreement). The Company had at its sole discretion to pay the non-registration event penalty payment in cash or in shares of its common stock. On November 23, 2005, the Company issued 384,970 shares of its common stock to the purchasers. When the Company was in a penalty position for the quarter ended September 30, 2005, in accordance with Emerging Issues Task Force (EITF) Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company's Own Stock," the fair value of the warrants were accounted for as a liability, with an offsetting reduction to additional paid-in capital. The warrant liability was reclassified to equity as additional paid-in capital on the date that the registration statement was deemed effective, which is the same date the potential for a penalty ceased.

On June 2, 2005 the Company filed a registration statement on SEC Form SB-2 to register 26,305,374 shares of common stock. This total number includes 9,960,250 shares issued in a first private placement, 5,875,902 shares underlying warrants issued in conjunction with the first private placement, 1,818,400 shares issued in a second private placement, 998,290 shares underlying warrants issued in conjunction with a second private placement, and 7,652,532 additional shares with "piggy-back" registration rights. The Company filed an amendment to this Form SB-2 on October 28, 2006, and, on November 3, 2005, the Company was verbally informed by the Securities and Exchange Commission that the SB-2 Registration Statement filed on June 2, 2005, and amended on October 28, 2005, was effective.

The Company has been re-valuing the warrants on a quarterly reporting basis since March 31, 2005 in accordance with EITF 00-19. The Company has also adopted FASB 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”

The warrants have remained classified in equity as the Company has settled the "Non-Registration Event" penalty by settlement in shares of common stock in accordance with the penalty provisions. As of the period ending March 31, 2006, the Company has reassessed the classification of the warrant contracts as required by EIFT 00-19 and determined that under no circumstance or future event, the warrants will be subject to a re-classification back to the liabilities section of the balance sheet. The Company has determined that the registration statement has been effective and on file with the SEC and is satisfied that no other obligations will arise from these contracts. As a result of this re-assessment, the Company will account for the warrants as permanent equity as defined in accordance with EITF 00-19. The Company last re-valued the warrants for the period ended December 31, 2005, in accordance with EITF 00-19.

The fair value of the Investor Warrants was estimated at $10,140,471 for the period ending December 31, 2005 using the Black-Scholes option pricing model.

The fair value of the Agent Warrants was estimated at $1,925,996 for the period ending December 31, 2005 using the Black-Scholes option pricing model.

At March 31, 2005, the difference between the fair value of the warrants (Investor and Agent Warrants) of $23,883,077 and the net proceeds from the offering of $20,805,610 was classified as a non-operating expense in the amount of $3,077,467 in the Company's statement of operations. The warrant valuation was then re-measured at December 31, 2005 and estimated to be $12,066,467 coinciding with the decrease in the market value of the Company's common stock. The change in fair value of the warrants of $8,739,143 from March 31, 2005 to December 31, 2005 was recorded as non-operating income in the Company's respective statement of operations. The offset in the fair value of the warrants is recorded in additional paid in capital. As of December 31, 2006, 6,802,642 shares were reserved for issuance upon exercise of outstanding investor and placement agent warrants.

5. Warrant Re-pricing

As of December 31, 2006, the Company has re-priced Investor Warrants to purchase 3,452,200 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on December 31, 2006, was $0.71. There have been no other adjustments to the warrants original terms as discussed above. These warrants were issued to the investors based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005 as discussed above.

As of December 31, 2006, the Company has re-priced Agent Warrants to purchase 720,815 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on December 31, 2006, was $0.71. There have been no other adjustments to the warrants original terms as discussed above. These warrants were issued to the agents based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005 as discussed above.

The Company reclassified the gain of $6,323,351 to additional paid in capital on the re-pricing of the warrant valuation. The gain was a result of using a Black Scholes pricing model to determine the fair value. There is no income statement effect for the re-pricing of the warrants because they were priced “out-of-the-money” and as such would not contain a beneficial conversion feature to record.  The reclassification remained in stockholders’ equity.

The reason why the warrants were re-priced related to the issuance of the new warrants to Jano Holdings Ltd. related to the Company’s credit facility. These warrants triggered the anti-dilution adjustment in Section 2.1(c) of the Investor and Placement Agent Warrant Agreements and would have re-priced the Investor Warrants from $3.00 to $2.71 per share and the Agent Warrants from $2.00 to $1.88 per share. However, the Company and the Board of Directors have decided to re-price all of the issued investor and placement agent warrants pursuant to the Securities and Purchase Agreement dated as of December 31, 2004, with a new exercise price of $1.25 per share. This strategy determined by management will re-price the majority of outstanding warrants the Company has at $1.25.

Prior to the anti-dilution re-pricing becoming effective, each investor and agent had been mailed a consent letter by the Company on October 13, 2006, that will approve and consent to the amendment of its Warrant Agreement to change the exercise price as set forth above. Once these letters are received, signed and returned to the Company, the amendment to the Warrant Agreement will become effective. The Company will accept the consent letters up until the close of business on the date of the 2007 Annual Meeting.

6. Warrants

The following table summarizes information about warrants:

	Warrants			Weighted Average
	Summary			Exercise Price
August 2004 (Inception)	-

Granted	6,666,666	(a	)	2.00
Exercised	-			-
Cancelled or Forfeited	-			-

December 31, 2004	6,666,666			2.00

Granted	6,874,190	(c	)	2.86
Exercised	(71,549)	(d	)	2.00
Cancelled or Forfeited	-			-

December 31, 2005	13,469,307			2.45

Granted	10,955,213	(a)(b)(c	)	1.26
Exercised	-			-
Cancelled or Forfeited	(10,839,681)	(a)(c	)	2.32

December 31, 2006	13,584,839			1.40

(a)
The Company’s predecessor, in June 2004, issued Jano Holdings Ltd. (“Jano”) warrants to purchase 6,666,666 shares of common stock of Advance Nanotech. In 2006, the warrant was subsequently amended and replaced by a warrant to purchase the same number of shares of Company common stock at an exercise price equal to $1.25. The warrants expire on May 27, 2009 (five years from the date of original issue.) The warrants were issued in connection with obtaining the $20 million credit facility discussed in Note G.

(b)
During 2005, the Company settled with investors in Artwork and Beyond with respect to certain corporate actions effected prior to the corporate share exchange conducted on October 1, 2005 as explained in Note A. The Company agreed to convert principal and interest due on the debentures issued on November 10, 2003 into warrants to purchase common stock. The Board of Directors approved the transaction on December 22, 2005, to issue warrants to purchase 19,300 shares of common stock. The warrants were issued in January 2006. The new warrants have a strike price of $2.07 and expire on December 22, 2010. The awards vested 100% on the day they were finalized. The Company valued the warrants by using the Black-Scholes option pricing model and valued the warrants at $1.95 each. The Company recorded a non-cash expense of $37,635 related to the debenture settlement in 2005.

(c)
As of December 31, 2006, the Company has re-priced Investor Warrants to purchase 3,452,200 shares to a new exercise price of $1.25. As of December 31, 2006, the Company has re-priced Agent Warrants to purchase 720,815 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on December 31, 2006, was $0.71. There have been no other adjustments to the warrants original terms. These warrants were issued to the investors based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005.

(d)	Agent Warrants exercised in 2005.

NOTE I - STOCK OPTION PLANS and STOCK BASED COMPENSATION

1.	2005 Equity Incentive Plan

On December 30, 2005, 3,000,000 shares of common stock were reserved for issuance upon bonus grants and exercise of options granted under Advance Nanotech’s 2005 Equity Incentive Plan. This non-qualified plan will expire on December 22, 2010, but options may remain outstanding past this date. The Board authorizes the grant of options to purchase stock as well as the grant of shares of stock under this plan. Grants cancelled or forfeited are available for future grants.

On January 5, 2006, the Company issued 1,000,000 stock options to certain employees. The stock options were approved by the Board of Director’s Compensation Committee under the 2005 Equity Incentive Plan. Terms of the options include a 5 year expiration life, 100% vesting on the date of grant and a strike price of $2.03. As of December 31, 2006, the Company had recorded a non-cash expense for the year ended December 31, 2006 of $962,542 related to the implementation of FAS123(R), “Share Based Payments”. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). No compensation cost was recognized for equity instruments for which employees do not render the requisite service. On December 31, 2006, 240,000 options were forfeited by terminated employees.

On August 17, 2006, the Company issued 70,000 shares of common stock to a consultant from our 2005 Equity Incentive Plan.

The following bonus grants were approved by the Board of Director’s Compensation Committee under the 2005 Equity Incentive Plan throughout fiscal year ended December 31, 2006:

•	69,094 shares on January 5, 2006 (related to service in 2005 and accrued for a non-cash compensation expense related to the fair market value of stock compensation of $207,109)
•	95,416 shares on April 13, 2006 (related to service in the first quarter of 2006 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $259,298)
•	146,201 shares on July 31, 2006 (related to service in the second quarter of 2006 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $169,799)
•	412,831 shares on November 28, 2006 (related to service in the third quarter of 2006 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $346,771)

As of December 31, 2006, the Company has accrued for a bonus grant of $495,658 for shares to be issued to certain employees of the Company for their performance related to service in the fourth quarter of 2006 and accrued for a non-cash compensation expense related to the fair market value of the stock compensation including applicable taxes. These awards were not yet issued as of December 31, 2006, and are pending the Board of Director’s Executive Compensation Committee approval.

As of December 31, 2006, there were still 1,252,104 registered shares that have not been issued under the 2005 Equity Incentive Plan.

The Company accounts for employee stock option grants in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). This statement revises SFAS No. 123, “Accounting for Stock-Based Compensation,” which provided alternative methods of disclosure for stock-based employee compensation. It also supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees,” (“APB 25”) and its related implementation guidance. SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS 123(R) eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. The effective date for SFAS 123(R) for public entities that file as small business issuers began on January 1, 2006 (the next fiscal year that begins after December 15, 2005 and applies to all awards granted after the required effective date and to awards modified, repurchased or cancelled after that date). Compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123(R) for either recognition or pro forma disclosures. The Company accounts for stock option in accordance with SFAS 123 and has also elected to adopt the disclosure only provisions of SFAS No. 148, “Accounting for Stock Based Compensation-Transition and Disclosure.”

A predecessor entity of Artwork and Beyond, Inc., Dynamic IT, was a party to certain stock option plans. There are stock options remaining under the 2001, 2002, and 2003 Dynamic IT Stock Option Plans. These stock options were previously granted by other management and subsequently assumed by Advance Nanotech as a result of the reverse merger discussed in Note A. The Company acknowledges and accounts for these options. No future grants may be made under these plans. The 2001, 2002, and 2003 Dynamic IT Stock Option Plans will expire on August 31, 2009, October 31, 2010, and February 2, 2012, respectively.

The following tables summarize disclosure information regarding stock options:
	Number of	Weighted Average
	Options	Exercise Price
Balance, November 30, 2004,
(Inherited Options Post Reverse merger)	7,027	$171.11

Granted	-	-
Exercised	-	-
Cancelled or forfeited	-	-
Balance, December 31, 2004	7,027	171.11

Granted	-	-
Exercised	-	-
Cancelled or forfeited	-	-
Balance, December 31, 2005	7,027	171.11

Granted	1,000,000	2.03
Exercised	-	-
Cancelled or forfeited	(240,000)	2.03
Balance, December 31, 2006	767,027	3.58

Range of Exercise Prices	Number Outstanding as of December 31, 2006	Average Remaining Contractual Life	Weighted Average Exercise Price	Compensation Cost Recorded as of December 31, 2006	Compensation Cost Yet to be Recorded
$2.03	760,000	4.08	$2.03	$962,542	$954,554
$20.00-80.00	4,913	2.36	27.23	-	-
$100.00-200	762	2.36	160.30	-	-
$700	1,352	2.72	700.00	-	-

NOTE J- COMMITMENTS AND CONTINGENCIES

1. Leases

As of December 31, 2006, the Company has the following lease commitments:

	Operating	Capital
Year ending December 31,	Leases	Leases
2007	$184,494	$26,302
2008	179,008	23,478
2009	179,008	9,361
2010	126,797	5,460
2011	-	-
Thereafter	-	-

Amounts representing interest	-	(6,874)

Total principal payments	$745,111	$57,727

The company currently leases 3,569 square feet of general office space at our principal executive offices at 600 Lexington Avenue, 29th Floor, New York, New York 10022 for base rent of approximately $14,917 per month. These facilities are the center for all of our administrative functions in the United States. The lease expires on September 13, 2010. Management believes the office space is adequate for the Company’s current needs.

The Company formerly leased office facilities from a stockholder in London at the Savannah House, 5th Floor, 11 Charles II Street, London, SW1Y 4QU, for monthly rent of approximately $4,300 (GBP £2,500). The lease expired on June 30, 2006 and the Company has terminated the rental agreement as of December 31, 2006.

The Company’s indirectly owned subsidiary Owlstone Nanotech, Ltd. has three leased offices in Cambridge (UK). The Cambridge (UK) offices are located at St. John’s Innovation Centre, Cowley Road, Cambridge, CB4 0WS. All three leases are on a month to month basis, and either party can terminate at any time with a 30 day notification. The following is a breakdown of the three leases and their other terms:
•	Unit 17- 1,280 square feet and monthly rent payments of approximately $8,800 (GBP £4,500) which commenced on Oct. 13, 2006
•	Unit 33- 1,280 square feet and monthly rent payments of approximately $7,700 (GBP £3,950) which commenced on Feb. 14, 2005
•	Unit 47- 205 square feet and monthly rent payments of approximately $1,500 (GBP £786) which commenced on Jan. 13, 2006

Effective August 14, 2006, the Company’s directly owned subsidiary Owlstone Nanotech, Inc. began leasing office facilities at Park 80 West Plaza 2, Saddle Brook, NJ, for monthly rent of $2,000. The lease is on a month to month basis and either party can terminate at any time with a 30 day notification. The office is utilized as an executive office for Owlstone Nanotech Inc.

Effective August 14, 2006, the Company’s directly owned subsidiary Owlstone Nanotech, Inc. began leasing office facilities at Cambridge Innovation Center, Jacksonville Room, One Broadway, 14th Floor, Cambridge, MA for monthly rent of $1,300. The lease is on a month to month basis and either party can terminate at any time with a 30 day notification. The office is utilized as Owlstone Nanotech Inc.’s laboratory for research and development activities.

The Company does not own and has no plans to own any real estate and all facility leases will be structured as operating leases.

2. Collaboration Agreements with Subsidiaries and Sponsored Research

OWLSTONE
On May 28, 2004, Advance Nanotech acquired 60.0% of Owlstone Limited in consideration for which Advance Nanotech provided a $2.0 million credit facility over two years for the development of a chemical detection sensor.  On October 5, 2005, stockholders of Owlstone Limited agreed to exchange their shares on a one-for-one basis for shares in the newly incorporated Owlstone Nanotech, Inc. ("Owlstone"), a Delaware corporation. All operations, intellectual property, and commitments of Owlstone Limited were transferred to Owlstone, its new parent company. Around the same time, the facility provided to Owlstone was increased to $3 million. The facility bears no interest, and in exchange for the facility increase, Advance Nanotech received 6,000,000 common stock shares of Owlstone.

Owlstone had maximized their credit facility of $3.0M, and we were not obligated to provide any additional funding as of June 30, 2006.  However, on July 28, 2006, the Company agreed to provide Owlstone with a $400,000 credit facility that will further fund Owlstone operations. As of August 3, 2006, the Company advanced Owlstone a total of $200,000 under this new credit facility. The credit facility was convertible into shares of common stock at Advance Nanotech’s discretion; however Owlstone repaid the entire outstanding amount, plus interest, on September 6, 2006. The $400,000 facility accrued interest at an annual rate of 10.0% and matured on October 28, 2006. As compensation for this new credit facility, Owlstone issued Advance Nanotech warrants to purchase shares of common stock. The warrants have an exercise price of $1.50 and expire in three years.

Owlstone has closed four rounds of financing during the year ended December 31, 2006. Owlstone sold shares of common stock with a purchase price of $2.50 per share. On September 6, 2006, Owlstone closed round one, raising $1,250,500 and issued 500,200 shares of common stock. Advance Nanotech, Inc. participated in the round and invested $380,200 and received 152,080 shares in return. On the subsequent three rounds, Owlstone raised an additional $675,000 and issued 270,000 shares.

Following these additional share issuances, Advance Nanotech holds approximately 55.4% of Owlstone and the founders and third party investors retain the other 44.6% of the total issued and outstanding shares of Owlstone.

NANO SOLUTIONS
On November 2, 2004, the Company announced a research collaboration agreement between Nano Solutions Limited and Imperial College, London, to provide $6.25 million for the development of bio-nanotechnologies, predominantly in the healthcare devices sector. Payments of approximately $490,000 are due quarterly through October 2007.  Nano Solutions Limited is committed to providing approximately $1,826,000 (GBP £932,000) during the next 12 month period to fund five separate research projects. Nano Solutions Limited has the right to terminate any research project for convenience, but must provide 30 days notice and pay pro-rata up to the point of termination. On July 13, 2006, the Company provided notice of termination of three of the original eight research projects at Nano Solutions Limited, which is located at Imperial College, London. The three projects terminated were Econanotech, Nano Composites and Visus Nanotech. Management decided to terminate these projects after 18 months of their 36 month (three year) research agreements because management believes the projects were not aligned with the overall portfolio of the Company. The Company expects to benefit monetarily from the termination of these projects. The termination of the three projects is expected to reduce the Company’s future cash outflows over the next twelve months. Until a formal termination is agreed upon by both parties, the Company will continue to disclose financial commitments in accordance with the collaboration agreement.

In October of 2006, the Company provided notice of suspension of the remaining five research projects at Nano Solutions Limited, taking place at Imperial College, London. The original research collaboration agreement is in renegotiation pending refocusing of the projects’ technical and commercial milestones. It is the Company’s intention to ensure better alignment of the Nano Solutions projects with other programs in the portfolio.

NANOFED (including NanoLight)
On December 13, 2004, NanoFED Limited entered into an approximate $2.0 million development contract with the University of Bristol, to further develop the existing technologies the university has generated in the area of field emission displays. Payments are due quarterly through December 2006.  At December 31, 2006, our remaining financial obligation was approximately $588,000 (GBP £300,000).

The Company is in discussion with the University regarding new contracts to extend the NANOFED and NANOLIGHT programs with a view to their commercialization.

CAMBRIDGE NANOTECHNOLOGY
On December 24, 2004, Cambridge Nanotechnology Limited entered into a collaboration agreement with the University of Cambridge to provide $5.25 million for the development of nanotechnologies, predominantly in the displays and optical sector. Payments are due quarterly through December 2008. The Company is obligated to provide approximately $1,563,000 (GBP £798,000) over the next 12 month period to fund seven separate research projects. Cambridge Nanotechnology Limited has the right to terminate any research project for convenience, but must provide notice and pay pro-rata up to the point of termination. The termination of any research project would not relieve Cambridge Nanotechnology Limited from its total funding obligations to the University of Cambridge but would, however, reduce Cambridge Nanotechnology Limited’s financial commitment during the next 12 months.

BIO-NANO SENSIUM
On January 24, 2005, the Company's subsidiary, Bio-Nano Sensium Technologies Limited, entered into a collaboration agreement with Toumaz Technology Limited. Under the terms of the agreement Bio-Nano Sensium Technologies Limited is to fund the development of an implantable blood-glucose sensor in even quarterly payments. We are currently in discussions with our collaboration partner to revise the Company’s financial obligations under this contract. If we do not agree on a modification, our financial commitments over the next 12 month period would be $2,239,000 (GBP £1,143,000).   Additionally, the Company transferred 45% ownership of Bio-Nano Sensium Technologies Limited to Toumaz Technologies Limited and Professor Chris Toumazou.

CAPE
On February 1, 2005, the Company entered into a strategic partnership with the new Centre for Advanced Photonics and Electronics (“CAPE”) along with the University of Cambridge, Alps Electric Company, Dow Corning Limited and Ericsson Marconi Corporation. CAPE is housed within the newly constructed Electrical Engineering building at the University of Cambridge, and includes over 22 academics, 70 post-doctoral researchers and 170 researchers. The building was completed in early 2006.  Advance Nanotech, as a strategic partner to CAPE, will provide additional and innovative commercialization opportunities for the technologies developed in CAPE, with a particular emphasis on nanotechnology. In addition, each strategic partner and the University of Cambridge nominates representatives to the Steering Committee, which is responsible for the overall research objectives of CAPE, its areas of technical focus and arising intellectual property arrangements. Advance Nanotech has committed $4.95 million over five years for the funding of specific projects within CAPE, which may include jointly-funded collaborations with the other strategic partners. Payments are due each quarter through October 2009.  Advance Nanotech is committed to providing approximately $1,469,000 (GBP £750,000) over the next 12 month period.  We have a right to terminate the agreement for convenience, but must provide notice and pay pro-rata up to the point of termination.  With respect to the jointly-funded projects with other strategic partners, we cannot withdraw unless we terminate the agreement.

RESEARCH & DEVELOPMENT FUNDING OBLIGATIONS
As of December 31, 2006, the Company had research & development funding obligations as follows:

Project	December 31, 2006
Nano Solutions Limited	$1,826,000
NanoFED Limited	588,000
Bio-Nano Sensium Technologies Limited	2,239,000
Cambridge Nanotechnology Limited	1,563,000
Centre of Advanced Photonics & Electronics	1,469,000

TOTAL	$7,685,000

Certain of our contractual commitments contain termination rights and the ability to limit the Company’s future payments.

3. Defined Contribution Plan

The Company has a defined contribution 401(k) Plan whereby the Company can make discretionary matches to employee contributions. The Company has not made any contributions to the 401(k) Plan as of December 31, 2006.

NOTE K -INCOME TAXES

Income taxes are recorded in accordance with SFAS No. 109, “Accounting for Income Taxes.” This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

The Company is subject to income taxes in the United States of America and the United Kingdom. As of December 31, 2006 the Company had net operating loss carry forwards for income tax reporting purposes of approximately $8,312,393 that may be offset against future taxable income through 2025. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements because the Company believes there is no assurance the carry-forwards will be used. Potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE L - RELATED PARTY TRANSACTIONS

The Company formerly leased office facilities from a stockholder in London, at the Savannah House, 5th Floor, 11 Charles II Street, London, SW1Y 4QU, for monthly rent of approximately $4,300 (GBP £2,500). The lease expired on June 30, 2006 and the Company has terminated the rental agreement as of December 31, 2006.

The Company has a conditional revolving line of credit up to $20.0 million with Jano Holdings Ltd. (“Jano”) which can be drawn down in multiple traunches. The Company may draw on the facility within two business days following receipt by the payee of a funding date request letter, a certification signed by an authorized officer, approval of a budget and other deliveries of the Company that all conditions to funding have been satisfied and that the Company is not in breach of any representation, warranty, or covenant provided in the agreement. Jano owns warrants to purchase 6,666,666 shares of our common stock, or approximately 16.2%, of Advance Nanotech’s outstanding common stock. Jano wholly-owns JMSCL Limited, which holds 1,250,000 shares of Advance Nanotech’s common stock, or approximately 3.0% of the outstanding common stock as of December 31, 2006. Accordingly, collectively, Jano and JMSCL have the ability to own approximately 19.2% of our outstanding common stock if the warrants are exercised. No amounts have been drawn on the Jano credit facility as of December 31, 2006. The facility bears interest at an Annual Rate equal to the Applicable Federal Base Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986) and amounts outstanding under the facility must be repaid in full, with all accrued and unpaid interest at such time that the Company raises $25.0 million dollars or more through an equity funding. Jano has provided the Company with two waiver letters dated May 9, 2006 and July 26, 2006 that acknowledge and permit the Company and management to perform certain operational transactions in the ordinary course of business without violating the Jano Credit Facility. In conjunction with securing the waiver letters, the Company had re-priced the warrant to purchase 6,666,666 shares of common stock from $2.00 per share to $1.25 per share. Jano’s warrant to purchase 6,666,666 shares of common stock currently have an exercise price equal to $1.25 per share. These warrants expire on May 27, 2009.

On November 6, 2006, the Company’s subsidiary, Advance Display Technologies, plc (“ADT”), entered into a conditional Facility Agreement (the “Agreement”) with NAB Ventures Limited (“NAB”). NAB shall provide the Company one or more loans, each called a drawdown, in the aggregate principal amount of up to approximately USD $6.6M (GBP £3.5M) dollars subject to the terms and conditions. As of December 31, 2006, the Company had $602,423 outstanding under the Agreement. Any outstanding principal amount shall bear interest per annum at an interest rate of 9.0%. In the event the Agreement is not repaid on the maturity date, December 31, 2009, the unpaid principal amount and accrued interest thereon also shall bear additional interest at a default rate of 1.5% per month or 18% annum. The Company may cancel this agreement at any time subject to having no outstanding loan balance. Before each drawdown, there must be a mutual written agreement between the Company and NAB upon a budget. There are no financial covenants under this Agreement. As an inducement to provide the Facility Agreement, NAB will receive 1,875,000 of ordinary shares and a warrant to purchase an additional 1,875,000 ordinary shares of ADT at an exercise price per share equal to the share price that ADT’s ordinary shares commence trading on the Plus-quoted or other similar public exchange. The warrants have a cashless exercise provision. As of the date hereof, the Company had $0 outstanding under the Facility Agreement. In addition to being the lender under the Facility Agreement, NAB also owns 950,000 shares, or 2.8%, of the Registrant’s Common Stock.

NOTE M- SUBSEQUENT EVENTS

On January 18, 2007, the Board approved a stock bonus grant of 458,280 shares to certain employees of the Company for their sign-on and performance related to service in 2006. As of December 31, 2006, the Company accrued for compensation expense related to the fair market value of stock compensation and applicable taxes of $495,658.

On February 1, 2007, the Company has subleased certain office space at the New York Corporate office located at 600 Lexington Avenue. The sublease tenant is an affiliate of a Director of the Company. Under the terms of the sublease, the sublease will run from February 1, 2007 through January 2008 and require monthly rent payments of $8,000.

On March 6, 2007, the Company entered into a Director Compensation and Confidential Information Agreement (“Director Agreement”) with Mr. Douglas Zorn. Mr. Zorn was unanimously elected as an independent Director to the Board of Directors of the Company. Mr. Zorn is a certified public accountant who holds a Master’s in Business Administration from Santa Clara University. In accordance with the Director Agreement, Mr. Zorn shall be entitled to receive an annual retainer for his services in the amount of Twenty Thousand ($20,000) Dollars. This annual retainer shall be payable in equal quarterly cash installments in arrears commencing March 31, 2007. The Director shall be entitled to receive a semi-annual bonus of Five Thousand ($5,000) Dollars payable in cash in arrears on the first day of the seventh month and the last day of the twelfth month of each year of Director’s term of election. In addition, the Director shall receive a fee of One Thousand ($1,000) Dollars payable in cash, for each quarterly meeting of the Board of Directors. This Agreement may be terminated by either party upon thirty (30) days’ written notice to the other party. Any termination of this Agreement shall not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including without limitation, obligations to pay all amounts due and payable. Following the effective date of termination, the Company will not be responsible for any further payments in any form under the Agreement.

On March 20, 2007, the Company entered into a Services Agreement (“Agreement”) with Mr. Paul Miller. Effective April 1, 2007, Mr. Miller will serve as special consultant to the Chief Executive Officer of the Company and as the non-executive Chairman of the Board of Directors of the Company’s wholly owned subsidiary, Advance Homeland Security Inc. (“AHS”). In accordance with the Agreement, Mr. Miller shall be entitled to receive a zero ($0.00) annual salary and equity compensation in the form of restricted shares of the Company’s common stock for his services. The Executive will receive equity compensation based on the completion of milestones determined by the Company. There are a total of six milestones where the Executive may earn up to 1,200,000 shares of restricted common stock. This Agreement may be terminated by either party upon thirty (30) days’ written notice to the other party. Any termination of this Agreement shall not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including without limitation, obligations to pay all amounts due and payable.

As of March 26, 2007, Owlstone has closed five additional rounds of financing subsequent to the year ended December 31, 2006. Owlstone sold shares of common stock with a purchase price of $2.50 per share. Owlstone raised an additional $662,500 and issued 265,000 shares during these closings in 2007.

On March 30, 2007, the Company and Jano Holdings Ltd. (“Jano”) have mutually agreed to cancel, effective immediately, the $20.0 million amended and restated senior secured grid note (the “Note”) dated August 14, 2006. In addition, the Company and Jano have simultaneously canceled the following agreements dated August 14, 2006: associated security agreement, amended facility letter and amended warrant to purchase 6,666,666 shares of the Company’s common stock at the exercise price of $1.25. The Company has repaid any principal and interest outstanding on the credit facility and there were no amounts outstanding as of the date of this mutual cancellation.

On March 30, 2007, the Company’s subsidiary, Advance Homeland Security, plc (“AHS”), entered into a conditional Facility Agreement (the “Agreement”) with Conquistador Investments Limited (“CIL”). CIL shall provide the Company one or more loans, each called a drawdown, in the aggregate principal amount of up to approximately USD $11.7M dollars (GBP £6.0M) subject to the terms and conditions. Any outstanding principal amount shall bear interest per annum at an interest rate of 9.0%. In the event the Agreement is not repaid on the maturity date, December 31, 2010, the unpaid principal amount and accrued interest thereon also shall bear additional interest at a default rate of 1.5% per month or 18% annum. Before each drawdown, there must be a mutual written agreement between the Company and CIL upon a budget. There are no financial covenants under this Agreement. As an inducement to provide the Facility Agreement, CIL will receive 8,000,000 of ordinary shares of AHS. As of the date hereof, the Company had $0 outstanding under the Agreement.

PART I. FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS

ADVANCE NANOTECH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(Unaudited)	(a)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$279,556	$361,845
Restricted cash	77,266	77,523
Prepaid expenses and other current assets	55,105	25,173
Accounts receivable	22,432	237,658
Grants receivable	33,055	146,373
Inventory	95,995	75,485
VAT tax refund receivable	126,141	147,761
Deferred financing costs, current portion	821,846	786,287
TOTAL CURRENT ASSETS	1,511,396	1,858,105

Property plant and equipment, net	275,940	350,723
Patents	638,097	475,034
Deferred financing costs, net of current portion	1,027,310	1,572,575
Investment	202,050	195,630

TOTAL ASSETS	$3,654,793	$4,452,067

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$3,314,343	$2,011,244
Accrued expenses	2,017,697	1,463,471
Deferred equity compensation	230,370	495,658
Deferred grant income	33,055	146,373
Capital lease obligation, current portion	23,813	22,365
TOTAL CURRENT LIABILITIES	5,619,278	4,139,111

Loan payable	1,762,972	602,423
Notes payable – convertible	1,904,770	0
Capital lease obligation, net of current portion	17,317	35,362
TOTAL LIABILITIES	9,304,337	4,776,896

Minority interests in subsidiaries	8,331,773	6,496,093

STOCKHOLDERS’ DEFICIT
Preferred stock; $0.001 par value; 25,000,000 shares authorized; 0 shares issued and outstanding in 2007 and 2006, respectively	-	-
Common stock; $0.001 par value; 75,000,000 shares authorized; 36,595,686 and 34,371,462 shares issued and outstanding in September 30, 2007 and December 31, 2006, respectively	36,596	34,372
Additional paid in capital	15,755,492	14,064,249
Warrant valuation	5,611,769	5,743,116
Accumulated other comprehensive loss	(2,522,263)	(480,780)
Deficit accumulated during development stage	(32,862,911)	(26,181,879)
TOTAL STOCKHOLDERS’ DEFICIT	(13,981,317)	(6,820,922)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$3,654,793	$4,452,067

The accompanying notes are an integral part of these unaudited consolidated financial statements.

(a)  Derived from audited financial statements.

ADVANCE NANOTECH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

					From Inception
	Three Months	Three Months	Nine Months	Nine Months	(August 17, 2004)
	Ended	Ended	Ended	Ended	To
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006	September 30, 2007
Revenue- product	$1,596	$30,459	$89,939	$30,459	$350,324
Revenue- service	98,994	-	279,437	-	525,097
Total net revenue	100,590	30,459	369,376	30,459	875,421

Cost of Sales	(31,182)	(23,303)	(126,652)	(23,303)	(278,103)
Gross Margin	69,408	7,156	242,724	7,156	597,318

Research and development	(671,279)	(1,476,454)	(2,668,860)	(4,653,500)	(16,407,825)
Selling, general and administrative	(1,808,376)	(1,618,167)	(5,805,869)	(5,892,128)	(28,119,836)
Total operating expenses	(2,479,655)	(3,094,621)	(8,474,729)	(10,545,628)	(44,527,661)

Loss from operations	(2,410,247)	(3,087,465)	(8,232,005)	(10,538,472)	(43,930,343)

Other income/ (expense)
Interest and other income	19,253	33,283	81,737	148,592	476,060
Grant income	-	35,000	113,318	35,000	165,818
Interest and other expense	(42,378)	-	(91,113)	-	(138,660)
Fair value of warrants gain / (loss)	-	-	-	-	8,739,143
Accrued late registration cost	-	-	-	-	(2,325,193)

Net loss before minority interest	(2,433,372)	(3,019,182)	(8,128,063)	(10,354,880)	(37,013,175)

Minority interest in net loss of subsidiary	544,178	225,874	1,447,031	225,874	4,150,264

Net Loss	(1,889,194)	(2,793,308)	(6,681,032)	(10,129,006)	(32,862,911)

Foreign currency translation adjustment gain / (loss)	1,630,844	(430,586)	(2,041,483)	(263,587)	(2,522,263)

Comprehensive loss	$(258,350)	$(3,223,894)	$(8,722,515)	$(10,392,593)	$(35,385,174)

Net loss per share – basic and diluted	$(0.07)	$(0.09)	$(0.23)	$(0.31)	$(1.17)

Net loss per share after minority interest – basic and diluted	$(0.05)	$(0.08)	$(0.19)	$(0.30)	$(1.04)

Comprehensive income/(loss) per share – basic and diluted	$(0.01)	$(0.10)	$(0.24)	$(0.31)	$(1.12)

Weighted average shares outstanding – basic and diluted	36,753,295	33,737,674	35,671,318	33,625,275	31,520,150

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADVANCE NANOTECH, INC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY/ (DEFICIT)
FROM INCEPTION (AUGUST 17, 2004) TO SEPTEMBER 30, 2007
(Unaudited)

						Deficit	Accumulated
	Common			Additional		Accumulated	Other	Total
	Stock		Preferred	Paid In	Warrant	During	Comprehensive	Stockholders'
	Shares	Amount	Stock	Capital	Valuation	Development	Income/Loss	Equity/ (Deficit)
Initial capitalization	200,000	$200		$(200)	$-	$-	$-	$-
Acquisition shares, net of financing costs	19,352,778	19,353		(444,353)				(425,000)
Shares issued at $1/share	1,500,000	1,500		1,498,500				1,500,000
Shares issued for cash	112,500	112		224,888				225,000
Net loss						(1,585,858)		(1,585,858)
Foreign currency translation							19,828	19,828
Balance as of Dec 31, 2004	21,165,278	21,165	-	1,278,835		(1,585,858)	19,828	(266,030)

Shares issued in connection with private placement, net of financing costs	11,666,123	11,667		20,569,193				20,580,860
Shares issued as late registration penalty	384,943	386		2,324,807				2,325,193
Shares issued from cashless warrant conversions	71,549	71		(71)				-
Shares issued for services	265,000	265		2,182,235				2,182,500
Common stock warrants				(10,140,471)	10,140,471			-
Placement agent warrants				(1,925,996)	1,925,996			-
Fair value of warrant gain / (loss)				(8,739,143)				(8,739,143)
Net loss						(8,367,182)		(8,367,182)
Foreign currency translation							(217,682)	(217,682)
Balance as of Dec 31, 2005	33,552,893	33,554	-	5,549,389	12,066,467	(9,953,040)	(197,854)	7,498,516

Warrants issued for services				157,708				157,708
Shares issued for services	95,000	95		88,905				89,000
Shares issued to employees	723,569	723		982,354				983,077
Stock options issued (FAS 123R)				962,542				962,542
Common stock warrants				5,203,445	(5,203,445)			-
Placement agent warrants				1,119,906	(1,119,906)			-
Net loss						(16,228,839)		(16,228,839)
Foreign currency translation							(282,926)	(282,926)
Balance as of December 31, 2006	34,371,462	34,372	-	14,064,249	5,743,116	(26,181,879)	(480,780)	(6,820,922)

Shares issued for services	150,000	150		69,350				69,500
Shares issued to employees	386,280	386		324,993				325,379
Stock options issued (FAS 123R)				196,802				196,802
Common stock warrants				30,784	(30,784)			-
Net loss						(2,432,368)		(2,432,368)
Foreign currency translation							(132,442)	(132,442)
Balance as of March 31, 2007	34,907,742	34,908	-	14,686,178	5,712,332	(28,614,247)	(613,222)	(8,794,051)

Shares issued for services	950,000	950		369,550				370,500
Shares issued to employees	737,944	738		268,953				269,691
Stock options issued (FAS 123R)				145,102				145,102
Common stock warrants				100,563	(100,563)			-
Net loss						(2,359,470)		(2,359,470)
Foreign currency translation							(145,755)	(145,755)
Balance as of June 30, 2007	36,595,686	36,596	-	15,570,346	5,611,769	(30,973,717)	(758,977)	(10,513,983)

Shares issued for services	-	-	-					-
Shares issued to employees	-	-	-					-
Stock options issued (FAS 123R)			-	185,146				185,146
Common stock warrants				-	-			-
Net loss						(1,889,194)		(1,889,194)
Foreign currency translation							(1,763,286)	(1,763,286)
Balance as of September 30, 2007	36,595,686	$36,596	-	$15,755,492	$5,611,769	$(32,862,911)	$(2,522,263)	$(13,981,317)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADVANCE NANOTECH, INC AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

			From Inception
	Nine Months	Nine Months	(August 17, 2004)
	Ended	Ended	To
	September 30, 2007	September 30, 2006	September 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,681,032)	$(10,129,006)	$(32,862,911)
Adjustments to reconcile net loss to cash flows used in operating activities
Depreciation	107,450	67,270	272,084
Fair value of warrant liability	-	-	(8,739,143)
Common stock issued for services	440,000	89,000	2,711,500
Common stock issued to employees	595,070	636,306	1,578,147
Stock options issued to employees	527,050	774,027	1,489,592
Warrants issued for services	-	157,708	157,708
Accrued late registration costs	-	-	2,325,193

Changes in operating assets and liabilities
Decrease (increase) in restricted cash	257	(1,310)	(77,266)
Decrease (increase) in prepaid licensing fees	-	256,034	-
Decrease (increase) in prepayments and other	(29,932)	(36,224)	(55,105)
Decrease (increase) in inventory	(20,510)	(32,760)	(95,995)
Decrease (increase) in accounts receivable	215,226	(124,907)	(22,432)
Decrease (increase) in grants receivable	113,318	(110,667)	(33,055)
Decrease (increase) in VAT receivable	21,620	724,941	(126,141)
Decrease (increase) in loan receivable	-	47,421	-
Increase (decrease) in accounts payable	1,303,099	372,781	3,314,343
Increase (decrease) in accrued expenses	554,226	311,101	2,017,697
Increase (decrease) in deferred grant income	(113,318)	179,237	33,055
Increase (decrease) in deferred equity compensation	(265,288)	(187,703)	230,370
NET CASH USED IN OPERATING ACTIVITIES	(3,232,764)	(7,006,751)	(27,882,359)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property plant and equipment	(32,667)	(99,539)	(548,024)
Development of patent technology	(163,063)	(260,149)	(638,097)
Investment	(6,420)	-	(202,050)
Minority investment in subsidiary	1,835,680	894,426	8,331,773
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	1,633,530	534,738	6,943,602

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital lease obligations, net	(16,597)	(15,267)	41,130
Proceeds from credit facility- NAB	1,160,549	-	1,762,972
Proceeds from Convertible Notes – OWLSTONE	1,904,770	-	1,904,770
Amortization of deferred financing costs	509,706	-	(1,849,156)
Proceeds from issuance of common stock	-	-	20,805,860
Proceeds from issuance of common stock	-	-	1,500,000
Financing fees on merger shares issued	-	-	(425,000)
Increase on loan payable	-	69,085	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	3,558,428	53,818	23,740,576

Effect of exchange rates on cash and cash equivalents	(2,041,483)	(263,587)	(2,522,263)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(82,289)	(6,681,782)	279,556

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	361,845	7,911,078	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	279,556	1,229,296	279,556

Supplemental disclosure of cash flow information:
Cash paid for interest and income taxes	31,974	5,022	65,797
Conversion of amounts due on related party credit facility to common stock	-	-	1,500,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADVANCE NANOTECH, INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2007
(Unaudited)

Unless otherwise noted, (1) the term "Advance Nanotech" refers to Advance Nanotech, Inc., a Delaware corporation, (2) the term "Advance Nanotech Holdings" refers to Advance Nanotech Holdings, Inc., a privately-held Delaware corporation, (3) the terms " the "Company," "we," "us," and "our," refer to the ongoing business operations of Advance Nanotech and its subsidiaries, whether conducted through Advance Nanotech or a subsidiary of the company, (4) “Advance Nanotech Limited” refers to Advance Nanotech Limited, a wholly owned subsidiary organized in the United Kingdom, (5) the terms "common stock" and "stockholder(s)" refer to Advance Nanotech's common stock and the holders of that stock, respectively, and (6) the term "warrant" refers to warrants to purchase Company common stock.

NOTE A - ORGANIZATION, NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

On June 19, 2006, Advance Nanotech, Inc., a Colorado corporation ("Advance Nanotech Colorado"), merged with and into its newly-formed, wholly owned subsidiary, Advance Nanotech, Inc., a Delaware corporation ("Advance Nanotech Delaware") in order to reincorporate in the State of Delaware (the "Reincorporation Merger"). The Reincorporation Merger was approved by Advance Nanotech Colorado's shareholders at its Annual Meeting held on May 11, 2006. As a result of the Reincorporation Merger, the legal domicile of Advance Nanotech, Inc. (the “Company”) is now Delaware.

Each outstanding Advance Nanotech Colorado common share ("Colorado Common Stock") was automatically converted into one Advance Nanotech Delaware common share ("Delaware Common Stock"). As a result of the Reincorporation Merger, each outstanding option, right or warrant to acquire shares of Colorado Common Stock converted into an option, right or warrant to acquire an equal number of shares of Delaware Common Stock, with no further action required by any party, under the same terms and conditions as the original option, right or warrant.

The directors and officers of Advance Nanotech Colorado in office immediately prior to the Reincorporation Merger continue to serve as the directors and officers of the Company. None of the Company's subsidiaries changed their respective state or jurisdiction of incorporation in connection with the Reincorporation Merger, although the Company’s previously existing Delaware subsidiary with the name Advance Nanotech, Inc. changed its name to “Advance Nanotech Holdings, Inc.”

As a result of the consummation of the Reincorporation Merger, the Certificate of Incorporation and the Bylaws of Advance Nanotech Delaware in effect immediately prior to the consummation of the Reincorporation Merger (the "Delaware Charter and Bylaws") became the Certificate of Incorporation and Bylaws of the surviving Delaware Corporation, Advance Nanotech Delaware. Delaware corporate law will generally be applicable in the determination of the rights of stockholders of the Company under state corporate laws.

Prior to the Reincorporation Merger, on October 1, 2005, a Colorado corporation then known as Artwork and Beyond, Inc. (“Artwork and Beyond”) acquired all of the issued and outstanding securities of Advance Nanotech Holdings, Inc. ("Advance Nanotech Holdings"), a Delaware corporation, pursuant to the terms and conditions set forth in a “Share Exchange Agreement” originally entered into on October 1, 2005 (the “Share Exchange”). As a result of this transaction (and certain capital transactions including a reverse 100-to-1 stock split on October 5, 2005), control of Artwork and Beyond was changed, with the former stockholders of Advance Nanotech Holdings acquiring approximately 99% of Artwork and Beyond’s outstanding common stock. In addition, all of the officers and directors of Artwork and Beyond prior to the transaction were replaced by designees of the former shareholders of Advance Nanotech Holdings and Artwork and Beyond’s corporate name was changed to “Advance Nanotech, Inc.”

As a consequence of the change in control of Artwork and Beyond resulting from these transactions, all prior business activities of Artwork and Beyond were completely terminated and Artwork and Beyond adopted the business and plan of operations that had been developed and was in the process of implementation by Advance Nanotech Holdings prior to the transaction. On October 5, 2004, the new Board of Directors approved the change of the issuer’s name to “Advance Nanotech, Inc.”

As of September 30, 2007, Advance Nanotech owned all the issued and outstanding shares of Advance Homeland Security plc and Advance Nanotech Limited ("ANL"), both UK companies. Advance Nanotech owns 92.9% of Advance Display Technologies plc. ANL owns 55.0% of Bio-Nano Sensium Technologies, Ltd (formerly Imperial Nanotech Ltd), 75.0% of Nano Solutions Limited and all the outstanding shares of the following UK companies: Nano Devices Limited, Intelligent Materials Limited, Biostorage Limited, Nanolabs Limited, Nano Biosystems Limited, Cambridge Nanotechnology Limited, Nano Photonics Limited, NanoFED Limited, Inovus Materials Limited, Advance Proteomics Limited, Nano Diagnostics Limited, Exiguus Technologies Limited, Visus Nanotech Limited, Intelligent Biosensors Limited, Econanotech Limited, Nanocomposites Limited, Nanovindex Limited, Nano Optics Limited. Advance Nanotech also owns 58.68% of the outstanding shares of Owlstone Nanotech, Inc., a Delaware corporation. Advance Nanotech also owns 90.0% of Advance Nanotech (Singapore) Pte. Ltd., which in turn owns 8.80% of Singular ID Pte. Limited, a company incorporated in Singapore.

NATURE OF BUSINESS

Advance Nanotech is a leading provider of financing and support services to drive the commercialization of nanotechnology related products for homeland security and display technologies.

Advance Nanotech is a development stage nanotechnology company specializing in the acquisition and commercialization of new technologies focused in the areas of homeland security and displays. Nanotechnology is a science that involves the investigation and design of materials and devices at the atomic and molecular levels that is expected to make most products lighter, stronger, less expensive and more precise. The Company works closely with universities to source early stage deals and to generate exclusive rights to intellectual property. The Company's development network strives to create economic and time efficiencies which can advance the development of university research programs to marketable product lines in high-value markets. Advance Nanotech provides investment funding to bridge patented innovation with the capital markets. The Company's business strategy is to develop its interests in nanotechnology products, acquire additional early and mid-stage product candidates in the display and homeland security sectors, selectively license its technology and establish strategic collaborations to advance its product pipeline.

In 2006, the Company completed a strategic realignment of its portfolio to more aptly leverage the strengths of the portfolio to provide the greatest value to shareholders. The Company currently possesses a critical mass of technologies in two core areas of activity: homeland security and displays.

Advance Nanotech's Homeland Security segment includes nanotechnologies providing solutions across two application areas: CBRNE Detection (Chemical, Biological, Radiation, Nuclear, and Explosive), and Wireless Monitoring for cognitive awareness, triage and first response therapy. According to Fredonia, the market opportunity for chemical sensing in the United States alone is worth $5.4 billion. Technologies within this division include the Owlstone Nanotech chemical sensor and wireless technologies for simultaneous event detection and low-power transmission. This division launched its first product in August 2006 and currently has three product lines at market with a customer base across the defense and industrial process control industries.

Advance Nanotech's Display Division segment includes nanotechnologies providing nano-enabled materials and devices across three display applications areas: flat panel and projection displays, plastic electronics and flexible displays. The combined portfolio of technologies will aim to serve current unmet technology needs while at the same time unlocking new display market opportunities in areas such as non-consumer large area projection displays. The US electronic display industry is worth $11.6 billion and is forecast to grow 12.4% annually through 2008 (source: electronics.ca publications). Plastic electronics, including flexible display applications, has the potential to create a true disruption in the semiconductor industry as well as the consumer electronics market in the next five to ten years.

Each nanotechnology interest is further categorized into one of the following four distinct development phases:

•	At Market:	Nano-enabled products are now being sold to end customers.
•	Near-to-Market:	Technologies with market entrance expected within 18 months.
•	Emerging:	Technologies with market entrance expected within 18 to 36 months.
•	Research:	Early-stage, pre-proof of concept technologies with market entrance expected to be greater than 36 months.

After prototypes are proven within the lab and we develop a product roadmap and business plan, we form majority-owned subsidiaries around the specific technology, in which we own a majority share. Through our strong network in academia and industry, we seek to return value to our shareholders by reducing the cost of commercializing nano-enabled products while providing an expedited path to market; connecting advanced, innovative technology with potential customers in order to rapidly build qualified business opportunities.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION and USE OF ESTIMATES
The unaudited consolidated financial statements included herein have been prepared with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed in the notes to the consolidated financial statements included in the Annual Report on Form 10-KSB of Advance Nanotech, Inc. for the year ended December 31, 2006. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2007 are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited consolidated financial statements and the related notes should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2006 included in the Company’s Annual Report on Form 10-KSB.

The presentation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION
The unaudited consolidated financial statements include the accounts of Advance Nanotech, Inc. and all of its subsidiaries (the "Company"). Minority stockholders of Owlstone (41.32%), Nano Solutions (25.0%) and Bio-Nano Sensium (45.0%) are not required to fund losses; accordingly no losses have been allocated to them.

All inter-company accounts and transactions have been eliminated in consolidation and minority interests were accounted for in the consolidated statements of operations and the balance sheets.

GOING CONCERN
The accompanying unaudited consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States, contemplate the continuation of the Company as a going concern. The Company has been in the development stage since its inception (August 17, 2004), has sustained losses and has used capital raised through the issuance of stock and debt to fund activities. Continuation of the Company as a going concern is dependent upon establishing and achieving profitable operations. Such operations will require management to secure additional financing for the Company in the form of debt or equity. Management believes that actions currently being taken to address the Company’s funding requirements will allow the Company to continue its development stage operations; however, there is no assurance that the necessary funds will be realized by securing equity through stock offerings or through additional debt. The unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Notwithstanding this uncertainty, the Company has a conditional line of credit with Conquistador Investments Ltd. (“CIL”) and NAB Ventures Ltd. (“NAB”) totaling approximately $19.5 million (GBP £9.5 million) which may be drawn down in accordance with the agreement discussed in Note G.

Management is actively exploring various debt and equity financing transactions. Plans to generate additional revenue from operations could include co-development and co-funding of our products, licensing products for upfront and milestone payments, and applying for more government grants. We have initiated cost reduction programs and will continue to control and reduce expenses until sufficient funding is in place. While the Company is exploring all opportunities to improve its financial condition within the next several months, there is no assurance that these programs will be successful.

CONCENTRATION OF CREDIT RISK
The Company's future results of operations involve a number of risks and uncertainties. Factors that could affect the Company's future operating results and cause actual results to vary materially from expectations include, but are not limited to, the Company's ability to obtain acceptable financing in the future, ability to successfully acquire new technologies, rising insurance costs, the Company's ability to realize the value of intangible assets and deferred tax assets, dependence on key personnel, government regulation, competition, reliance on certain research agreements, and credit risk.

The Company is potentially subject to concentrations of credit risk, which consist principally of cash and cash equivalents. The cash and cash equivalent balances at September 30, 2007 were principally held by two institutions in the US and one bank in the UK. Each US financial institution insures our aggregated accounts with the Federal Deposit Insurance Corporation ("FDIC"), up to $100,000. At September 30, 2007, the Company had uninsured cash deposits in excess of the Federal Deposit Insurance Corporation insurance limit of $256,418.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include investments in liquid instruments having maturity of three months or less at the time of purchase.

The Company has restricted cash as a result of placing the security deposit related to our principal executive offices in New York in a standby letter of credit account. The Company is entitled to all of the interest earned on the account and will have unrestricted access to both the cash and interest at the end of the lease term.

RESEARCH AND DEVELOPMENT
Research and development costs are clearly identified and are expensed as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."

FOREIGN CURRENCY TRANSLATION
The Company's primary functional currencies are the United States Dollar (USD$) and the Great Britain Pound (GBP£). Assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Expenses are translated at the average exchange rates in effect during the period. Translation gains and losses not reflected in earnings are reported in accumulated other comprehensive income/loss in stockholders' equity.

EARNINGS / LOSS PER SHARE
The Company computes basic earnings (loss) per share using the weighted average number of common shares outstanding during the period in accordance with Statement of Financial Standards No. 128, Earnings Per Share ("SFAS 128") which specifies the compilation, presentation, and disclosure requirements for income per share for entities with publicly held common stock or instruments which are potentially common stock. Under SFAS No. 128, diluted earnings (loss) per share are computed using the weighted average number of common shares outstanding and the dilutive potential common shares outstanding during the period. Dilutive potential common shares primarily consist of stock options and warrants issued by the Company. For the year ended December 31, 2006 and the nine months ended September 30, 2007, the effect of the options and warrants were anti-dilutive.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company's financial instruments include cash equivalents and accounts payable. Because of the short-term nature of these instruments, their fair value approximates their recorded value. The Company does not have material financial instruments with off-balance sheet risk.

LONG-LIVED ASSETS

The Company accounts for its long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. As of September 30, 2007, the Company did not deem any of its long-term assets to be impaired.

RECENT ACCOUNTING PRONOUNCEMENTS
In February 2007, the FASB issued FAS 159, (SFAS No. 159), “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, “Fair Value Measurements.” The adoption of this accounting pronouncement is not expected to have a material effect on our consolidated financial statements.

RECLASSIFICATIONS
Certain reclassifications have been made to the 2006 financial statements in order to conform to the current presentation.

NOTE B- PROPERTY AND EQUIPMENT
Property and equipment are stated at cost, net of accumulated depreciation. Property and equipment are depreciated on a straight-line basis over their estimated useful lives, which range from 3 to 5 years.

	Estimated	September 30,	December 31,
Asset Description	Useful Life	2007	2006

Furniture and Fixtures	3-5 years	$63,114	$60,986
Office Equipment	3-5 years	56,076	54,760
Computers	3 years	105,731	99,327
Software	3 years	95,074	76,721
Plant and Machinery	5 years	245,763	224,930
		565,758	516,724

Less: accumulated depreciation		(289,819)	(166,001)
Net Property and equipment		$275,939	$350,723

The Company recorded depreciation of $107,450 and $67,270 for the nine months ended September 30, 2007 and 2006, respectively.

Maintenance and repairs are expensed as incurred and were $12,269 and $3,439 for the nine months ended September 30, 2007 and 2006, respectively.

NOTE C- INTANGIBLE ASSETS

The Company capitalizes internally developed assets related to certain costs associated with patents. These costs include legal and registration fees needed to apply for and secure patents. As of September 30, 2007, the Company has capitalized internally developed patents of $638,097. The Company has not yet recorded amortization expense related to the patents because the patents are not subject to amortization until issued and placed in use. Intangible assets will be amortized in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” ("SFAS 142") using the straight-line method over the shorter of their estimated useful lives or remaining legal life. The Company expenses any administrative costs related to the legal work on these patents. Intangible assets acquired from other enterprises or individuals in an “arms length” transaction are recorded at cost.

The Company has filed 30 of its own US and foreign patent applications, which are all pending. As of September 30, 2007, the Company had zero patents issued in their own name or the name of a majority owned subsidiary. The Company intends to obtain and defend patents which will give us an exclusive right to commercially profit from our nanotechnology inventions for a certain period of time from the filing date of the patent application.

NOTE D - INVESTMENT IN SUBSIDIARY

On July 28, 2005, Advance Nanotech Singapore, Pte. Ltd., a subsidiary of Advance Nanotech, Inc., acquired a 12.08% equity stake in Singular ID for an investment of SGD$300,000 or approximately $202,050. As a result of subsequent equity financings in which the company declined to participate, Advance Nanotech Singapore, Pte. Ltd.’s equity stake in Singular ID dropped to 8.8% as of September 30, 2007. Singular ID is a high technology spin-off company from the Institute of Materials Research and Engineering (IMRE) in Singapore. Singular ID provides individually tailored tagging solutions designed to combat counterfeiting and forgeries. The technology offers unique, irreproducible tags with nanoscale magnetic regions that act like fingerprints to identify each tagged item. Under terms of the agreement, Advance Nanotech assumed a seat on Singular ID’s Board of Directors and owns 15,625 shares of preferred stock. The total equity capitalization of Singular ID is comprised of 40,350 shares of preferred stock, 37,214 shares of preferred A stock and 100,000 shares of common stock.

On July 31, 2007, Singular ID, a company in which Advance Nanotech, Inc., holds a minority interest, closed a "Series A" round of financing led by Innogest SGR and Upstream Ventures, to fund its growth. Innogest SGR is a start-up fund of the Torino Wireless group that has strong connections in the IT and electronics industries as well as the manufacturing sector in northern Italy. Upstream Ventures is an Asian venture capital firm that provides funding, expertise and networks to emerging companies across India, China and Singapore. Based on the terms of the "Series A" financing the value of Advance Nanotech's July 2005 investment of 300,000 Singaporean Dollars (approximately US $200,000) has increased by more than 300% although the company continues to account for this investment at historical cost.

The Company does not exercise significant influence over the entity and carries the investment at cost. The Company recorded its investment in Singular ID in accordance with FASB No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, using the cost method.  The original investment under the cost method is accounted for in the same manner as marketable equity securities and recorded on the parent company’s balance sheet at original cost measured by the fair market value of the consideration given. There have been no adjustments or impairment charges to the fair market value from acquisition and the period ending September 30, 2007.

NOTE E – MINORITY INTERESTS IN SUBSIDIARIES

Minority interest in subsidiaries represents the minority stockholders’ proportionate share of the equity as of September 30, 2007 in the following entities:

•	Owlstone Nanotech, Inc. - the Company owned 58.68% of Owlstone’s outstanding shares, which also represented its percentage of voting control.
•	Advance Display Technologies Plc- the Company owned 92.9% of Advance Display Technologies’ outstanding shares, which also represented its percentage of voting control.

•	Advance Nanotech Singapore Pte. Ltd.- the Company owned 90.0% of Advance Nanotech Singapore Pte. Ltd.’s outstanding shares, which also represented its percentage of voting control.
•	Bio-Nano Sensium Technologies Ltd.- the Company owned 55.0% of Bio-Nano Sensium Technologies Ltd.’s outstanding shares, which also represented its percentage of voting control.
•	Nano Solutions Ltd.- the Company owned 75.0% of Nano Solutions Ltd.’s outstanding shares, which also represented its percentage of voting control.

The Company’s percentage of controlling interest requires that operations be included in the consolidated financial statements. The percentage of equity interest that is not owned by the Company is shown as “Minority interest in subsidiary” in the consolidated balance sheets and consolidated statements of operations.

NOTE F- REVENUE RECOGNITION

All revenue from product sales, net of estimated provisions, will be recognized when the merchandise is shipped to an unrelated third party, as provided in Staff Accounting: Bulletin No. 104, “Revenue Recognition in Financial Statements” (SAB104”). Accordingly, revenue is recognized when all four of the following criteria are met:

•	persuasive evidence that an arrangement exists;

•	delivery of the products has occurred;

•	the selling price is both fixed and determinable;

•	collectability is reasonably probable.

As of September 30, 2007, the Company has recognized revenue of $369,376 for the nine months ended. Revenues generated were a direct result of our subsidiary, Owlstone Nanotech, Inc. Owlstone’s main sources of revenue were a result of shipping their products, Tourist and Owlstone Vapor Generators (“OVG”), and from contracted work from strategic partners.  The Owlstone Tourist is the first generation production model sensor offered by Owlstone and reflects the company's rapid progress in developing leading-edge micro and nano fabrication techniques. The Tourist represents chemical detection technology that is significantly smaller and less expensive than existing technology currently available.  In addition to offering its own products, Owlstone plans to partner with market leaders to integrate its technology into a wide range of commercial applications to allow the efficient and accurate detection of various chemical agents including contaminants, chemical warfare agents and potentially harmful gases.

On July 30 2007, Owlstone launched the “Lonestar” product, which incorporates Owlstone’s revolutionary FAIMS sensor, is a stand alone device, designed to be deployed into process control applications. “Lonestar” has also been designed to perform advanced validation and application research for both Government and private partners.

On September 4, 2007, Owlstone launched the “OVG-4” product line of vapor generators. The OVG-4 was developed to support in-house design and testing of Owlstone's core FAIMS technology. The OVG-4 is a system for generating trace concentration levels of chemicals and calibration gas standards. It is easy to use, cost-effective and compact and produces a very pure, accurate and repeatable output. The very precise control of concentration levels is achieved using permeation tube technology, eliminating the need for multiple gas cylinders and thus reducing costs, saving space and removing a safety hazard. Complex gas mixtures can be accurately generated through the use of multiple tubes. The OVG-4 is an ideal tool for numerous applications, ranging from calibration of explosive detectors in military and homeland defense to validation of personal monitors in industrial health and safety.

Owlstone Nanotech, Inc. has obtained other purchase orders for its products and services. As of September 30, 2007, Owlstone had a total backlog of product, service and contract sales of approximately $63,728. As a result of the launch of Lonestar, Owlstone Nanotech, Inc. has made efforts over the past two quarters to phase out the sale of the Tourist, which has been superseded by the launch of Lonestar.

Our customers consist primarily of governmental agencies and large manufacturers and wholesalers who sell directly into retail channels. Provisions for sales discounts and estimates for damaged product returns and exchanges will be established as a reduction of product sales revenues at the time revenues are recognized.

NOTE G - REVOLVING CREDIT FACILITIES

On March 31, 2006, Merrill Lynch extended a line of credit with loans to be secured by collateral. Amounts withdrawn under this facility shall bear interest at a variable rate of 2.0% over the effective LIBOR rate. This loan management account allows the Company to pledge a broad range of eligible assets and accounts in various combinations to maximize the Company’s borrowing capacity. Collateral may include cash and cash equivalents, debts, claims, securities, entitlements, financial assets, investment property and other property. The amount of borrowings available to the Company under this facility increases proportionally to the assets pledged as security for the loan. Accordingly, a decline in the value of collateral pledged to secure the loan under this facility could force the sale of the underlying collateral. As of September 30, 2007, the Company had not used this facility. As of September 30, 2007, the Company maintained a cash balance of $47 and a security balance of $0 in Merrill Lynch investment accounts. The Company may cancel this agreement at any time subject to being supported by a collateral account sufficient to support an outstanding loan balance, if any. At September 30, 2007, the Company had $47 of credit available under this agreement.

On November 6, 2006, the Company’s subsidiary, Advance Display Technologies, plc (“ADT”), entered into a conditional Facility Agreement (the “Agreement”) with NAB Ventures Limited (“NAB”). The Company entered into the credit facility in part in order to allow the shares of ADT to be listed on the PLUS-quoted in London. NAB shall provide the Company one or more loans, each called a drawdown, in the aggregate principal amount of up to approximately USD $7.1M (GBP £3.5M) subject to the terms and conditions. As of September 30, 2007, the Company had $1,762,972 outstanding under the Agreement. Any outstanding principal amount shall bear interest per annum at an interest rate of 9.0%. In the event the Agreement is not repaid on the maturity date, December 31, 2009, the unpaid principal amount and accrued interest thereon also shall bear additional interest at a default rate of 1.5% per month or 18.0% annum. The Company may cancel this agreement at any time subject to having no outstanding loan balance. Before each drawdown, there must be a mutual written agreement between the Company and NAB upon a budget. There are no financial covenants under this Agreement. As an inducement to provide the Facility Agreement, NAB received 1,875,000 of ordinary shares and a warrant to purchase an additional 1,875,000 ordinary shares of ADT at an exercise price per share equal to the share price that ADT’s ordinary shares commenced trading on the PLUS-quoted or approximately $1.02 (GBP £0.50). The warrants have a cashless exercise provision. In addition to being the lender under the Facility Agreement, NAB also owns 950,000 shares, or 2.6%, of the Registrant’s common stock. The NAB credit facility has resulted in the Company recording deferred financing costs of which $1,849,156 are unamortized as of September 30, 2007. The financing costs resulted from the issuance of 1,875,000 ordinary shares of ADT and a warrant to purchase 1,875,000 additional ordinary shares of ADT. These financings costs are amortized over the life of the NAB credit facility of 37 months and will be fully expensed on December 31, 2009.

On March 30, 2007, the Company’s subsidiary, Advance Homeland Security, plc (“AHS”), entered into a conditional Facility Agreement (the “Agreement”) with Conquistador Investments Limited (“CIL”). CIL shall provide the Company one or more loans, each called a drawdown, in the aggregate principal amount of up to approximately USD $12.3M (GBP £6.0M) subject to certain terms and conditions. Any outstanding principal amount shall bear interest per annum at an interest rate of 9.0%. In the event the Agreement is not repaid on the maturity date, December 31, 2010, the unpaid principal amount and accrued interest thereon also shall bear additional interest at a default rate of 1.5% per month or 18% annum. Before each drawdown, there must be a mutual written agreement between the Company and CIL upon a budget. There are no financial covenants under this Agreement. As an inducement to provide the Facility Agreement, CIL will receive 8,000,000 ordinary shares of AHS, representing approximately 16% of the Company upon first draw-down of the facility. As of September 30, 2007, the Company had $0 outstanding under the Agreement, no shares have been issued to CIL and no portfolio assets have been transferred to AHS. The CIL credit facility has resulted in the Company recording deferred financing costs of which approximately $22,172 (GBP £10,828) are unamortized as of September 30, 2007. The financing costs resulted from the accrued issuance of 8,000,000 ordinary shares of AHS. These financings costs will be amortized over the life of the CIL credit facility of 45 months and will be fully expensed on December 31, 2010.

On March 30, 2007, the Company and Jano Holdings Ltd. (“Jano”) have mutually agreed to cancel, effective immediately, the $20.0 million amended and restated senior secured grid note (the “Note”) dated August 14, 2006. In addition, the Company and Jano have simultaneously canceled the following agreements dated August 14, 2006: associated security agreement, amended facility letter and amended warrant to purchase 6,666,666 shares of the Company’s common stock at the exercise price of $1.25. The Company has repaid any principal and interest outstanding on the credit facility and there were no amounts outstanding as of the date of this mutual cancellation.

NOTE H - STOCKHOLDERS' EQUITY

1. Common and Preferred Stock

On June 19, 2006, the new Delaware Charter created a new class of "blank check" preferred stock (discussed below at 2) which converted 25,000,000 shares of authorized common stock into preferred stock. As a result, the 100,000,000 shares of previously authorized common stock were reduced to 75,000,000 million shares of authorized common stock, par value $0.001. At September 30, 2007, 36,595,686 shares of common stock were outstanding.

2. Preferred Stock

On June 19, 2006, the new Delaware Charter of the Company created a class of "blank check" preferred stock, par value $0.001 per share, consisting of 25,000,000 shares. The term "blank check" preferred stock refers to stock for which the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof, are determined by the Board of Directors (“Board”). As such, the Board will be entitled to authorize the creation and issuance of 25,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board, with no further authorization by stockholders required for the creation and issuance of the preferred stock. Any preferred stock issued would have priority over the common stock upon liquidation and might have priority rights as to dividends, voting and other features. Accordingly, the issuance of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of the common stock. As of September 30, 2007, there were no shares of preferred stock issued or outstanding.

3. Fiscal Year 2007 Stockholders’ Equity Transactions (See NOTE I for stock-based compensation equity transaction disclosure)

Restricted stock, stock options and warrants issued to non-employees are recorded at their fair value as determined in accordance with SFAS No. 123, “Share-Based Payment” and Emerging Issues Task Force (EITF) No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods or Services”, and recognized over the related service period.

4. Private Placements- Fiscal Year 2005

The Company conducted two private equity placements during the fiscal year ended December 31, 2005. The first placement comprised of three rounds and the second placement included two rounds of stock sales. Each placement is discussed below:

On February 2, 2005 the Company completed a final closing of the sale of, in aggregate, 9,960,250 shares of its common stock to investors in a private placement of securities. The Company sold the shares at a gross price of $2.00 per share, or $19,920,500 in the aggregate. The Company also issued one warrant to purchase one share of the common stock to each investor for every two shares of common stock purchased in the private placement, resulting in an aggregate of 4,980,125 warrants being issued to investors at an exercise price of $3.00 per share. The February 2, 2005 private placement closed in three steps: the first step on January 20, 2005, at which closing 4,698,750 shares were sold, the second step on January 26, 2005, at which closing 2,390,000 shares were sold and finally on February 2, 2005 when the remaining 2,871,500 were sold. The shares and the warrants were sold by the Company to the investors on the terms and conditions set forth in the Securities Purchase Agreement filed as Exhibit 10.5 in a Current Report on Form 8-K filed on January 26, 2005, which is specifically incorporated herein by reference. In connection with the closing of the sale of shares, the Company paid a cash fee to placement agents in the amount of $2,232,835, and the Company issued to placement agents warrants to purchase, in aggregate, 895,775 shares of common stock at $2.00 per share.

On March 24, 2005 the Company completed a final closing of the sale of, in aggregate, 1,818,400 shares of its common stock to investors in a private placement of securities. The Company sold the shares at a gross price of $2.00 per share, or $3,636,800 in the aggregate. The Company also issued one warrant to purchase one share of the common stock to each investor for every two shares of common stock purchased in the private placement resulting in an aggregate of 909,200 warrants being issued to investors at an exercise price of $3.00 per share. The March 24, 2005 private placement closed in two steps: the first step on February 28, 2005, at which closing 1,768,400 shares were sold and finally on March 24, 2005, at which closing the remaining 50,000 shares were sold. The shares and the warrants were sold by the Company to the investors on the terms and conditions set forth in the Securities Purchase Agreement filed as Exhibit 10.10 in a Current Report on Form 8-K filed on March 4, 2005, which is specifically incorporated herein by reference. In connection with the closing of the sale of shares, the Company paid a cash fee to placement agents in the amount of $417,134, and the Company issued to placement agents warrants to purchase, in aggregate, 89,090 shares of common stock at $2.00 per share.

In summary, in March 2005, the Company completed its two private placements resulting in the issuance of an aggregate of 11,778,650 shares of its common stock for aggregate gross proceeds of $23,557,300. Net proceeds from the transactions, after issuance costs and placement fees, were $20,805,610. In connection with these transactions, the Company also issued one warrant to purchase one share of common stock to each investor for every two shares of common stock purchased in the private placement resulting in an aggregate of 5,889,325 warrants ("Investor Warrants") being issued to investors at an exercise price of $3.00 per share. The Company also issued warrants to the placement agent ("Agent Warrants") to purchase 984,866 shares of its common stock at $2.00 per share. The shares and the warrants were sold by the Company to the investors on the terms and conditions set forth in the Securities Purchase Agreement filed as Exhibit 10.5 in a Current Report on Form 8-K filed on January 26, 2005, and as Exhibit 10.10 in a Current Report on Form 8-K filed on March 4, 2005 which is specifically incorporated herein by reference.

Pursuant to the terms of the Registration Rights Agreement entered into in connection with the transaction, the failure of the Company to file a required registration statement prior to the required filing date, or to cause either of the effectiveness actions to occur prior to the required effectiveness date, shall be deemed to be a "Non-Registration Event". The Company failed to file their registration statement on time per the required filing date, and a Non-Registration Event occurred. For each thirty (30) day period during the period of such Non-Registration Event, the Company was required to deliver to each purchaser, as liquidated damages, an amount equal to one and one-half percent (1.5%) of the aggregate purchase price (as such term is defined in the Securities Purchase Agreement) paid by such purchaser for securities (as such term is defined in the Securities Purchase Agreement). The Company had at its sole discretion to pay the non-registration event penalty payment in cash or in shares of its common stock. On November 23, 2005, the Company issued 384,970 shares of its common stock to the purchasers. When the Company was in a penalty position for the quarter ended September 30, 2005, in accordance with Emerging Issues Task Force (EITF) Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company's Own Stock," the fair value of the warrants were accounted for as a liability, with an offsetting reduction to additional paid-in capital. The warrant liability was reclassified to equity as additional paid-in capital on the date that the registration statement was deemed effective, which is the same date the potential for a penalty ceased.

On June 2, 2005 the Company filed a registration statement on SEC Form SB-2 to register 26,305,374 shares of common stock. This total number includes 9,960,250 shares issued in a first private placement, 5,875,902 shares underlying warrants issued in conjunction with the first private placement, 1,818,400 shares issued in a second private placement, 998,290 shares underlying warrants issued in conjunction with a second private placement, and 7,652,532 additional shares with "piggy-back" registration rights. The Company filed an amendment to this Form SB-2 on October 28, 2006, and, on November 3, 2005, the Company was verbally informed by the Securities and Exchange Commission that the SB-2 Registration Statement filed on June 2, 2005, and amended on October 28, 2005, was effective.

The Company has been re-valuing the warrants on a quarterly reporting basis since March 31, 2005 in accordance with EITF 00-19. The Company has also adopted FASB 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”

The warrants have remained classified in equity as the Company has settled the "Non-Registration Event" penalty by settlement in shares of common stock in accordance with the penalty provisions. As of the period ending March 31, 2006, the Company has reassessed the classification of the warrant contracts as required by EIFT 00-19 and determined that under no circumstance or future event, the warrants will be subject to a re-classification back to the liabilities section of the balance sheet. The Company has determined that the registration statement has been effective and on file with the SEC and is satisfied that no other obligations will arise from these contracts. As a result of this re-assessment, the Company will account for the warrants as permanent equity as defined in accordance with EITF 00-19. The Company last re-valued the warrants for the period ended December 31, 2005, in accordance with EITF 00-19.

The fair value of the Investor Warrants was estimated at $10,140,471 for the period ending December 31, 2005 using the Black-Scholes option pricing model.

The fair value of the Agent Warrants was estimated at $1,925,996 for the period ending December 31, 2005 using the Black-Scholes option pricing model.

At March 31, 2005, the difference between the fair value of the warrants (Investor and Agent Warrants) of $23,883,077 and the net proceeds from the offering of $20,805,610 was classified as a non-operating expense in the amount of $3,077,467 in the Company's statement of operations. The warrant valuation was then re-measured at December 31, 2005 and estimated to be $12,066,467 coinciding with the decrease in the market value of the Company's common stock. The change in fair value of the warrants of $8,739,143 from March 31, 2005 to December 31, 2005 was recorded as non-operating income in the Company's respective statement of operations. The offset in the fair value of the warrants is recorded in additional paid in capital. As of December 31, 2006, 6,802,642 shares were reserved for issuance upon exercise of outstanding investor and placement agent warrants.

5. Warrant Re-pricing

As of September 30, 2007, the Company has re-priced Investor and Placement Agent warrants as follows:

	%	# Warrants	Price
Investor Warrants-Original Price	41.1%	2,418,375	$3.00
Investor Warrants-Re-priced with Consent	58.9%	3,470,950	$1.25
Placement Agent Warrants-Original Price	21.1%	192,502	$2.00
Placement Agent Warrants-Re-priced with Consent	78.9%	720,815	$1.25

The Company accepted consent letters up until the close of business on the date of the 2007 Annual Meeting which was held on June 7, 2007.

As of June 30, 2007, the Company re-priced additional Investor Warrants to purchase 61,250 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on June 30, 2007, was $0.39. This resulted in a re-class of $100,563 among equity accounts warrant valuation and additional paid in capital. There have been no other adjustments to the warrants’ original terms as discussed above. These warrants were issued to the investors based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005 as discussed above.

As of March 31, 2007, the Company re-priced additional Investor Warrants to purchase 18,750 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on March 31, 2007, was $0.48. This resulted in a re-class of $30,784 among equity accounts warrant valuation and additional paid in capital. There have been no other adjustments to the warrants’ original terms as discussed above. These warrants were issued to the investors based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005 as discussed above.

As of December 31, 2006, the Company re-priced Investor Warrants to purchase 3,452,200 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on December 31, 2006, was $0.71. There have been no other adjustments to the warrants’ original terms as discussed above. These warrants were issued to the investors based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005 as discussed above.

As of December 31, 2006, the Company re-priced Agent Warrants to purchase 720,815 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on December 31, 2006, was $0.71. There have been no other adjustments to the warrants’ original terms as discussed above. These warrants were issued to the agents based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005 as discussed above.

In total, the Company reclassified the total gain to date of $6,454,698 to additional paid in capital on the re-pricing of the warrant valuation. The gain was a result of using a Black Scholes pricing model to determine the fair value. There is no income statement effect for the re-pricing of the warrants because they were priced “out-of-the-money” and as such would not contain a beneficial conversion feature to record.  The reclassification remained in stockholders’ equity.

The reason why the warrants were re-priced related to the issuance of the new warrants to Jano Holdings Ltd. as a result of the Company’s credit facility. These warrants triggered the anti-dilution adjustment in Section 2.1(c) of the Investor and Placement Agent Warrant Agreements and would have re-priced the Investor Warrants from $3.00 to $2.71 per share and the Agent Warrants from $2.00 to $1.88 per share. However, the Company and the Board of Directors have decided to re-price all of the issued investor and placement agent warrants pursuant to the Securities and Purchase Agreement dated as of December 31, 2004, with a new exercise price of $1.25 per share. This strategy determined by management will re-price the majority of outstanding warrants the Company has at $1.25.

Prior to the anti-dilution re-pricing becoming effective, each investor and agent had been mailed a consent letter by the Company on October 13, 2006, that will approve and consent to the amendment of its Warrant Agreement to change the exercise price as set forth above. Once these letters are received, signed and returned to the Company, the amendment to the Warrant Agreement will become effective. The Company accepted consent letters up until the close of business on the date of the 2007 Annual Meeting, June 7, 2007.

6. Warrants

The following table summarizes information about warrants:

	Warrants Summary		Weighted Average Exercise Price
August 2004 (Inception)	-

Granted	6,666,666	(a)	2.00
Exercised	-		-
Cancelled or Forfeited	-		-

December 31, 2004	6,666,666		2.00

Granted	6,874,190	(c)	2.86
Exercised	(71,549)	(d)	2.00
Cancelled or Forfeited	-		-

December 31, 2005	13,469,307		2.45

Granted	10,955,213	(a)(b)(c)	1.26
Exercised	-		-
Cancelled or Forfeited	(10,839,681)	(a)(c)	2.32

December 31, 2006	13,584,839		1.58

Granted	18,750	(e)	1.25
Exercised	-		-
Cancelled or Forfeited	(6,685,416)	(a) (e)	1.25

March 31, 2007	6,918,173		1.89

Granted	61,250	(f)	1.25
Exercised	-		-
Cancelled or Forfeited	(61,250)	(f)	3.00

June 30, 2007	6,918,173		1.89

Granted	-		-
Exercised	-		-
Cancelled or Forfeited	-		-

September 30, 2007	6,918,173		1.89

(a)	The Company’s predecessor, in June 2004, issued Jano Holdings Ltd. (“Jano”) warrants to purchase 6,666,666 shares of common stock of Advance Nanotech. The warrants were cancelled on March 30, 2007.
(b)
During 2005, the Company settled with investors in Artwork and Beyond with respect to certain corporate actions effected prior to the corporate share exchange conducted on October 1, 2005 as explained in Note A. The Company agreed to convert principal and interest due on the debentures issued on November 10, 2003 into warrants to purchase common stock. The Board of Directors approved the transaction on December 22, 2005, to issue warrants to purchase 19,300 shares of common stock. The warrants were issued in January 2006. The new warrants have a strike price of $2.07 and expire on December 22, 2010. The awards vested 100% on the day they were finalized. The Company valued the warrants by using the Black-Scholes option pricing model and valued the warrants at $1.95 each. The Company recorded a non-cash expense of $37,635 related to the debenture settlement in 2005.

(c)
As of December 31, 2006, the Company has re-priced Investor Warrants to purchase 3,452,200 shares to a new exercise price of $1.25. As of December 31, 2006, the Company has re-priced Agent Warrants to purchase 720,815 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on December 31, 2006 was $0.71. There have been no other adjustments to the warrants’ original terms. These warrants were issued to the investors based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005.

(d)	Agent Warrants exercised in 2005.
(e)
As of March 31, 2007, the Company has re-priced Investor Warrants to purchase 18,750 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on March 31, 2007 was $0.48. There have been no other adjustments to the warrants’ original terms. These warrants were issued to the investors based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005.

(f)
As of June 30, 2007, the Company has re-priced Investor Warrants to purchase 61,250 shares to a new exercise price of $1.25. The revised exercise price is out of the money on the measurement date because the closing stock price on June 30, 2007 was $0.39. There have been no other adjustments to the warrants’ original terms. These warrants were issued to the investors based upon arms-length negotiations and accounted for as part of the equity transaction related to the private placements in 2005. The Company accepted consent letters up until the close of business on the date of the 2007 Annual Meeting, June 7, 2007.

NOTE I – STOCK OPTION PLANS and STOCK BASED COMPENSATION

1.	2005 Equity Incentive Plan

On December 30, 2005, 3,000,000 shares of common stock were reserved for issuance upon bonus grants and exercise of options granted under Advance Nanotech’s 2005 Equity Incentive Plan. This non-qualified plan will expire on December 22, 2010, but options may remain outstanding past this date. The Board authorizes the grant of options to purchase stock as well as the grant of shares of stock under this plan. Grants cancelled or forfeited are available for future grants.

Stock Options
On January 5, 2006, the Company issued 1,040,000 stock options to certain employees and Directors. The stock options were approved by the Board of Director’s Compensation Committee under the 2005 Equity Incentive Plan. Terms of the options include a 5 year expiration life, 100% vesting on the date of grant and a strike price of $2.03. On April 19, 2006, the Company issued another 20,000 stock options to a Director. As of September 30, 2007, the Company had recorded a non-cash expense for the nine months ended of $341,904 related to the implementation of FAS123(R), “Share Based Payments”.

The total cost of $2,029,895 will be recognized over the period during which each employee or Director is required to provide service in exchange for the respective award – the requisite service period (usually the vesting period). No compensation cost was recognized for equity instruments for which employees do not render the requisite service.

On August 13, 2007, the Company issued 1,050,000 options to certain employees.  The Stock options were approved by the Board of Director's Compensation Committee as part of the employee's employment agreements.  Term of the options include a ten year expiration life, vesting quarterly over twelve months and a strike price of $0.25.  The total expense to record over the service period is $304,500 and is recorded in accordance with SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123(R)").  As of September 30, 2007, 240,000 stock options were forfeited by terminated employees.

Shares Granted to Consultants

On May 31, 2007, the Company issued 100,000 shares of common stock at the closing price on the date of grant to an individual consultant in connection with a consulting contract for marketing services. The shares were issued from the Company’s 2005 Equity Incentive Plan. During the quarter ended June 30, 2007, the Company recorded a consulting expense of $33,000 related to the contract.

On May 24, 2007, the Company issued 500,000 shares of restricted common stock at the closing price on the date of grant to a consultant in connection with a consulting contract dated April 10, 2007 for investor relations and public relation services. During the quarter ended June 30, 2007, the Company recorded a consulting expense of $190,000 related to the contract.

On April 24, 2007, the Company issued 250,000 shares of restricted common stock at the closing price on the date of grant to a consultant in connection with a consulting contract dated April 10, 2007 for investor relations and public relation services. During the quarter ended June 30, 2007, the Company recorded a consulting expense of $102,500 related to the contract.

Effective April 1, 2007, Mr. Paul Miller began serving the Company as special consultant to the Chief Executive Officer and as the non-executive Chairman of the Board of Directors of the Company’s wholly owned subsidiary, Advance Homeland Security (“AHS”). In accordance with the Agreement, Mr. Miller shall be entitled to receive a zero ($0.00) annual salary. On April 14, 2007, Mr. Miller received 100,000 shares of restricted common stock of the Company for commencement of his services. Mr. Miller will receive equity compensation based on the completion of milestones determined by the Company. There are a total of six milestones where Mr. Miller may earn up to 1,200,000 shares of restricted common stock. This Agreement may be terminated by either party upon thirty (30) days’ written notice to the other party. Any termination of this Agreement shall not adversely affect any rights or obligations that may have accrued to either party prior to the date of termination, including without limitation, obligations to pay all amounts due and payable. During the quarter ended June 30, 2007, the Company recognized a non-cash expense of $45,000 related to the contract.

On March 20, 2007, the Company issued 100,000 shares of common stock at the closing price on the date of grant to an individual consultant in connection with a consulting contract for marketing services. The shares were issued from the Company’s 2005 Equity Incentive Plan. During the quarter ended March 31, 2007, the Company recorded a consulting expense of $46,000 related to the contract.

On March 2, 2007, the Company issued 50,000 shares of common stock at the closing price on the date of grant to an individual consultant in connection with software license rights for use of an online share intelligence service for the period of one year. The shares were issued from the Company’s 2005 Equity Incentive Plan. These shares were issued pursuant to the license agreement dated January 16, 2007. During the quarter ended March 31, 2007, the Company recognized a non-cash expense of $23,500 related to the contract.

On August 17, 2006, the Company issued 70,000 shares of common stock at the closing price on the date of grant in connection with a consulting contract for investor services. The shares were issued from the Company’s 2005 Equity Incentive Plan.

Shares Granted to Employees
The following bonus grants were approved by the Board of Director’s Compensation Committee under the 2005 Equity Incentive Plan through September 30, 2007:

•	69,094 shares on January 5, 2006 (related to service in 2005 and accrued for a non-cash compensation expense related to the fair market value of stock compensation of $207,109)
•	95,416 shares on April 13, 2006 (related to service in the first quarter of 2006 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $259,298)

•	146,201 shares on July 31, 2006 (related to service in the second quarter of 2006 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $169,799)
•	412,831 shares on November 28, 2006 (related to service in the third quarter of 2006 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $346,771)
•	458,280 shares on February 2, 2007 (related to service in the fourth quarter of 2006 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $339,127)
•	134,382 shares on April 26, 2007 (related to service in 2006 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $52,409)
•	401,197 shares on June 1, 2007 (related to service in the first quarter of 2007 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $144,431)
•	202,365 shares on June 6, 2007 (related to service in the first quarter of 2007 and recorded a non-cash compensation expense related to the fair market value of stock compensation of $72,851)

As of June 30, 2007, the Company has accrued for a bonus grant of $213,854 for shares to be issued to certain employees of the Company for their performance related to service in the second quarter of 2007 and accrued for a non-cash compensation expense related to the fair market value of the stock compensation including applicable taxes. These awards were not yet issued as of September 30, 2007, and are pending the Board of Director’s Executive Compensation Committee approval.

As of September 30, 2007, the Company accrued an additional bonus grant of $16,516 for shares to be issued to certain employees of the Company for their performance related to service in the third quarter of 2007 and accrued for a non-cash compensation expense related to the fair market value of the stock compensation including applicable taxes. These awards have not been issued as of September 30, 2007 and are pending the Board of Director’s Executive Compensation Committee approval.

As of September 30, 2007, there were still 240 registered shares that have not been issued under the 2005 Equity Incentive Plan.

The Company accounts for employee stock option grants in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”). This statement revises SFAS No. 123, “Accounting for Stock-Based Compensation,” which provided alternative methods of disclosure for stock-based employee compensation. It also supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees,” (“APB 25”) and its related implementation guidance. SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. SFAS 123(R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. SFAS 123(R) eliminates the alternative to use APB 25’s intrinsic value method of accounting that was provided in SFAS 123 as originally issued. Under APB 25, issuing stock options to employees generally resulted in recognition of no compensation cost. The effective date for SFAS 123(R) for public entities that file as small business issuers began on January 1, 2006 (the next fiscal year that begins after December 15, 2005 and applies to all awards granted after the required effective date and to awards modified, repurchased or cancelled after that date). Compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123(R) for either recognition or pro forma disclosures. The Company accounts for stock options in accordance with SFAS 123 and has also elected to adopt the disclosure only provisions of SFAS No. 148, “Accounting for Stock Based Compensation-Transition and Disclosure.”

A predecessor entity of Artwork and Beyond, Inc., Dynamic IT, was a party to certain stock option plans. There are stock options remaining under the 2001, 2002, and 2003 Dynamic IT Stock Option Plans. These stock options were previously granted by other management and subsequently assumed by Advance Nanotech as a result of the reverse merger discussed in Note A. The Company acknowledges and accounts for these options. No future grants may be made under these plans. The 2001, 2002, and 2003 Dynamic IT Stock Option Plans will expire on August 31, 2009, October 31, 2010, and February 2, 2012, respectively.

The following tables summarize disclosure information regarding stock options:

	Number of	Weighted Average
	Options	Exercise Price
Balance, November 30, 2004,
(Inherited Options Post Reverse merger)	7,027	$171.11

Granted	-	-
Exercised	-	-
Cancelled or forfeited	-	-
Balance, December 31, 2004	7,027	171.11

Granted	-	-
Exercised	-	-
Cancelled or forfeited	-	-
Balance, December 31, 2005	7,027	171.11

Granted	1,060,000	2.11
Exercised	-	-
Cancelled or forfeited	(240,000)	2.03
Balance, December 31, 2006	827,027	3.58

Granted		-
Exercised		-
Cancelled or forfeited		-
Balance, March 31, 2007	827,027	3.58

Granted		-
Exercised		-
Cancelled or forfeited		-
Balance, June 30, 2007	827,027	3.58

Granted	262,500	0.25
Exercised		-
Cancelled or forfeited		-
Balance, September 30, 2007	1,089,527	2.78

Range of Exercise Prices	Number Outstanding as of September 30, 2007	Average Remaining Contractual Life	Weighted Average Exercise Price	Compensation Cost Recorded as of September 30, 2007	Compensation Cost Yet to be Recorded
$0.25	262,500	10.01	$0.25	$40,044	$264,456
$2.03-$3.50	820,000	3.31	2.14	1,449,546	580,349
$20.00-80.00	4,913	1.59	27.23	-	-
$100.00-200	762	1.59	160.30	-	-
$700	1,352	1.95	700.00	-	-

NOTE J- COMMITMENTS AND CONTINGENCIES

1. Leases

As of September 30, 2007, the Company has the following lease commitments:

	Operating	Capital
Year ending December 31,	Leases	Leases
2007	46,397	6,576
2008	194,064	23,478
2009	196,295	9,361
2010	139,043	5,460
2011	-	-
Thereafter	-	-

Amounts representing interest	-	(3,745)

Total principal payments	$575,799	$41,130

The company currently leases 3,569 square feet of general office space at our principal executive offices at 600 Lexington Avenue, 29th Floor, New York, New York 10022 for base rent of approximately $14,917 per month. These facilities are the center for all of our administrative functions in the United States. The lease expires on September 13, 2010. Management believes the office space is adequate for the Company’s current needs.

The Company’s indirectly owned subsidiary Owlstone Nanotech, Ltd. has three leased offices in Cambridge (UK). The Cambridge (UK) offices are located at St. John’s Innovation Centre, Cowley Road, Cambridge, CB4 0WS. All three leases are on a month to month basis and either party can terminate at any time with a 30 day notification. The following is a breakdown of the three leases and their other terms:

•	Unit 17- 1,280 square feet and monthly rent payments of approximately $9,200 (GBP £4,500) which commenced on Oct. 13, 2006
•	Unit 33- 1,280 square feet and monthly rent payments of approximately $8,100 (GBP £3,950) which commenced on Feb. 14, 2005
•	Unit 47- 205 square feet and monthly rent payments of approximately $1,600 (GBP £786) which commenced on Jan. 13, 2006

Effective August 14, 2006, the Company’s directly owned subsidiary Owlstone Nanotech, Inc. began leasing office facilities at Park 80 West Plaza 2, Saddle Brook, NJ, for monthly rent of $2,000. The lease is on a month to month basis and either party can terminate at any time with a 30 day notification. The office is utilized as an executive office for Owlstone Nanotech Inc.

Effective August 14, 2006, the Company’s directly owned subsidiary Owlstone Nanotech, Inc. began leasing office facilities at Cambridge Innovation Center, Jacksonville Room, One Broadway, 14th Floor, Cambridge, MA for monthly rent of $1,300. The lease is on a month to month basis and either party can terminate at any time with a 30 day notification. The office is utilized as Owlstone Nanotech Inc.’s laboratory for research and development activities.

The Company does not own and has no plans to own any real estate and all facility leases will be structured as operating leases.

2. Collaboration Agreements with Subsidiaries and Sponsored Research

OWLSTONE
On May 28, 2004, Advance Nanotech acquired 60.0% of Owlstone Limited in consideration for which Advance Nanotech provided a $2.0 million credit facility over two years for the development of a chemical detection sensor.  On October 5, 2005, stockholders of Owlstone Limited agreed to exchange their shares on a one-for-one basis for shares in the newly incorporated Owlstone Nanotech, Inc. ("Owlstone"), a Delaware corporation. All operations, intellectual property, and commitments of Owlstone Limited were transferred to Owlstone, its new parent company. Around the same time, the facility provided to Owlstone was increased to $3 million. The facility bears no interest and, in exchange for the facility increase, Advance Nanotech received 6,000,000 common stock shares of Owlstone.

Owlstone had maximized their credit facility of $3.0M and we were not obligated to provide any additional funding as of September 30, 2006.  However, on July 28, 2006, the Company agreed to provide Owlstone with a $400,000 credit facility that will further fund Owlstone operations. As of August 3, 2006, the Company advanced Owlstone a total of $200,000 under this new credit facility. The credit facility was convertible into shares of common stock at Advance Nanotech’s discretion; however Owlstone repaid the entire outstanding amount, plus interest, on September 6, 2006. The $400,000 facility accrued interest at an annual rate of 10.0% and matured on October 28, 2006. As compensation for this new credit facility, Owlstone issued Advance Nanotech 40,000 warrants to purchase shares of common stock. The warrants have an exercise price of $1.50 and expire in three years.

Owlstone had closed four rounds of financing during the year ended December 31, 2006. Owlstone sold shares of common stock with a purchase price of $2.50 per share. On September 6, 2006, Owlstone closed round one, raising $1,250,500, and issued 500,200 shares of common stock. Advance Nanotech, Inc. participated in the round and invested $380,200 and received 152,080 shares in return. On the subsequent three rounds, Owlstone raised an additional $675,000 and issued 270,000 shares.

Owlstone has closed five rounds of financing during the three months ended March 31, 2007. Owlstone sold shares of common stock with a purchase price of $2.50 per share. Advance Nanotech, Inc. did not participate in any of the 2007 rounds. On the subsequent five rounds, Owlstone raised an additional $662,500 and issued 265,000 shares.

On May 18, 2007, the Company entered into a Second Amendment to Facility Agreement with its subsidiary Owlstone Nanotech, Inc., which served to provide the Company with the ability to capitalize any outstanding amounts owed by Owlstone Nanotech, Inc. to the Company at a price of $1 per share. On May 18, 2007, the Company elected to convert all of the loans owed by its subsidiary, Owlstone Nanotech, Inc., into shares of common stock. The amount capitalized totaled $3,000,000 and was converted into equity at a price of $1 per share. As a result, the Company increased its ownership in Owlstone Nanotech, Inc to 63.27% and the founders and third party investors retain the other 36.73% of the total issued and outstanding shares of Owlstone.

Owlstone has closed one round of financing during the three months ended June 30, 2007. Owlstone sold convertible promissory notes totaling $177,500. The notes are unsecured and do not bear any interest until September 25, 2007. The rate of interest post September 25, 2007 shall be 10% per annum. All unpaid principal and accrued interest on the notes shall be due and payable in full upon the date, which shall in no event be before September 25, 2008, on which the Noteholders’ supermajority makes demand for repayment of all of the notes. The principal on these notes may at the option of the Holder be converted at any time into shares of common stock at a conversion price equal to $1.00 per share.

On July 30, 2007 the Company announced that its Owlstone Nanotech, Inc., subsidiary had launched its new Lonestar(TM) product line at the 16th Annual International Society for Ion Mobility Spectrometry conference held July 22-27, 2007 in Mikkeli, Finland.

Owlstone has closed six rounds of financing during the three months ended September 30, 2007. Owlstone sold convertible promissory notes totaling $1,722,423. The notes are unsecured and do not bear any interest until September 25, 2007. The rate of interest post September 25, 2007 shall be 10% per annum. All unpaid principal and accrued interest on the notes shall be due and payable in full upon the date, which shall in no event be before September 25, 2008, on which the Noteholders’ supermajority makes demand for repayment of all of the notes. The principal on these notes may at the option of the Holder be converted at any time into shares of common stock at a conversion price equal to $1.00 per share. Advance Nanotech, Inc. did not participate in any of the 2007 rounds. The notes shall be converted into equity following the successful raise by Owlstone totaling $3,000,000 in the form of convertible promissory notes.

On August 15, 2007, Owlstone approved an amendment to the June 23, 2006 Private Placement Memorandum to include an equitable adjustment to those investors who participated in the offering before such amendment at a price of $2.50 per share of restricted common stock of Owlstone Nanotech, Inc so as to be deemed to have participated in the offering as amended at a price of $1.00 per share of restricted common stock. On August 31, 2007, Owlstone issued 1,566,908 shares of restricted stock to investors who participated in the June 23, 2006 offering prior to the amendment. As a result, the Company’s ownership in Owlstone Nanotech, Inc was reduced from 63.27% to 58.68% and the founders and third party investors retain the other 41.32% of the total issued and outstanding shares of Owlstone.

On September 4, 2007, Owlstone launched its new OVG-4TM product line of vapor generators. The OVG-4 was developed to support in-house design and testing of Owlstone's core FAIMS technology. Demands for improved gas generation standards led to the OVG-4 platform development and to date 22 units have been sold. Partnering with Grant Instruments provides Owlstone with the ability to utilize Grant's extensive expertise in areas such as standards testing and production engineering and Grant will be manufacturing the OVG-4 in higher volumes to support sales growth.

The Owlstone OVG-4 is a system for generating trace concentration levels of chemicals and calibration gas standards. It is easy to use, cost-effective and compact and produces a very pure, accurate and repeatable output. The very precise control of concentration levels is achieved using permeation tube technology, eliminating the need for multiple gas cylinders and thus reducing costs, saving space and removing a safety hazard. Complex gas mixtures can be accurately generated through the use of multiple tubes. The OVG-4 is an ideal tool for numerous applications, ranging from calibration of explosive detectors in military and homeland defense to validation of personal monitors in industrial health and safety.

NANO SOLUTIONS
On November 2, 2004, the Company announced a research collaboration agreement between Nano Solutions Limited and Imperial College, London, to provide approximately $6.25 million for the development of eight bio-nanotechnologies, predominantly in the healthcare devices sector. Payments of approximately $490,000 were due quarterly through October 2007.  Nano Solutions Limited is not committed to providing any funding beyond $312,000 during the next 12 month period to fund five separate research projects. Nano Solutions Limited has the right to terminate any research project for convenience, but must provide 30 days notice and pay pro-rata up to the point of termination.

On July 13, 2006, the Company provided notice of termination of three of the original eight research projects at Nano Solutions Limited, which is located at Imperial College, London. The three projects terminated were Econanotech, Nano Composites and Visus Nanotech. Management decided to terminate these projects after 18 months of their 36 month (three year) research agreements because management believes the projects were not aligned with the overall portfolio of the Company.

On February 22, 2007, the Company and Imperial College mutually agreed to terminate and cancel the original collaboration agreement. The Company cancelled all projects associated with the original agreement in order to refocus the projects’ technical and commercial milestones and place them in-line with our overall Homeland Security segment objectives. The Company will work together with the College to form a new collaboration agreement which will include the intellectual property rights as background intellectual property for any new project started. It is the Company’s intention to better align the Nano Solutions projects with other programs in the portfolio.

NANOFED (including NanoLight)
On December 13, 2004, NanoFED Limited entered into an approximate $2.0 million development contract with the University of Bristol, to further develop the existing technologies the university has generated in the area of field emission displays. Payments were due quarterly through contract expiration on November 30, 2006.  At September 30, 2007, our remaining financial obligation was approximately $204,770 (GBP £100,000).

The Company is in discussion with the University with respect to the outstanding amount owed and intellectual property rights resulting from the original collaboration agreement. Subject to final resolution, the Company will negotiate to extend the NANOFED and NANOLIGHT programs with a view to their commercialization.

CAMBRIDGE NANOTECHNOLOGY
On December 24, 2004, Cambridge Nanotechnology Limited entered into a collaboration agreement with the University of Cambridge to provide $5.25 million for the development of nanotechnologies, predominantly in the displays and optical sector. Payments are due quarterly through December 2008. The Company was obligated to provide approximately $1,772,000 (GBP £904,000) over the next 12 month period to fund seven separate research projects. Cambridge Nanotechnology Limited has the right to terminate any research project for convenience, but must provide notice and pay pro-rata up to the point of termination. The termination of any research project would not relieve Cambridge Nanotechnology Limited from its total funding obligations to the University of Cambridge but would, however, reduce Cambridge Nanotechnology Limited’s financial commitment during the next 12 months.

On May 14, 2007, the Company and the University terminated the third party collaboration agreement. Under the terms of the termination, the Company previously transferred two projects, Ultratubes (formerly known as NanoOptics) and Osputt (formerly know as Inovus Materials) to the CAPE strategic partnerships, in which Advance Nanotech has an interest, and cancelled Cambridge Nanotechnology, NanoPhotonics and Exiguus Technologies. Subsequent to the transfer, (1) Ultratubes became a joint collaboration between the Company and Dow Corning Limited and (2) Osputt became a joint collaboration between the Company and the Alps Electric Company.

BIO-NANO SENSIUM
On January 24, 2005, the Company's subsidiary, Bio-Nano Sensium Technologies Limited, entered into a collaboration agreement with Toumaz Technology Limited. Under the terms of the agreement Bio-Nano Sensium Technologies Limited is to fund the development of an implantable blood-glucose sensor in even quarterly payments. The project is currently suspended. We are currently in discussions with our collaboration partner to revise the Company’s rights to intellectual property and the financial obligations under this contract. If we do not agree on a modification, our financial commitments over the next 12 month period would be $2,340,521 (GBP £1,143,000).   Additionally, the Company transferred 45% ownership of Bio-Nano Sensium Technologies Limited to Toumaz Technologies Limited and Professor Chris Toumazou.

CAPE
On February 1, 2005, the Company entered into a strategic partnership with the new Centre for Advanced Photonics and Electronics (“CAPE”) along with the University of Cambridge, Alps Electric Company, Dow Corning Limited and Ericsson Marconi Corporation. CAPE is housed within the newly constructed Electrical Engineering building at the University of Cambridge and includes over 22 academics, 70 post-doctoral researchers and 170 researchers. The building was completed in early 2006.  Advance Nanotech, as a strategic partner to CAPE, will provide additional and innovative commercialization opportunities for the technologies developed in CAPE, with a particular emphasis on nanotechnology. In addition, each strategic partner and the University of Cambridge nominates representatives to the Steering Committee, which is responsible for the overall research objectives of CAPE, its areas of technical focus and arising intellectual property arrangements. Advance Nanotech has committed $4.95 million over five years for the funding of specific projects within CAPE, which may include jointly-funded collaborations with the other strategic partners. Payments are due each quarter through October 2009.  Advance Nanotech is committed to providing approximately $1,791,738 (GBP £875,000) over the next 12 month period.  We have a right to terminate the agreement for convenience, but must provide notice and pay pro-rata up to the point of termination.  With respect to the jointly-funded projects with other strategic partners, we cannot withdraw unless we terminate the agreement.

From July 30 through August 3, 2007, at the International Conference on Optical, Optoelectronic and Photonic Materials and Applications in London, scientists from the ULTRATUBE team reported significant progress in the realization of a compact and rugged fiber laser capable of delivering sub-picosecond (trillionth of a second) optical pulses. The ULTRATUBE project is a collaboration with Dow Corning, a joint venture between Corning Inc., Dow Chemical Co., and the University of Cambridge. Led by Dr. Andrea Ferrari and Prof. Bill Milne at the Centre for Advance Photonics and Electronics (CAPE) of the University of Cambridge, ULTRATUBE is a CAPE partner project that has benefited from Advance Nanotech's funding and commercialization resources as well as Dow Corning's provision of high-performance photonic polymers. At this and other recent conferences, the ULTRATUBE team has demonstrated the excellent robustness of this packaged laser, which stems from the reduced sensitivity of the CNT-based technology to optical misalignment and mechanical perturbations. The team has shown how the laser module can be moved, shaken and tapped without affecting the laser output. Increased laser operating power will soon enable a wide range of applications and the ULTRATUBE team has started to collaborate with an established European laser manufacturer for the custom development of CNT-based components for commercial pulsed lasers.

ULTRATUBE researchers have mixed polymers with carbon nanotubes (CNTs) to create very low-cost, nano-composite films that interact with laser light to turn a continuous light beam into a train of ultrashort pulses, with durations of only a few hundred femtoseconds (a femtosecond is one billionth of one millionth of a second). Short-pulse lasers are used for processing (drilling, cutting and micromachining) a wide range of materials, as well as for medical imaging, basic research, instrumentation, inspection, measurement and control applications. This market is currently served by diode-pumped solid state lasers and fiber lasers. ULTRATUBE "plug-and-play" photonic components can be installed in existing laser systems to enable or enhance the generation of high-quality, ultrashort optical pulses.

In recognition of their technical breakthroughs and the high commercial potential of their work, Dr. Ferrari and his team were short-listed in February 2007 as one of the four finalists for the $500,000 Royal Society Brian Mercer Award for Innovation 2007. This prestigious Royal Society award was set up in 2001 to help scientists develop already proven prototypes in the field of nanotechnology through to market products for commercial exploitation.

The ULTRATUBE investment is held by Advance Nanotech's subsidiary Advance Display Technologies PLC and is traded on the PLUS market in London under the symbol ADTP.

As of September 30, 2007, the Company has fully funded the costs of the CAPE partner projects according to their contractual agreement and subsequently terminated their strategic partnership agreement between the Company and CAPE effective September 30, 2007. The Company benefits from a six month time window during which the Company can exercise its commercial exploitation rights over the intellectual properties generated by the funded projects. The Company is currently involved in the creation of a spin-out company based on one of the funded projects. The spin-out company is being coordinated in syndication with external investors and investment and technical due diligence is currently being performed.

RESEARCH & DEVELOPMENT FUNDING OBLIGATIONS
As of September 30, 2007, the Company had research & development funding obligations for the next twelve months as follows:

Project	September 30, 2007
Nano Solutions Limited	$312,000
NanoFED Limited	204,770
Bio-Nano Sensium Technologies Limited	2,340,521
Cambridge Nanotechnology Limited	-
Centre of Advanced Photonics & Electronics	1,791,738

TOTAL	$4,649,029

3. Defined Contribution Plan

The Company has a defined contribution 401(k) Plan whereby the Company can make discretionary matches to employee contributions. The Company has not made any contributions to the 401(k) Plan as of September 30, 2007.

NOTE K -INCOME TAXES

Income taxes are recorded in accordance with SFAS No. 109, “Accounting for Income Taxes.” This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

The Company is subject to income taxes in the United States of America and the United Kingdom. As of December 31, 2006 the Company had net operating loss carry forwards for income tax reporting purposes of approximately $8,312,393 that may be offset against future taxable income through 2025. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements because the Company believes there is no assurance the carry-forwards will be used. Potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

NOTE L - RELATED PARTY TRANSACTIONS

On November 6, 2006, the Company’s subsidiary, Advance Display Technologies, plc (“ADT”), entered into a conditional Facility Agreement (the “Agreement”) with NAB Ventures Limited (“NAB”). The Company entered into the credit facility in part in order to allow the shares of ADT to be listed on the PLUS-quoted in London. NAB shall provide the Company with one or more loans, each called a drawdown, in the aggregate principal amount of up to approximately USD $7.1M (GBP £3.5M) subject to the terms and conditions. As of September 30, 2007, the Company had $1,762,972 outstanding under the Agreement. Any outstanding principal amount shall bear interest per annum at an interest rate of 9.0%. In the event the Agreement is not repaid on the maturity date, December 31, 2009, the unpaid principal amount and accrued interest thereon also shall bear additional interest at a default rate of 1.5% per month or 18.0% annum. The Company may cancel this agreement at any time subject to having no outstanding loan balance. Before each drawdown, there must be a mutual written agreement between the Company and NAB upon a budget. There are no financial covenants under this Agreement. As an inducement to provide the Facility Agreement, NAB received 1,875,000 of ordinary shares and a warrant to purchase an additional 1,875,000 ordinary shares of ADT at an exercise price per share equal to the share price that ADT’s ordinary shares commenced trading on the PLUS-quoted or approximately $0.98 (GBP £0.50). The warrants have a cashless exercise provision. In addition to being the lender under the Facility Agreement, NAB also owns 950,000 shares, or 2.7%, of the Registrant’s common stock. The financing costs resulted from the issuance of 1,875,000 ordinary shares of ADT and a warrant to purchase 1,875,000 additional ordinary shares of ADT. These financings costs are amortized over the life of the NAB credit facility of 37 months and will be fully expensed on December 31, 2009.

On March 30, 2007, the Company and Jano Holdings Ltd. (“Jano”) have mutually agreed to cancel, effective immediately, the $20.0 million amended and restated senior secured grid note (the “Note”) dated August 14, 2006. In addition, the Company and Jano have simultaneously canceled the following agreements dated August 14, 2006: associated security agreement, amended facility letter and amended warrant to purchase 6,666,666 shares of the Company’s common stock at the exercise price of $1.25. The Company has repaid any principal and interest outstanding on the credit facility and there were no amounts outstanding as of the date of this mutual cancellation.

On February 1, 2007, the Company has subleased certain office space at the New York Corporate office located at 600 Lexington Avenue. The sublease tenant is an affiliate of a Director of the Company. Under the terms of the sublease, the sublease will run from February 1, 2007 through January 2008 and require monthly rent payments of $8,000.

NOTE M- SUBSEQUENT EVENTS

OWLSTONE NANOTECH, INC.

On October 11, 2007, Owlstone announced that it received registration for ISO 9001. Certification was awarded in recognition of Owlstone's compliance with quality process standards and effective quality management systems in the design and manufacture of chemical detection products. The purpose of the standard is to create, maintain and improve a Quality Management System (QMS), which profitably satisfies customers and ensures compliance with all relevant statutory requirements now and in the future.

On October 23, 2007, Owlstone announced that it has received a purchase order for test quantities of its Lonestar product from Kidde IP Holdings Limited, the research subsidiary of UTC Fire & Security Corporation. The Lonestar product line provides a powerful and adaptable chemical monitor in a self-contained, compact portable unit that can be easily integrated into industrial settings. Incorporating Owlstone's proprietary Field Asymmetric Ion Mobility Spectrometry (FAIMS) technology, the instrument offers the flexibility to provide rapid alerts and detailed sample analysis. Lonestar units can be "trained" by users for different applications by "teaching" the unit normal operating parameters against which Lonestar can detect anomalous events. It can be easily integrated with other sensors and third party systems to provide a complete monitoring solution, and is suitable for a broad variety of applications ranging from online/at line process monitoring to laboratory based research and development.

On October 29, 2007, Owlstone was awarded an incremental $3.7 million contract by an agency of the U.S. Department of Defense to provide micro-miniature products and related services for detection of chemical warfare agents, toxic industrial chemicals and trace explosive vapors. The three-year contract begins in the current fourth quarter 2007.

Owlstone will develop, design and fabricate a customized variant of its miniaturized chemical detector using Field Asymmetric Ion Mobility Spectrometry ("FAIMS"). This customized version of the sensor will be designed to detect substances at exceptionally low levels while dramatically reducing false alarms that are typically associated with competing technologies. Initially, Owlstone will conduct live agent testing and develop enhanced algorithms to take advantage of the increased data stream provided by the Owlstone sensor. Additionally, efforts will include the development of micro-miniature elements which will enable the sensor to operate without the need for complex, power hungry ancillary systems (pneumatics and electronics). The final stage of the contract will be the delivery of a sensor module capable of being integrated into existing sensor packages in order to augment their capabilities.

Owlstone's proprietary FAIMS technology offers the flexibility to provide rapid alerts and detailed sample analysis with reduced flow and improved ion drive over current conventional technology. The performances of existing systems, which largely use conventional Ion Mobility Spectrometry, worsen dramatically as they are reduced in size. By contrast, the Owlstone FAIMS solution has improved sensitivity and improved selectivity at reduced power as it is miniaturized. It is not only a sensor, but a highly integrated system with the necessary electronic and mechanical components squeezed into a compact footprint. Micro and nano-fabrication techniques enable the detector to be manufactured in a massively parallel fashion, achieving small form factor, economy of scale and reduced unit cost. Unlike alternate miniature detectors, Owlstone's technology does not rely on exotic materials, custom engineered for each application, which often degrade over time. It is easily customized to each application through software updates and can be dynamically reprogrammed for new chemicals even after deployment. Use of chemically inert materials ensures a long operational and storage life.

ADVANCE NANOTECH, INC.

23,718,000 Shares
Common Stock

PROSPECTUS

                        , 2008

Dealer Prospectus Delivery Obligation. Until                   , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. No dealer, salesman or other person has been authorized to give any information or to make any representations other than contained in this Prospectus in connection with the offering described herein, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

We are a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware authorizes us to indemnify under certain circumstances current or former directors, officers, employees or agents in connection with actions, suits or proceedings, by reason of the fact that the person is or was a director, officer, employee or agent, against expenses and liabilities actually and reasonably incurred in such actions, suits or proceedings so long as they acted in good faith and in a manner the person reasonable believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses actually and reasonably incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

To the extent permitted by the Delaware General Corporation Law, our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty as a director. As permitted by Delaware law, our certificate of incorporation provides that we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. The indemnification provisions in our certificate of incorporation may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

The foregoing discussion of our certificate of incorporation and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, indemnification agreements, or law.

Advance Nanotech maintains director’s and officers’ liability insurance.

Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Advance Nanotech pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$214
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
TOTAL	$	*

*	To be completed by amendment.

Item 26. Recent Sales of Unregistered Securities.

(1) On February 2, 2005, the Company issued 9,960,250 shares of its common stock to investors in a private placement and received $19,920,500 in the aggregate. The Company also issued an aggregate of 4,980,125 warrants to the investors at an exercise price of $3.00 per share. The February 2, 2005 private placement closed in three steps: the first step on January 20, 2005, at which closing 4,698,750 shares were sold, the second step on January 26, 2005, at which closing 2,390,000 shares were sold and finally on February 2, 2005 when the remaining 2,871,500 were sold. The shares and warrants were sold by the Company to investors on the terms and conditions set forth in the Securities Purchase Agreement filed as Exhibit 10.5 in a Current Report on Form 8-K filed on January 26, 2005, which is specifically incorporated herein by reference. In connection with the closing of the sale of shares, the Company paid a cash fee to placement agents in the amount of $2,232,835, and the Company issued to placement agents and warrants to, in aggregate, 895,775 shares of common stock at $2.00 per share.

(2) On March 24, 2005, the Company issued 1,818,400 shares of its common stock to investors in a private placement and received $3,636,800 in the aggregate. The Company also issued an aggregate of 909,200 warrants to the investors at an exercise price of $3.00 per share. The March 24, 2005 private placement closed in two steps: the first step on February 28, 2005, at which closing 1,768,400 shares were sold and finally on March 24, 2005, at which closing the remaining 50,000 shares were sold. The shares and warrants were sold by the Company to investors on the terms and conditions set forth in the Securities Purchase Agreement filed as Exhibit 10.10 in a Current Report on Form 8-K filed on March 4, 2005, which is specifically incorporated herein by reference. In connection with the closing of the sale of shares, the Company paid a cash fee to placement agents in the amount of $417,134, and the Company issued to placement agents warrants to purchase, in aggregate, 89,090 shares of common stock at $2.00 per share.

In summary, in March 2005, the Company completed its two private placements resulting in the issuance of an aggregate of 11,778,650 shares of its common stock for aggregate gross proceeds of $23,557,300. Net proceeds from the transactions, after issuance costs and placement fees, were $20,805,610. In connection with these transactions, the Company also issued one warrant to purchase one share of common stock to each investor for every two shares of common stock purchased in the private placement resulting in an aggregate of 5,889,325 warrants ("Investor Warrants") being issued to investors at an exercise price of $3.00 per share. The Company also issued warrants to the placement agent ("Agent Warrants") to purchase 984,866 shares of its common stock at $2.00 per share. The shares and the warrants were sold by the Company to the investors on the terms and conditions set forth in the Securities Purchase Agreement filed as Exhibit 10.5 in a Current Report on Form 8-K filed on January 26, 2005, and as Exhibit 10.10 in a Current Report on Form 8-K filed on March 4, 2005 which is specifically incorporated herein by reference.

Pursuant to the terms of the Registration Rights Agreement entered into in connection with the transaction, the failure of the Company to file a required registration statement prior to the required filing date, or to cause either of the effectiveness actions to occur prior to the required effectiveness date, shall be deemed to be a "Non-Registration Event". The Company failed to file their registration statement on time per the required filing date, and a Non-Registration Event occurred. For each thirty (30) day period during the period of such Non-Registration Event, the Company was required to deliver to each purchaser, as liquidated damages, an amount equal to one and one-half percent (1.5%) of the aggregate purchase price (as such term is defined in the Securities Purchase Agreement) paid by such purchaser for securities (as such term is defined in the Securities Purchase Agreement). The Company had at its sole discretion to pay the non-registration event penalty payment in cash or in shares of its common stock. On November 23, 2005, the Company issued 384,970 shares of its common stock to the purchasers. When the Company was in a penalty position for the quarter ended September 30, 2005, in accordance with Emerging Issues Task Force (EITF) Issue No. 00-19, " Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company's Own Stock, " the fair value of the warrants were accounted for as a liability, with an offsetting reduction to additional paid-in capital. The warrant liability was reclassified to equity as additional paid-in capital on the date that the registration statement was deemed effective, which is the same date the potential for a penalty ceased.

On June 2, 2005 the Company filed a registration statement on SEC Form SB-2 to register 26,305,374 shares of common stock. This total number includes 9,960,250 shares issued in a first private placement, 5,875,902 shares underlying warrants issued in conjunction with the first private placement, 1,818,400 shares issued in a second private placement, 998,290 shares underlying warrants issued in conjunction with a second private placement, and 7,652,532 additional shares with "piggy-back" registration rights. The Company filed an amendment to this Form SB-2 on October 28, 2006, and, on November 3, 2005, the Company was verbally informed by the Securities and Exchange Commission that the SB-2 Registration Statement filed on June 2, 2005, and amended on October 28, 2005, was effective.

(3) On June 3, 2005, the Company issued 250,000 shares of restricted common stock to a consultant per a consulting agreement dated May 1, 2005. The Company recorded consulting expense of $2,099,750 at the time of the issuance of shares at the market closing price of $8.40 per share on June 3, 2005.

(4) On September 9, 2005, the Company issued 15,000 shares of restricted common stock to consultant per a consulting agreement dated February 28, 2005. The Company recorded consulting expense of $82,485 at the time of the issuance of shares at the market closing price of $5.50 per share on September 9, 2005.

(5) On January 2, 2006, the Company issued warrants to a recruitment agency to purchase 36,232 shares of common stock, at an exercise price of $2.07. During the first quarter of 2006, the Company recorded a non-cash expense of $74,638 related to the fair value of the warrants.

(6) On February 3, 2006, the Company issued 10,000 shares of its common stock at the closing price on the date of grant in connection with software license rights for use of an online share intelligence service for the period of one year. These shares were issued pursuant to the license agreement dated October 1, 2005. During the first quarter of 2006, the Company recognized a non-cash expense of $18,500 related to the contract.

(7) In March 2006, the Company settled a debenture by former investors of the Company and issued them warrants to purchase 19,300 shares of common stock, with an exercise price of $2.07. The Company recorded an expense of $37,635 related to the debenture settlement.

(8) On April 21, 2006, the Company issued a second and final instalment of 15,000 shares of restricted common stock to a consultant per a consulting agreement dated February 28, 2005. The Company recorded a consulting expense of $26,400 at the time of the issuance of shares at the market closing price of $1.76 per share on April 21, 2006.

(9) On June 24, 2006, the Company issued warrants to an investor relations agency to purchase up to 60,000 shares of common stock, with each one-quarter of them having an exercise price of $1.25, $1.50, $2.00 and $3.00. The Company recorded a non-cash expense of $45,400 related to the fair value of the warrants.

(101) On April 14, 2007, the Company issued 100,000 shares of restricted common stock to a consultant pursuant to a consulting agreement. During the second quarter of 2007, the Company recognized a non-cash expense of $45,000 related to the contract.

(11) On April 24, 2007, the Company issued 250,000 shares of restricted common stock at the closing price on the date of grant to a consultant in connection with a consulting contract dated April 10, 2007 for investor relations and public relation services. During the second quarter of 2007, the Company recorded a consulting expense of $102,500 related to the contract.

(12) On May 24, 2007, the Company issued 500,000 shares of restricted common stock at the closing price on the date of grant to a consultant in connection with a consulting contract dated April 10, 2007 for investor relations and public relation services. During the second quarter of 2007, the Company recorded a consulting expense of $190,000 related to the contract.

(13) On December 19 and December 21, 2007, the Company issued an aggregate principal amount of $3,953,000 of 8% senior secured convertible notes due three years from the date of issue, convertible into 15,812,000 shares of the Company’s common stock at a conversion price of $0.25 per share. The Company also issued warrants to purchase 7,906,000 shares of its common stock, at an exercise price of $0.30 per share. In connection with the private placement, the Company paid $251,045 in cash fees to Axiom Capital Management, Inc. and has agreed to issue such placement agent warrants to purchase 2,680,000 shares of the Company’s common stock.

(14) In 2005, the Company issued to directors, officers and employees options to purchase no shares of common stock with per share exercise prices ranging from $0 to $0, and has issued no shares of common stock upon exercise of such options.

(15) In 2006, the Company issued to directors, officers and employees options to purchase 820,000 shares of common stock with per share exercise prices ranging from $2.03 to $3.50, and has issued no shares of common stock upon exercise of such options.

(16) In 2007, the Company issued to directors, officers and employees options to purchase no shares of common stock with per share exercise prices ranging from $0 to $0, and has issued no shares of common stock upon exercise of such options.

The issuance of securities described in paragraphs (1) through (13) above were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving any public offering. The purchasers of the securities in these transactions represented that they were accredited investors or qualified institutional buyers and they were acquiring the securities for investment only and not with a view toward the public sale or distribution thereof. Such purchasers received written disclosures that the securities had not been registered under the Securities Act of 1933 and that any resale must be made pursuant to a registration statement or an available exemption from registration. All purchasers either received adequate access, through their relationship with the registrant, to financial statement or non-financial statement information about the registrant or had adequate access, through their relationship with the registrant, to financial statement or non-financial statement information about the registrant. The sale of these securities was made without general solicitation or advertising.

The issuances of securities described in paragraphs (14) through (16) above were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Rule 701 of the Securities Act of 1933 pursuant to compensatory benefit plans approved by the registrant’s board of directors.

Item 27. Exhibits.

Exhibit No.	Document Description
2.1
Agreement and Plan of Merger, dated as of May 11, 2006, by and between Advance Nanotech Inc., a Colorado corporation, and Advance Nanotech Inc., a Delaware corporation (incorporated by reference to Exhibit 2.1 to Form 8-K dated June 19, 2006 and filed June 20, 2006).

2.2+	Exchange Agreement, dated December 19, 2007, by and among Bret Bader, Mark Brennan, Paul Boyle, Andrew Koehl, David Ruiz-Alonso and the Company.

2.3+	Agreement, dated December 18, 2007, between the Company, the other vendors party thereto and Bilcare Singapore Pte Limited.

3.1+	Company’s Certificate of Incorporation.

3.2	Company’s Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K dated June 19, 2006 and filed June 20, 2006).

Exhibit No.	Document Description
4.1
Forms of Investor Warrant (incorporated by reference to Exhibit 10.7 to Form 8-K dated January 20, 2005 and filed January 26, 2005, and to Exhibit 10.12 to Form 8-K dated February 28, 2005 and filed March 4, 2005).

4.2
Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.8 to Form 8-K dated January 20, 2005 and filed January 26, 2005, and to Exhibit to 10.13 to Form 8-K dated February 28, 2005 and filed March 4, 2005).

4.3
Form of Investor and Placement Agent Warrant Agreement consent letter to amend the exercise price pursuant to the Securities and Purchase Agreement dated as of October 13, 2006 (incorporated by reference to Exhibit 10.22 to Form 10-KSB filed by the Company on March 30, 2007).

4.4+	Form of Common Stock Purchase Warrant.

4.5+	Form of Senior Secured Convertible Note.

5.1+	Opinion of Andrews Kurth LLP

10.1	Loan Management Account Agreement, by and between the Company and Merrill Lynch Bank USA (incorporated by reference to Exhibit 10.1 to Form 10-QSB filed by the Company on November 14, 2007).

10.2
Facility Agreement, dated November 6, 2006, by and between NAB Ventures Limited and Advance Display Technologies plc (incorporated by reference to Exhibit 10.24 to Form 10-QSB filed by the Company on November 14, 2006).

10.3
Amended and Restated Senior Secured Grid Note, dated August 14, 2006, by the Company in favor of Jano Holdings Limited (cancelled) (incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Company on August 16, 2006).

10.4	Security Agreement, dated August 14, 2006, by the Company in favor of Jano Holdings Limited (cancelled) (incorporated by reference to Exhibit 10.3 to Form 8-K filed by the Company on August 16, 2006).

10.5*	2005 Equity Incentive Plan and related agreements (incorporated by reference to Exhibit 10.1 to Form 8-K dated and filed by the Company on December 29, 2005).

10.6*	Amended and Restated 2005 Equity Incentive Plan and related agreements (incorporated by reference to Exhibit 10.8 to Form 10-QSB filed by the Company on May 15, 2006).

10.7*	Company’s Director Compensation and Confidential Information Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K dated March 6, 2007 and filed by the Company on March 9, 2007).

10.8*
Service Agreement, dated November 13, 2006, by and between Advance Display Technologies plc and Magnus Gittins (incorporated by reference to Exhibit 10.3 to Form 8-K dated November 13, 2006 and filed by the Company on December 1, 2006).

10.9
Facility Agreement, dated March 28, 2007, by and between Conquistador Investments Limited and Advance Homeland Security PLC (incorporated by reference to Exhibit 10.24 to Form 10-KSB filed by the Company on March 30, 2007).

10.10
Debenture, dated March 28, 2007, between Conquistador Investments Limited and Advance Homeland Security PLC (incorporated by reference to Exhibit 10.25 to Form 10-KSB filed by the Company on March 30, 2007).

Exhibit No.	Document Description

10.11*
Amended and Restated Employment Agreement, dated August 13, 2007, by and between the Company and Thomas Finn (incorporated by reference to Exhibit 10.26 to Form 10-QSB filed by the Company on August 14, 2007).

10.12*
Amended and Restated Employment Agreement, dated August 13, 2007, by and between the Company and Magnus Gittins (incorporated by reference to Exhibit 10.27 to Form 10-QSB filed by the Company on August 14, 2007).

10.13*
Amended and Restated Employment Agreement dated, August 13, 2007, by and between the Company and Antonio Goncalves, Jr. (incorporated by reference to Exhibit 10.28 to Form 10-QSB filed by the Company on August 14, 2007).

10.14+	Form of Subscription Agreement, dated December 19 and 21, 2007, between the Company and the subscribers thereto.

10.15+	Escrow Agreement, dated December 19, 2007, between the Company, Axiom Capital Management, Inc. and HSBC Bank USA, National Association.

10.16+	Pledge and Security Agreement, dated December 19, 2007, between the Company and Axiom Capital Management, Inc.

10.17+	Collateral Agent Agreement, dated December 19, 2007, among Axiom Capital Management, Inc. and the parties thereto.

21.1
Subsidiaries of the Registrant
Advance Homeland Security plc (a UK corporation)
Advance Display Technologies plc (a UK corporation)
Advance Nanotech Limited (a UK corporation)
Advance Nanotech Singapore Pte. Limited (a Singapore corporation)
Owlstone Nanotech, Inc. (a Delaware corporation)
Owlstone Limited (a UK corporation)

23.1	Consent of Mendoza Berger & Company, LLP

23.2+	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

*	Management contract or compensation plan, contract or arrangement.
+	To be filed by amendment.

Item 28. Undertakings.

a.	Advance Nanotech, Inc. hereby undertakes to:

1.	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by section 10(a)(3) of the Securities Act;

ii.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	Include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

b.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned on the 22nd day of January, 2008.

ADVANCE NANOTECH, INC.

By:	/s/ MAGNUS R. E. GITTINS
Magnus R. E. Gittins
Executive Chairman and
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below appoints Magnus R. E. Gittins and Thomas P. Finn, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, state and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and the dates indicated.

/s/ ANTONIO GONCALVES, JR.
Antonio Goncalves, Jr.	Chief Executive Officer	January 22, 2008

/s/ THOMAS P. FINN	Chief Financial Officer
Thomas P. Finn	(Principal Financial Officer and (Principal Accounting Officer)	January 22, 2008

/s/ LEE J. COLE
Lee J. Cole	Director	January 22, 2008

/s/ JOHN ROBERTSON
John Robertson	Director	January 22, 2008

/s/ PETER RUGG
Peter Rugg	Director	January 22, 2008

/s/ VIRGIL E. WENGER
Virgil E. Wenger	Director	January 22, 2008

/s/ DOUGLAS ZORN
Douglas Zorn	Director	January 22, 2008

EXHIBIT INDEX

Exhibit No.	Document Description
2.1
Agreement and Plan of Merger, dated as of May 11, 2006, by and between Advance Nanotech Inc., a Colorado corporation, and Advance Nanotech Inc., a Delaware corporation (incorporated by reference to Exhibit 2.1 to Form 8-K dated June 19, 2006 and filed June 20, 2006).

2.2+	Exchange Agreement, dated December 19, 2007, by and among Bret Bader, Mark Brennan, Paul Boyle, Andrew Koehl, David Ruiz-Alonso and the Company.

2.3+	Agreement, dated December 18, 2007, between the Company, the other vendors party thereto and Bilcare Singapore Pte Limited.

3.1+	Company’s Certificate of Incorporation.

3.2	Company’s Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K dated June 19, 2006 and filed June 20, 2006).

4.1
Forms of Investor Warrant (incorporated by reference to Exhibit 10.7 to Form 8-K dated January 20, 2005 and filed January 26, 2005, and to Exhibit 10.12 to Form 8-K dated February 28, 2005 and filed March 4, 2005).

4.2
Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.8 to Form 8-K dated January 20, 2005 and filed January 26, 2005, and to Exhibit to 10.13 to Form 8-K dated February 28, 2005 and filed March 4, 2005).

4.3
Form of Investor and Placement Agent Warrant Agreement consent letter to amend the exercise price pursuant to the Securities and Purchase Agreement dated as of October 13, 2006 (incorporated by reference to Exhibit 10.22 to Form 10-KSB filed by the Company on March 30, 2007).

4.4+	Form of Common Stock Purchase Warrant.

4.5+	Form of Senior Secured Convertible Note.

5.1+	Opinion of Andrews Kurth LLP

10.1	Loan Management Account Agreement, by and between the Company and Merrill Lynch Bank USA (incorporated by reference to Exhibit 10.1 to Form 10-QSB filed by the Company on November 14, 2007).

10.2
Facility Agreement, dated November 6, 2006, by and between NAB Ventures Limited and Advance Display Technologies plc (incorporated by reference to Exhibit 10.24 to Form 10-QSB filed by the Company on November 14, 2006).

10.3
Amended and Restated Senior Secured Grid Note, dated August 14, 2006, by the Company in favor of Jano Holdings Limited (cancelled) (incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Company on August 16, 2006).

10.4	Security Agreement, dated August 14, 2006, by the Company in favor of Jano Holdings Limited (cancelled) (incorporated by reference to Exhibit 10.3 to Form 8-K filed by the Company on August 16, 2006).

10.5*	2005 Equity Incentive Plan and related agreements (incorporated by reference to Exhibit 10.1 to Form 8-K dated and filed by the Company on December 29, 2005).

Exhibit No.	Document Description
10.6*	Amended and Restated 2005 Equity Incentive Plan and related agreements (incorporated by reference to Exhibit 10.8 to Form 10-QSB filed by the Company on May 15, 2006).

10.7*	Company’s Director Compensation and Confidential Information Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K dated March 6, 2007 and filed by the Company on March 9, 2007).

10.8*
Service Agreement, dated November 13, 2006, by and between Advance Display Technologies plc and Magnus Gittins (incorporated by reference to Exhibit 10.3 to Form 8-K dated November 13, 2006 and filed by the Company on December 1, 2006).

10.9
Facility Agreement, dated March 28, 2007, by and between Conquistador Investments Limited and Advance Homeland Security PLC (incorporated by reference to Exhibit 10.24 to Form 10-KSB filed by the Company on March 30, 2007).

10.10
Debenture, dated March 28, 2007, between Conquistador Investments Limited and Advance Homeland Security PLC (incorporated by reference to Exhibit 10.25 to Form 10-KSB filed by the Company on March 30, 2007).

10.11*
Amended and Restated Employment Agreement, dated August 13, 2007, by and between the Company and Thomas Finn (incorporated by reference to Exhibit 10.26 to Form 10-QSB filed by the Company on August 14, 2007).

10.12*
Amended and Restated Employment Agreement, dated August 13, 2007, by and between the Company and Magnus Gittins (incorporated by reference to Exhibit 10.27 to Form 10-QSB filed by the Company on August 14, 2007).

10.13*
Amended and Restated Employment Agreement dated, August 13, 2007, by and between the Company and Antonio Goncalves, Jr. (incorporated by reference to Exhibit 10.28 to Form 10-QSB filed by the Company on August 14, 2007).

10.14+	Form of Subscription Agreement, dated December 19 and 21, 2007, between the Company and the subscribers thereto.

10.15+	Escrow Agreement, dated December 19, 2007, between the Company, Axiom Capital Management, Inc. and HSBC Bank USA, National Association.

10.16+	Pledge and Security Agreement, dated December 19, 2007, between the Company and Axiom Capital Management, Inc.

10.17+	Collateral Agent Agreement, dated December 19, 2007, among Axiom Capital Management, Inc. and the parties thereto.

21.1
Subsidiaries of the Registrant (direct ownership)
Advance Homeland Security plc (a UK corporation)
Advance Display Technologies plc (a UK corporation)
Advance Nanotech Limited (a UK corporation)
Advance Nanotech Singapore Pte. Limited (a Singapore corporation)
Owlstone Nanotech Inc. (a Delaware corporation)

23.1	Consent of Mendoza Berger & Company, LLP

23.2+	Consent of Andrews Kurth LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page)

*	Management contract or compensation plan, contract or arrangement.
+	To be filed by amendment.